FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-09

Free Writing Prospectus

Structural and Collateral Term Sheet

$771,863,063

(Approximate Initial Pool Balance)

$672,485,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2025-5C7

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Zions Bancorporation, N.A.

Citi Real Estate Funding Inc.

JPMorgan Chase Bank, National Association

UBS AG

BSPRT CMBS Finance, LLC

Goldman Sachs Mortgage Company

Societe Generale Financial Corporation

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5C7

December 1, 2025

Wells Fargo Securities	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	Société Générale	UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC, SG Americas Securities, LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Société Générale is the marketing name for SG Americas Securities, LLC.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C7	Certificate Structure
I.	Certificate Structure
Class	Expected Ratings (Fitch / Morningstar DBRS / S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Offered Certificates
A-1	AAAsf/AAA(sf)/AAA(sf)	$4,228,000	30.000%	(7)	2.44	01/26 – 08/30	18.4%	40.0%
A-2	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	18.4%	40.0%
A-3	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	18.4%	40.0%
X-A	AAAsf/AAA(sf)/AAA(sf)	$540,304,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
X-B	A-sf/AA(high)(sf)/NR	$132,181,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/AA-(sf)	$50,171,000	23.500%	(7)	4.91	11/30 –11/30	16.8%	43.7%
B	AA-sf/AAA(sf)/NR	$45,347,000	17.625%	(7)	4.91	11/30 –11/30	15.6%	47.1%
C	A-sf/AA(sf)/NR	$36,663,000	12.875%	(7)	4.91	11/30 –11/30	14.8%	49.8%
Privately Offered Pooled Certificates
X-D	BBB-sf/A(high)(sf)/NR	$27,602,000(13)(15)	N/A	Variable IO(14)	N/A	N/A	N/A	N/A
D	BBB-sf/A(sf)/NR	$27,602,000(15)	9.299%(15)	(7)	4.94	11/30 – 12/30	14.2%	51.8%
E-RR	BB-sf/BBB(sf)/NR	$24,499,000(15)	6.125%	(7)	4.99	12/30 – 12/30	13.7%	53.6%
F-RR	B-sf/BB(sf)/NR	$13,508,000	4.375%	(7)	4.99	12/30 – 12/30	13.4%	54.6%
G-RR	NR/NR/NR	$33,769,063	0.000%	(7)	4.99	12/30 – 12/30	12.9%	57.1%
Privately Offered Loan-Specific Certificates (Mall at Bay Plaza)(16)
MBP-C	NR/A(low)(sf)/NR	$14,660,000	86.673%	(17)	4.91	11/30 – 11/30	14.4%	37.5%
MBP-X	NR/A(low)(sf)/NR	$14,660,000(18)	N/A	Variable IO(19)	N/A	N/A	N/A	N/A
MBP-D	NR/BBB(low)(sf)/NR	$27,090,000	62.045%	(17)	4.91	11/30 – 11/30	12.5%	43.0%
MBP-E	NR/BB(low)(sf)/NR	$27,530,000	37.018%	(17)	4.91	11/30 – 11/30	11.1%	48.6%
MBP-F	NR/B(low)(sf)/NR	$28,940,000	10.709%	(17)	4.91	11/30 – 11/30	9.9%	54.5%
MBP-G	NR/NR/NR	$5,180,000	6.000%	(17)	4.91	11/30 – 11/30	9.7%	55.5%
MBP-HRR	NR/NR/NR	$6,600,000	0.000%	(17)	4.91	11/30 – 11/30	9.5%	56.9%
Privately Offered Loan-Specific Certificates (Crossgates Mall)(16)
CG-A	NR/BB(low)(sf)/NR	$11,750,000	82.721%	(17)	4.99	12/30 – 12/30	22.6%	41.0%
CG-X	NR/NR/NR	$64,600,000(18)	N/A	Variable IO(19)	N/A	N/A	N/A	N/A
CG-B	NR/B(low)(sf)/NR	$15,750,000	59.559%	(17)	4.99	12/30 – 12/30	20.0%	46.5%
CG-C	NR/NR/NR	$21,550,000	27.868%	(17)	4.99	12/30 – 12/30	17.2%	54.1%
CG-D	NR/NR/NR	$15,550,000	5.000%	(17)	4.99	12/30 – 12/30	15.6%	59.5%
CG-HRR	NR/NR/NR	$3,400,000	0.000%	(17)	4.99	12/30 – 12/30	15.3%	60.7%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. dba Morningstar DBRS (“Morningstar DBRS”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated December 1, 2025 (the “Preliminary Prospectus”). Fitch, Morningstar DBRS and S&P have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates (collectively referred to herein as “pooled Class X certificates”), the Class MBP-X and Class CG-X certificates (collectively referred to herein as “loan-specific class X certificates” and, together with the pooled Class X certificates, the “Class X certificates”) may vary depending upon the final pricing of the classes of Pooled Principal Balance Certificates (as defined below) or Loan-Specific Principal Balance Certificates (as defined below), as applicable, whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization or the securitization related to the applicable Classes of Loan-Specific Certificates.
(3)	The Approximate Initial Credit Support with respect to the Classes A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the pooled certificates do not include the subordination provided by the Mall at Bay Plaza subordinate companion loan (the “Mall at Bay Plaza trust subordinate companion loan”) to the Mall at Bay Plaza mortgage loan and the Crossgates Mall subordinate companion loan (the “Crossgates Mall trust subordinate companion loan”, together with the Mall at Bay Plaza trust subordinate companion loan, collectively, the “trust subordinate companion loans”) to the Crossgates Mall mortgage loan. The Class MBP-C, Class MBP-X, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G and Class MBP-HRR Certificates (collectively, the “Mall at Bay Plaza Loan-Specific Certificates”) and the Class CG-A, Class CG-X, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR Certificates (collectively, the “Crossgates Mall Loan-Specific Certificates” and, together with the Mall at Bay Plaza Loan-Specific Certificates, the “Loan-Specific
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C7	Certificate Structure
Certificates”) will not provide credit support to any class of pooled certificates except to the extent of the subordination of the Mall at Bay Plaza trust subordinate companion loan to the Mall at Bay Plaza mortgage loan and the Crossgates Mall trust subordinate companion loan to the Crossgates Mall mortgage loan.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal U/W NOI Debt Yield for each Class of Pooled Principal Balance Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Pooled Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Pooled Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Pooled Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2 and A-3 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan. The Certificate Principal U/W NOI Debt Yield for each Class of Loan-Specific Principal Balance Certificates is calculated as the product of (a) the U/W NOI Debt Yield for the related whole loan, and (b) a fraction, the numerator of which is the sum of (1) the aggregate principal balance of all senior mortgage loans in such whole loan and (2) the total initial Certificate Balance of all of the Classes of Loan-Specific Principal Balance Certificates backed by such whole loan, and the denominator of which is the sum of (1) the aggregate principal balance of all senior mortgage loans in such whole loan and (2) the total initial Certificate Balance for such Class of Certificates and all Classes of Loan-Specific Principal Balance Certificates backed by the same whole loan that are senior to such Class of Certificates.
(6)	The Certificate Principal to Value Ratio for each Class of Pooled Principal Balance Certificates (other than the Classes A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Pooled Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Pooled Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan. The Certificate Principal to Value Ratio for each Class of Loan-Specific Principal Balance Certificates is calculated as the product of (a) the Cut-off Date LTV Ratio for the related whole loan and (b) a fraction, the numerator of which is the sum of (1) the aggregate principal balance of all senior mortgage loans in such whole loan and (2) the total initial Certificate Balance for such Class of Certificates and all Classes of Loan-Specific Principal Balance Certificates backed by the same whole loan that are senior to such Class of Certificates and the denominator of which is the sum of (1) the aggregate principal balance of all senior mortgage loans in such whole loan and (2) the total initial Certificate Principal Balance of all Classes of Loan-Specific Principal Balance Certificates based by the same whole loan.
(7)	The pass-through rates for the Classes A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR and G-RR Certificates (collectively, the “Pooled Principal Balance Certificates” and, together with the Loan-Specific Principal Balance Certificates, the “Principal Balance Certificates”) for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The exact initial Certificate Balances of the Classes A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Classes A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Classes A-2 and A-3 Certificates is expected to be approximately $536,076,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates is issued with the maximum certificate balance (i.e., with an initial Certificate Balance of $536,076,000), the Class A-2 Certificates will not be issued.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $150,000,000	N/A – 4.81	N/A / 08/30 – 10/30
Class A-3	$386,076,000 - $536,076,000	4.86 – 4.88	08/30 – 11/30 / 10/30 – 11/30

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Classes A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Classes A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Classes A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)

The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The initial Certificate Balance of each of the Class D and E-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The initial Certificate Balance of the Class D Certificates is expected to fall within a range of $26,537,000 to $28,798,000, and the initial Certificate Balance of the Class E-RR Certificates is expected to fall within a range of $23,303,000 to $25,564,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class E-RR, F-RR and G-RR Certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the Classes of Certificates (other than the Class R Certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class D Certificates would affect the initial notional amount of the Class X-D certificates. Additionally, the Approximate Initial Credit Support for the Class D Certificates will range between approximately 9.144% and 9.437%.
(16)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.
(17)	The pass-through rates for the Class MBP-C, MBP-D, MBP-E, MBP-F, MBP-G and MBP-HRR Certificates (collectively, the “Mall at Bay Plaza Loan-Specific Principal Balance Certificates”) and the Class CG-A, CG-B, CG-C, CG-D and CG-HRR Certificates (collectively, the “Crossgates Mall Loan-Specific Principal Balance Certificates” and, together with the Mall at Bay Plaza Loan-Specific Principal Balance Certificates, the “Loan-Specific Principal Balance Certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the net mortgage rate on the related trust subordinate companion loan for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage rate on the related trust subordinate companion loan for the related distribution
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Wells Fargo Commercial Mortgage Trust 2025-5C7	Certificate Structure
date, or (iv) a variable rate per annum equal to the net mortgage rate on the related trust subordinate companion loan for the related distribution date minus a specified percentage. For purposes of the calculation of the net mortgage interest rate on each of the trust subordinate companion loans for each distribution date, each trust subordinate companion loan interest rate will be adjusted as necessary to a 30/360 basis.
(18)	The Loan-Specific Class X Certificates are notional amount certificates. The Notional Amount of the Class MBP-X Certificates will be equal to the Certificate Balance of the Class MBP-C Certificates outstanding from time to time. The notional amount of the Class CG-X Certificates will be equal to the aggregate certificate balance of the Class CG-A, CG-B, CG-C and CG-D Certificates outstanding from time to time. The Loan-Specific Class X Certificates will not be entitled to distributions of principal.
(19)	The pass-through rate for the Class MBP-X Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the net mortgage interest rate on the Mall at Bay Plaza trust subordinate companion loan for the related distribution date, over (b) the pass-through rate on the Class MBP-C Certificates for the related distribution date. The pass-through rate for the Class CG-X Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the net mortgage interest rate on the Crossgates Mall trust subordinate companion loan for the related distribution date, over (b) the weighted average of the pass through rates on the Class CG-A, CG-B, CG-C and Class CG-D Certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the net mortgage interest rate on each of the trust subordinate companion loans for each distribution date, each trust subordinate companion loan interest rate will be adjusted as necessary to a 30/360 basis.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Wells Fargo Commercial Mortgage Trust 2025-5C7	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	5	27	$196,772,534	25.5%
Zions Bancorporation, N.A.	3	7	122,600,000	15.9%
Citi Real Estate Funding Inc.	6	12	115,460,000	15.0%
JPMorgan Chase Bank, National Association	3	3	103,030,529	13.3%
UBS AG	2	208	85,000,000	11.0%
BSPRT CMBS Finance, LLC	1	1	60,000,000	7.8%
Goldman Sachs Mortgage Company	2	2	43,000,000	5.6%
Societe Generale Financial Corporation	2	4	26,000,000	3.4%
UBS AG / Wells Fargo Bank, National Association	1	1	20,000,000	2.6%
Total	25	265	$771,863,063	100.0%

Loan Pool:

Initial Pool Balance:	$771,863,063
Number of Mortgage Loans:	25
Average Cut-off Date Balance per Mortgage Loan:	$30,874,523
Number of Mortgaged Properties:	265
Average Cut-off Date Balance per Mortgaged Property(1):	$2,912,691
Weighted Average Interest Rate:	6.5698%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	69.2%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	358
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.79x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	57.1%
Weighted Average Balloon Loan-to-Value Ratio(1):	56.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	20.1%
% of Mortgage Loans with Single Tenants(3):	11.7%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Wells Fargo Commercial Mortgage Trust 2025-5C7	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 10.4% of the mortgage pool (3 mortgage loans) has scheduled amortization, as follows:

10.4% (3 mortgage loans) require amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 89.6% of the mortgage pool (22 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 57.0% and 1.81x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 49.7% of the mortgage pool (11 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	74.1% of the pool
Insurance:	37.9% of the pool
Capital Replacements:	80.6% of the pool
TI/LC:	57.3% of the pool	(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

56.1% of the mortgage pool (17 mortgage loans) features a lockout period, then defeasance only until an open period;

36.2% of the mortgage pool (7 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

7.8% of the mortgage pool (1 mortgage loan) features greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Wells Fargo Commercial Mortgage Trust 2025-5C7	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$672,485,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:

Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPMCB”), Citi Real Estate Funding Inc. (“CREFI”), Goldman Sachs Mortgage Company (“GSMC”), UBS AG New York Branch (“UBS AG”), BSPRT CMBS Finance, LLC (“BSPRT”), Societe Generale Financial Corporation (“SGFC”) and Zions Bancorporation, N.A. (“ZBNA”)

Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, SG Americas Securities, LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., DBRS, Inc. dba Morningstar DBRS and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicers:	CWCapital Asset Management LLC (other than with respect to the Mall at Bay Plaza Whole Loan and the Crossgates Mall Whole Loan), KeyBank National Association (with respect to the Mall at Bay Plaza Whole Loan) and Midland Loan Services, a Division of PNC Bank, National Association (with respect to the Crossgates Mall Whole Loan)
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
U.S. Credit Risk Retention:

For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third-party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E-RR, F-RR and G-RR Certificates (the “pooled horizontal risk retention certificates”). BIG Real Estate Fund III, L.P. (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause BIG 2025-5C7, LLC, its “majority-owned affiliate” to retain) the pooled horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, BIG Real Estate Fund III, L.P. and BIG 2025-5C7, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Securitization Rules and UK Securitization Rules:

No transaction party, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402 and related technical standards (collectively the “EU Securitization Rules”), or (ii) the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (collectively the “UK Securitization Rules”). In particular, no such person undertakes to take any action, or refrain from taking any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—Other Risks Relating to the Certificates— EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.

Initial Controlling Class Certificateholder:	BIG Real Estate Fund III, L.P. (or its affiliate)
Cut-off Date:	The Cut-off Date with respect to each mortgage loan and trust subordinate companion loan is the due date for the monthly debt service payment that is due in December 2025 (or, in the
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Wells Fargo Commercial Mortgage Trust 2025-5C7	Issue Characteristics
case of any mortgage loan or trust subordinate companion loan that has its first due date after December 2025, the date that would have been its due date in December 2025 under the terms of that mortgage loan or trust subordinate companion loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about December 18, 2025.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2026.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2026.
Rated Final Distribution Date:	The Distribution Date in December 2058.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Wells Fargo Commercial Mortgage Trust 2025-5C7	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF or Units or Rooms	Cut-off Date Balance Per SF or Unit or Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
JPMCB	Mall at Bay Plaza	The Bronx	NY	1 / 1	$70,000,000	9.1%	Retail	695,857	$244	34.5%	34.5%	2.29x	15.6%
ZBNA	Liberty Square Apartments	Philadelphia	PA	1 / 1	69,950,000	9.1%	Multifamily	199	351,508	67.9%	67.9%	1.26x	8.3%
BSPRT	City Square White Plains	White Plains	NY	1 / 1	60,000,000	7.8%	Mixed Use	621,070	227	59.9%	59.9%	1.33x	10.2%
WFB	Capital Storage Portfolio	Various	Various	1 / 22	60,000,000	7.8%	Self Storage	1,710,607	82	62.7%	62.7%	1.39x	8.3%
WFB	Empire Mall	Sioux Falls	SD	1 / 1	60,000,000	7.8%	Retail	1,024,394	117	59.4%	59.4%	2.24x	16.5%
WFB	Hilton Daytona Beach Oceanfront Resort	Daytona Beach	FL	1 / 1	58,183,493	7.5%	Hospitality	744	111,719	54.0%	51.1%	1.68x	15.5%
UBS AG	Walgreens Retail Portfolio	Various	Various	1 / 207	50,000,000	6.5%	Retail	2,891,073	108	31.6%	31.6%	3.34x	20.8%
ZBNA	South Brooklyn Multifamily Portfolio	Brooklyn	NY	1 / 5	46,150,000	6.0%	Multifamily	384	120,182	72.8%	72.8%	1.39x	8.9%
UBS AG	Crossgates Mall	Albany	NY	1 / 1	35,000,000	4.5%	Retail	1,504,884	70	36.8%	36.8%	2.68x	25.2%
CREFI	Cedarbrook & Oak Lane Apartments	Baton Rouge	LA	1 / 2	25,000,000	3.2%	Multifamily	411	60,827	59.4%	59.4%	1.93x	12.9%
Top Three Total/Weighted Average				3 / 3	$199,950,000	25.9%				53.8%	53.8%	1.64x	11.4%
Top Five Total/Weighted Average				5 / 26	$319,950,000	41.5%				56.5%	56.5%	1.71x	11.8%
Top Ten Total/Weighted Average				10 / 242	$534,283,493	69.2%				54.2%	53.8%	1.90x	13.7%
Non-Top Ten Total/Weighted Average				15 / 23	$237,579,570	30.8%				63.8%	63.4%	1.55x	10.9%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Wells Fargo Commercial Mortgage Trust 2025-5C7	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in WFCM 2025-5C7	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined U/W NCF DCSR(2)	Combined U/W NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Mall at Bay Plaza	JPMCB	$70,000,000	$100,000,000	$170,000,000	WFCM 2025-5C7 (B-Note)	Midland	KeyBank	BANK5 2025-5YR18	2.29x	15.6%	34.5%
3	City Square White Plains	BSPRT	$60,000,000	$81,000,000	$141,000,000	BBCMS 2025-5C38	Trimont	Rialto Capital Advisors, LLC	BBCMS 2025-5C38	1.33x	10.2%	59.9%
4	Capital Storage Portfolio	WFB	$60,000,000	$80,000,000	$140,000,000	WFCM 2025-5C7	Midland	CWCapital Asset Management	BANK5 2025-5YR18	1.39x	8.3%	62.7%
5	Empire Mall	WFB	$60,000,000	$60,000,000	$120,000,000	WFCM 2025-5C7	Midland	CWCapital Asset Management	Future Securitization(s)	2.24x	16.5%	59.4%
6	Hilton Daytona Beach Oceanfront Resort	WFB	$58,183,493	$24,935,783	$83,119,276	WFCM 2025-5C7	Midland	CWCapital Asset Management	Future Securitization(s)	1.68x	15.5%	54.0%
7	Walgreens Retail Portfolio	UBS AG	$50,000,000	$261,500,000	$311,500,000	SYCA 2025-WAG	Trimont	Situs Holdings, LLC	SYCA 2025-WAG Future Securitization(s)	3.34x	20.8%	31.6%
9	Crossgates Mall	UBS AG	$35,000,000	$70,000,000	$105,000,000	WFCM 2025-5C7 (B-Note)	Midland	CWCapital Asset Management	Future Securitization(s)	2.68x	25.2%	36.8%
12	Central Arts Plaza	GSMC	$23,000,000	$40,000,000	$63,000,000	BBCMS 2025-5C38	Trimont	Rialto Capital Advisors LLC	BBCMS 2025-5C38	1.74x	13.4%	66.7%
15	80 International Drive	UBS AG/WFB	$20,000,000	$50,000,000	$70,000,000	WFCM 2025-5C6	Midland	Rialto	WFCM 2025-5C6	1.52x	10.7%	58.9%
16	CFS Industrial HQ	GSMC	$20,000,000	$32,800,000	$52,800,000	Future Securitization(s)	Servicing Shift	Future Securitization(s)	Future Securitization(s)	1.57x	11.1%	70.5%
21	Dunbar Apartments	SGFC	$11,000,000	$89,000,000	$100,000,000	BBCMS 2025-5C37	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	BBCMS 2025-5C37: $74,000,000 Future Securitization(s): $15,000,000	1.29x	9.0%	55.2%
22	Marriott Melville	JPMCB	$10,990,529	$59,948,341	$70,938,870	BANK5 2025-5YR18	Trimont	K-Star Asset Management	BANK5 2025-5YR18	1.80x	15.9%	68.5%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Wells Fargo Commercial Mortgage Trust 2025-5C7	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)(3)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)(3)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)(3)
1	JPMCB	Mall at Bay Plaza	$70,000,000	9.1%	$110,000,000	NAP	6.5500%	2.29x	1.42x	15.6%	9.5%	34.5%	56.9%
7	UBS AG	Walgreens Retail Portfolio	$50,000,000	6.5%	$178,500,000	NAP	7.1403%	3.34x	1.73x	20.8%	13.2%	31.6%	49.7%
9	UBS AG	Crossgates Mall	$35,000,000	4.5%	$68,000,000	$20,000,000	11.6295%	2.68x	1.07x	25.2%	13.7%	36.8%	67.7%
Total/Weighted Average			$155,000,000	20.1%	$356,500,000	$20,000,000	7.8874%	2.72x	1.44x	19.4%	11.6%	34.1%	57.0%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.
(3)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio, and debt yield calculations include the related pari passu companion loans, subordinate companion loans, and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Wells Fargo Commercial Mortgage Trust 2025-5C7	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
3.000	BSPRT	City Square White Plains	White Plains	NY	Mixed Use	$60,000,000	7.8%	BSPDF 2025-FL2
5.000	WFB	Empire Mall	Sioux Falls	SD	Retail	60,000,000	7.8%	CGCMT 2016-P3, CFCRE 2016-C3 and WFCM 2015-P2
11.005	CREFI	The Grove	East Orange	NJ	Multifamily	2,150,000	0.3%	FRESB 2018-SB46
14.000	JPMCB	324 South Service Road	Melville	NY	Office	22,040,000	2.9%	CSAIL 2015-C4
22.000	JPMCB	Marriott Melville	Melville	NY	Hospitality	10,990,529	1.4%	WFCM 2016-C32
23.001	WFB	ClimaStora 6	Baton Rouge	LA	Self Storage	7,482,538	1.0%	WFCM 2015-P2
23.002	WFB	ClimaStora 7	Baton Rouge	LA	Self Storage	3,506,503	0.5%	WFCM 2015-P2
	Total					$166,169,570	21.5%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Wells Fargo Commercial Mortgage Trust 2025-5C7	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Multifamily	22	$250,400,000	32.4%	65.9%	65.9%	1.41x	9.2%	9.0%	6.3177%
Mid Rise	15	205,775,000	26.7	66.5	66.5	1.33	8.6	8.4	6.2968
Garden	5	40,000,000	5.2	63.2	63.2	1.87	12.6	12.1	6.4005
Low Rise	2	4,625,000	0.6	64.4	64.4	1.34	9.1	8.8	6.5300
Retail	210	215,000,000	27.9	41.1	41.1	2.58	18.6	17.7	6.7975
Super Regional Mall	3	165,000,000	21.4	44.0	44.0	2.35	18.0	17.1	7.0940
Single Tenant	207	50,000,000	6.5	31.6	31.6	3.34	20.8	19.7	5.8192
Hospitality	3	75,674,022	9.8	56.2	53.4	1.75	15.8	13.4	6.6883
Full Service	2	69,174,022	9.0	56.3	53.3	1.70	15.6	13.2	6.6768
Limited Service	1	6,500,000	0.8	55.1	55.1	2.33	17.8	16.1	6.8100
Self Storage	24	70,989,041	9.2	63.6	63.0	1.39	8.6	8.5	5.8371
Self Storage	24	70,989,041	9.2	63.6	63.0	1.39	8.6	8.5	5.8371
Mixed Use	1	60,000,000	7.8	59.9	59.9	1.33	10.2	9.7	7.2500
Multifamily/Office	1	60,000,000	7.8	59.9	59.9	1.33	10.2	9.7	7.2500
Industrial	3	54,760,000	7.1	65.9	65.9	1.53	10.8	10.3	6.6493
Warehouse/Distribution	1	20,000,000	2.6	58.9	58.9	1.52	10.7	10.1	6.5520
Manufacturing	1	20,000,000	2.6	70.5	70.5	1.57	11.1	10.7	6.7460
Manufacturing/Warehouse	1	14,760,000	1.9	69.3	69.3	1.50	10.4	10.1	6.6500
Office	2	45,040,000	5.8	61.6	61.6	1.77	13.4	12.3	6.8377
Suburban	2	45,040,000	5.8	61.6	61.6	1.77	13.4	12.3	6.8377
Total/Weighted Average	265	$771,863,063	100%	57.1%	56.8%	1.79x	12.9%	12.2%	6.5698%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Wells Fargo Commercial Mortgage Trust 2025-5C7	Characteristics of the Mortgage Pool
F.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	24	$310,412,162	40.2%	53.5%	53.4%	1.78	x	13.1%	12.6%	6.8437%
Florida	32	77,987,391	10.1	53.2	51.0	1.79		14.9	12.9	6.4470
Pennsylvania	5	70,843,878	9.2	67.4	67.4	1.29		8.5	8.2	6.3779
South Dakota	1	60,000,000	7.8	59.4	59.4	2.24		16.5	15.3	6.7160
Texas	23	40,152,694	5.2	60.8	60.8	1.51		9.1	8.9	5.8087
Other(2)	180	212,466,939	27.5	59.1	58.9	1.91		12.9	12.3	6.3813
Total/Weighted Average	265	$771,863,063	100.0%	57.1%	56.8%	1.79	x	12.9%	12.2%	6.5698%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 38 other states and Puerto Rico.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Wells Fargo Commercial Mortgage Trust 2025-5C7	Characteristics of the Mortgage Pool
G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6,500,000 - 8,000,000	2	$14,100,000	1.8%
8,000,001 - 11,000,000	3	32,979,570	4.3
11,000,001 - 15,000,000	3	42,260,000	5.5
15,000,001 - 20,000,000	3	57,500,000	7.4
20,000,001 - 25,000,000	5	115,740,000	15.0
25,000,001 - 50,000,000	3	131,150,000	17.0
50,000,001 - 60,000,000	4	238,183,493	30.9
60,000,001 - 70,000,000	2	139,950,000	18.1
Total:	25	$771,863,063	100.0%
Average:		$30,874,523
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.26 - 1.30	2	$92,450,000	12.0%
1.31 - 1.40	5	114,300,000	14.8
1.41 - 1.50	3	117,139,041	15.2
1.51 - 2.00	9	215,483,493	27.9
2.01 - 3.52	6	232,490,529	30.1
Total:	25	$771,863,063	100.0%
Weighted Average:		1.89x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.9 - 9.0	7	$229,700,000	29.8%
9.1 - 10.0	2	40,700,000	5.3
10.1 - 11.0	4	105,749,041	13.7
11.1 - 12.0	2	35,000,000	4.5
12.1 - 25.2	10	360,714,022	46.7
Total:	25	$771,863,063	100.0%
Weighted Average:		12.9%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	20	$582,769,570	75.5%
Acquisition	3	92,943,493	12.0
Recapitalization	1	50,000,000	6.5
Refinance/Acquisition	1	46,150,000	6.0
Total:	25	$771,863,063	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.8080 - 6.0000	4	$133,489,041	17.3%
6.0001 - 6.2500	3	86,150,000	11.2
6.2501 - 6.5000	4	117,550,000	15.2
6.5001 - 6.7500	9	300,134,022	38.9
6.7501 - 7.0000	3	39,540,000	5.1
7.0001 - 8.5000	2	95,000,000	12.3
Total:	25	$771,863,063	100.0%
Weighted Average:		6.5698%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.25 - 1.30	4	$111,050,000	14.4%
1.31 - 1.40	5	201,850,000	26.2
1.41 - 1.50	2	25,749,041	3.3
1.51 - 2.00	9	211,714,022	27.4
2.01 - 3.34	5	221,500,000	28.7
Total:	25	$771,863,063	100.0%
Weighted Average:		1.79x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.8 - 9.0	8	$252,900,000	32.8%
9.1 - 10.0	2	77,500,000	10.0
10.1 - 11.0	4	65,749,041	8.5
11.1 - 15.0	6	154,214,022	20.0
15.1 - 23.1	5	221,500,000	28.7
Total:	25	$771,863,063	100.0%
Weighted Average:		12.2%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Wells Fargo Commercial Mortgage Trust 2025-5C7	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	25	$771,863,063	100.0%
Total:	25	$771,863,063	100.0%
Weighted Average:		60 Months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
56 - 60	25	$771,863,063	100.0%
Total:	25	$771,863,063	100.0%
Weighted Average:		59 Months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	22	$691,700,000	89.6%
360	3	80,163,063	10.4
Total:	25	$771,863,063	100.0%
Weighted Average(3):		360 Months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	22	$691,700,000	89.6%
358 - 359	3	80,163,063	10.4
Total:	25	$771,863,063	100.0%
Weighted Average(3):		358 Months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	10	$348,974,022	45.2%
Springing	12	316,889,041	41.1
Soft (Residential); Hard (Commercial) / Springing Cash Management	2	71,000,000	9.2
Hard / In Place Cash Management	1	35,000,000	4.5
Total:	25	$771,863,063	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	17	$432,673,063	56.1%
Lockout / GRTR 1% or YM / Open	7	279,190,000	36.2
GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	1	60,000,000	7.8
Total:	25	$771,863,063	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
31.6 - 40.0	3	$155,000,000	20.1%
40.1 - 55.0	1	58,183,493	7.5
55.1 - 60.0	8	222,040,000	28.8
60.1 - 65.0	3	95,700,000	12.4
65.1 - 72.8	10	240,939,570	31.2
Total:	25	$771,863,063	100.0%
Weighted Average:		57.1%
BALLOON or ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
31.6 - 40.0	3	$155,000,000	20.1%
40.1 - 55.0	1	58,183,493	7.5
55.1 - 60.0	8	222,040,000	28.8
60.1 - 65.0	5	117,679,570	15.2
65.1 - 72.8	8	218,960,000	28.4
Total:	25	$771,863,063	100.0%
Weighted Average:		56.8%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	22	$691,700,000	89.6%
Amortizing Balloon	3	80,163,063	10.4
Total:	25	$771,863,063	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	4	$83,300,000	10.8%
1	14	399,379,570	51.7
2	6	278,183,493	36.0
4	1	11,000,000	1.4
Total:	25	$771,863,063	100.0%
Weighted Average:		1 Month

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions
V.	Certain Terms and Conditions
Interest Entitlements:

The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

No class of pooled certificates will be entitled to distributions from amounts paid or advanced on and allocable to the trust subordinate companion loans. The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advances on and allocated to the respective trust subordinate companion loan in accordance with the intercreditor agreement relating to the respective whole loan (the Mall at Bay Plaza whole loan or the Crossgates Mall whole loan).

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicers or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Pooled Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Pooled Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Pooled Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Pooled Certificates in ascending order (beginning with the Privately Offered Pooled Certificates, other than the Class X-D and R Certificates) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B and X-D Certificates, and, therefore, the amount of interest they accrue.

(1)	The Class X-A, X-B and X-D Certificates are interest-only certificates.
(2)	The Class X-D Certificates are not offered by this Term Sheet.
(3)	Other than the Class X-D and R Certificates.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Classes A-1, A-2, A-3, X-A, X-B and X-D Certificates: To interest on the Classes A-1, A-2, A-3, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.

2.               Class A-1, A-2 and A-3 Certificates: To principal on the Class A-1, A-2 and A-3 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (iii) third, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Pooled Principal Balance Certificates, other than the Class A-1, A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2 and A-3 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.               Class A-1, A-2 and A-3 Certificates: To reimburse the holders of the Class A-1, A-2 and A-3 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.               Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-3 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.               Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.               Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.               After the Class A-1, A-2, A-3, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR and G-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

No class of Pooled Certificates will be entitled to distribution paid or advanced on and allocable to either trust subordinate companion loan. The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advances on and allocated to the applicable trust subordinate companion loan in accordance with the intercreditor agreement relating to the Mall at Bay Plaza Whole Loan and the Crossgates Mall Whole Loan, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions
Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(1)          to each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR and G-RR Certificates,

(2)          to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-3 Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR and G-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2 and A-3 Certificates as described above;

(3)          to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR and G-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, B and C Certificates as described above; and

(4)          to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above;

provided, however, that after the Notional Amounts of the Class X-A, X-B and X-D Certificates and the Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class E-RR, F-RR and G-RR Certificates as provided in the WFCM 2025-5C7 pooling and servicing agreement.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR and G-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class G-RR Certificates; second, to the Class F-RR Certificates; third, to the Class E-RR Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 or A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions

if any, by which (i) the stated principal balance of the individual trust subordinate companion loan , including any successor REO loan, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the applicable Classes of Loan-Specific Principal Balance Certificates after giving effect to distributions of principal on that distribution date.

P&I Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans or trust subordinate companion loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans or trust subordinate companion loans with delinquent balloon payments (including any trust subordinate companion loan but excluding any other related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan or trust subordinate companion loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan or trust subordinate companion loan, the interest portion of any P&I advance for such mortgage loan or trust subordinate companion loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Pooled Certificates will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

No Special Servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

None of the Master Servicer, the Special Servicers or the Trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the Trust Subordinate Companion Loans.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan or trust subordinate companion loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or serviced whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan or serviced whole loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan or trust subordinate companion loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan or any trust subordinate companion loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan or trust subordinate companion loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan or trust subordinate companion loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the Directing Certificateholder.

As a result of calculating an Appraisal Reduction Amount that is allocated to any trust subordinate companion loan, the amount of any required debt service advances with respect to such trust subordinate companion loan will be reduced, which will have the effect of reducing the amount of interest available to the applicable Classes of Loan-Specific Certificates then-outstanding in reverse sequential order of payment priority. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent allocable to the Mall at Bay Plaza subordinate companion loan or to the Crossgates Mall subordinate companion loan) will be (i) taken into account in determining the identity of the loan-specific Controlling Class and the allocation and/or exercise of voting rights for certain purposes and (ii) allocated to the Loan-Specific Certificates to notionally reduce their certificate balance until the certificate balance thereof is notionally reduced to zero.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans and trust subordinate companion loans is less than 1.0% of the principal balance of the mortgage loans and trust subordinate companion loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans and trust subordinate companion loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan or trust subordinate companion loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans, trust subordinate companion loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan, trust subordinate companion loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class E-RR, F-RR and G-RR Certificates.
Directing Certificateholder/ Controlling Class:

A Directing Certificateholder with respect to the mortgage loans (other than any excluded loan as to such party) may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

The “Directing Certificateholder” will be, (i) with respect to each Mortgage Loan (other than any Excluded Loan as to such party, the Mall at Bay Plaza Mortgage Loan and the Crossgates Mall Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance pursuant to terms of the WFCM 2025-5C7 pooling and servicing agreement, (ii) with respect to the Mall at Bay Plaza Whole Loan, the MBP Directing Holder (as defined below), and (iii) with respect to the Crossgates Mall Whole Loan, the CG Directing Holder (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions

The “MBP Directing Holder” will be (i) prior to a control appraisal period with respect to the Mall at Bay Plaza trust subordinate companion loan, the representative appointed by 50% or more of the holders of the MBP Controlling Class (which will initially be Blue Owl Real Estate Debt Advisors LLC, an affiliate of the purchaser of the Class MBP-HRR certificates), and (ii) following a control appraisal period with respect to the Mall at Bay Plaza trust subordinate companion loan, the Directing Certificateholder with respect to the mortgage loans.

The “MBP Controlling Class” will be, as of any time of determination, the most subordinate class of MBP Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (solely as such Cumulative Appraisal Reduction Amounts relate to the Mall at Bay Plaza Trust Subordinate Companion Loan) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The MBP Controlling Class as of the Closing Date will be the Class MBP-HRR Certificates.

The “MBP Control Eligible Certificates” will be the Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G and Class MBP-HRR Certificates.

The “CG Directing Holder” will be (i) prior to a control appraisal period with respect to the Crossgates Mall trust subordinate companion loan, the representative appointed by 50% or more of the holders of the CG Controlling Class (which will initially be Waterfall Asset Management, LLC, an affiliate of the purchaser of the Class CG-HRR certificates), and (ii) following a control appraisal period with respect to the Crossgates Mall trust subordinate companion loan, (x) prior to the securitization of the related control note, UBS AG and (y) following the securitization of the related the “directing certificateholder” (or analogous term) with respect to the related controlling companion loan.

The “CG Controlling Class” will be, as of any time of determination, the most subordinate class of CG Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (solely as such Cumulative Appraisal Reduction Amounts relate to the related Trust Subordinate Companion Loan) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The CG Controlling Class as of the Closing Date will be the Class CG-HRR Certificates.

The “CG Control Eligible Certificates” will be the Class CG-A, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR Certificates.

Control and Consultation/ Replacement of a Special Servicer by Directing Certificateholder:

The rights of various parties to replace a Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided that no Control Termination Event may occur with respect to the Crossgates Mall Servicing Shift Directing Holder, and the term “Control Termination Event” will not be applicable to the Crossgates Mall Servicing Shift Directing Holder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Control Termination Event as described above may only occur with respect to (i) the Mall at Bay Plaza whole loan if a control appraisal period exists pursuant to the related intercreditor agreement and (ii) the Crossgates Mall whole loan if a control appraisal period exists pursuant to the related intercreditor agreement.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that no Consultation Termination Event may occur with respect to the Crossgates Mall Servicing Shift Directing Holder, and the term “Consultation Termination Event” will not be applicable to the Crossgates Mall Servicing Shift Directing Holder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Consultation Termination Event as described above may only occur with respect to (i) the Mall at Bay Plaza whole loan if a control appraisal period exists pursuant to the related intercreditor agreement and (ii) the Crossgates Mall whole loan if a control appraisal period exists pursuant to the related intercreditor agreement.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the Directing Certificateholder (i) the Directing Certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the Directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions

Certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Morningstar DBRS and S&P (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Directing Certificateholder (other than with respect to Excluded Loans as to such party) in connection with asset status reports and material special servicing actions.

If an Operating Advisor Consultation Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no Directing Certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan (other than the Crossgates Mall Whole Loan for so long as a related control appraisal period is continuing), the rights of the Directing Certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the Directing Certificateholder, if any, in this transaction described above.

With respect to the Crossgates Mall Whole Loan, prior to the date of the securitization of the related control note (such date, the “Servicing Shift Securitization Date”) and only for so long as a related control appraisal period is continuing, UBS AG, as “directing holder” will have certain rights regarding servicing of the Crossgates Mall Whole Loan, including the right to approve or disapprove various material servicing actions involving the related whole loan that would otherwise be held by the Directing Certificateholder with respect to the other Mortgage Loans. With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The prior sentence will apply to the Crossgates Mall Whole Loan only following the related Servicing Shift Securitization Date and only for so long as a control appraisal period with respect to the Crossgates Mall Whole Loan is continuing. The Directing Certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan or trust subordinate companion loan, the controlling class certificateholder (or controlling class certificateholder related to such trust subordinate companion loan) or the Directing Certificateholder is a Borrower Party, the controlling class certificateholder and the Directing Certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-5C7 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan or trust subordinate companion loan, a controlling class certificateholder (or controlling class certificateholder related to such trust subordinate companion loan) is a Borrower Party, such controlling class certificateholder will have no right to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions

receive asset status reports or such other information as may be specified in the WFCM 2025-5C7 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, a Special Servicer (other than with respect to the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan for so long as no control appraisal period under the related intercreditor agreement is continuing) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of a Special Servicer without cause must cause Fitch, KBRA and S&P to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, a Special Servicer may be replaced by the applicable Directing Certificateholder, subject to Fitch, KBRA and S&P (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) a Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of such Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of such Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace a Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Principal Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

In the event the holders of Pooled Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace a Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace such Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan or trust subordinate companion loan, the applicable Special Servicer is a Borrower Party, such Special Servicer will be required to resign as special servicer of such mortgage loan or trust subordinate companion loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the applicable Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The applicable Special
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions
Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2025-5C7 pooling and servicing agreement will authorize the applicable Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the Directing Certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2025-5C7 pooling and servicing agreement, the applicable Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The Directing Certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of each Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the Operating Advisor will be responsible for, with respect to each Special Servicer:

●                 reviewing the actions of the Special Servicer with respect to any specially serviced loan;

●                  reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus) prepared by such Special Servicer;

●                  recalculating and reviewing for accuracy and consistency with the WFCM 2025-5C7 pooling and servicing agreement the mathematical calculations by the Special Servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan prepared by such Special Servicer; and

●                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan was a specially serviced loan serviced by such Special Servicer at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that such Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-specially serviced loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the applicable Special Servicer in respect of asset status reports and

●                 to consult (on a non-binding basis) with the applicable Special Servicer with respect to “major decisions” processed by such Special Servicer.

An “Operating Advisor Consultation Event” will occur with respect to the Pooled Certificates when the Certificate Balances of the Class E-RR, F-RR and G-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions

outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2025-5C7 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2025-5C7 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan or any trust subordinate companion loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2025-5C7 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2025-5C7 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Wells Fargo Commercial Mortgage Trust 2025-5C7	Certain Terms and Conditions
of its rights under the terms of the WFCM 2025-5C7 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that BIG 2025-5C7, LLC or its affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

LEVEL ONE

jcpenney
macy's
ZARA
H&M
KAY
ZALES
GNC
ALDO
LUSH
HOLLISTER
charlotte russe

LEVEL TWO

jcpenney
macy's
UNIQLO
GAP
OLD NAVY
Lids
H&M
ZARA
Olive Garden

LEVEL THREE

jcpenney
macy's
Anchor / Major
Non Anchor / In line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Mortgage Loan No. 1 – Mall at Bay Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	BBB-/NR/A			Location:	The Bronx, NY 10475
Original Balance(1):	$70,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	Prestige Properties & Development			Size(4):	695,857 SF
Guarantors:	Sami Shalem and Irving Pergament			Cut-off Date Balance PSF(1):	$244
Mortgage Rate(2):	6.7150%			Maturity Date Balance PSF(1):	$244
Note Date:	10/31/2025			Property Manager:	Prestige Properties &
Maturity Date:	11/1/2030				Development Co., Inc.
Term to Maturity:	60 months				(Borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$26,538,392
Seasoning:	1 month			UW NCF:	$26,482,560
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NOI Debt Yield(1):	15.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	15.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NOI Debt Yield at Maturity(1):	15.6%
Additional Debt Balance(1):	$100,000,000/$110,000,000			UW NCF DSCR(1):	2.29x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(5):	$26,227,930 (9/30/2025 TTM)
				2nd Most Recent NOI:	$26,641,518 (12/31/2024)
				3rd Most Recent NOI:	$26,551,097 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5)(6):	91.6% (10/29/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	96.3% (12/31/2024)
Tax Reserve	$1,384,553	Springing	NAP	3rd Most Recent Occupancy(6):	96.3% (12/31/2023)
Insurance Reserve	$0	Springing	NAP	Appraised Value (as of)(7):	$492,274,298 (Various)
HVAC Replacement Reserve	$2,990,000	$0	NAP	Appraised Value PSF(7):	$707
Replacement Reserve	$4,653	$4,653	$111,664	Cut-off Date LTV Ratio(1)(7):	34.5%
Lease Rollover Reserve	$6,000,000	Springing	NAP	Maturity Date LTV Ratio(1)(7):	34.5%
Outstanding TI Reserve	$3,335,236	$0	NAP
Gap Rent Reserve	$583,333	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$170,000,000	55.5%	Loan Payoff:	$291,124,640	95.1%
Subordinate Loan Amount:	$110,000,000	35.9%	Upfront Reserves:	$14,297,775	4.7%
Borrower Equity:	$26,222,520	8.6%	Closing Costs:	$800,106	0.3%
Total Sources:	$306,222,520	100.0%	Total Uses:	$306,222,520	100.0%

(1)	The Mall at Bay Plaza Mortgage Loan (as defined below) is part of the Mall at Bay Plaza Whole Loan (as defined below) evidenced by (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 and (ii) one subordinate note with an original principal balance of $110,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Mall at Bay Plaza Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Mall at Bay Plaza Whole Loan are $402, $402, 9.5%, 9.5%, 9.5%, 1.42x, 56.9% and 56.9%, respectively.
(2)	Mortgage Rate is reflective of the mortgage rate for the Mall at Bay Plaza Senior Loan. See “Subordinate Debt” herein for information on the Mall at Bay Plaza Trust Subordinate Companion Loan (as defined below) and the Mall at Bay Plaza Whole Loan metrics.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Inclusive of 323,645 SF associated with ground leased anchor boxes occupied by Macy’s and JCPenney.
(5)	UW NOI and Most Recent Occupancy assumes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark, though continuing to pay contractual rent.
(6)	Historical occupancy and Most Recent Occupancy figures, as presented above, are inclusive of Macy’s and JCPenney’s ground leased square footage (323,645 SF), as provided by the borrower sponsor.
(7)	Appraised Value (as of) represents the “Total Prospective Market Value Assuming Reserve Account Funded” value which is the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively, which is based on the extraordinary assumption that the cost of outstanding tenant improvement allowances and leasing commissions have been fully escrowed and will be available to fund such tenant improvements. The Excess Land (Lot 17) – Market Value As Is value represents the Market Value As Is value of Lot 17, a 35,575 SF vacant lot utilized for parking which is ground leased to a borrower-affiliate. Upon origination of the Mall at Bay Plaza Whole Loan $3,918,569 was deposited into an Outstanding TI/Free Rent Reserve to fund all obligations. The appraiser also concluded to an “as-is” value for the Mall at Bay Plaza Property (as defined below) of $475,000,000 as of August 13, 2025. Based on the “as-is” appraised value, the Mall at Bay Plaza Senior Loan results in a Cut-off Date LTV and Maturity Date LTV Ratio of 35.8% and 35.8%, respectively, and the Mall at Bay Plaza Whole Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 58.9% and 58.9%, respectively.

The Mortgage Loan. The largest mortgage loan (the “Mall at Bay Plaza Mortgage Loan”) is part of a whole loan (the “Mall at Bay Plaza Whole Loan”) comprised of (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 (collectively, the “Mall at Bay Plaza Senior Loan”) and (ii) one subordinate note with an original principal balance of $110,000,000 (the “Mall at Bay Plaza Trust Subordinate Companion Loan”). The Mall at Bay Plaza Mortgage Loan is comprised of Note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000. The Mall at Bay Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 695,857 SF (inclusive of 323,645 SF attributable to ground leased

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

anchor boxes occupied by Macy’s and JCPenney) retail property located in The Bronx, New York (the “Mall at Bay Plaza Property”). The Mall at Bay Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Mall at Bay Plaza Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Mall at Bay Plaza Whole Loan:

Mall at Bay Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	WFCM 2025-5C7	No(3)
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR18	No
A-3(1)	$70,000,000	$70,000,000	JPMCB	No
Senior Notes	$170,000,000	$170,000,000
B	$110,000,000	$110,000,000	WFCM 2025-5C7 (loan-specific certificates)(2)	Yes(3)
Whole Loan	$280,000,000	$280,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Note B (the “Mall at Bay Plaza Trust Subordinate Companion Loan”) serves as collateral only with respect to the loan-specific certificates related to Mall at Bay Plaza Trust Subordinate Companion Loan (the “Mall at Bay Plaza Loan-Specific Certificates”). The Mall at Bay Plaza Trust Subordinate Companion Loan is not part of the pool of mortgage loans securing the WFCM 2025-5C7 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Mall at Bay Plaza Whole Loan” in the prospectus.
(3)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. For so long as the Mall at Bay Plaza Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization and no control appraisal event has occurred, such rights will be exercised by the controlling class representative of the WFCM 2025-5C7 Mall at Bay Plaza Loan-Specific Certificates.

The Borrowers and the Borrower Sponsor. The Borrowers (as defined herein) for the Mall at Bay Plaza Whole Loan are Mall 1-Bay Plaza, LLC (“Mall 1-BP”), Mall 2-Bay Plaza, LLC (“Mall 2-BP”) and Bay Plaza Mall, LLC (“Bay Plaza”, collectively with Mall 1-BP and Mall 2-BP, the “Borrowers”), each a New York limited liability company and single purpose entity.

The borrower sponsor is Prestige Properties & Development. Founded in 1984 by Sami Shalem and Irving Pergament, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. The borrower sponsor has a portfolio comprised of 18 assets approximately 7,200,000 square feet, inclusive of The Bay Plaza complex, made up of the Mall at Bay Plaza Property and the adjacent Bay Plaza Community Center. Both Sami Shalem and Irving Pergament (as individuals) serve as the non-recourse carveout guarantors for the Mall at Bay Plaza Whole Loan. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Mall at Bay Plaza Whole Loan.

The Property. Developed by the borrower sponsor in 2014 for approximately $403.9 million, the Mall at Bay Plaza Property is a 695,857 SF (inclusive of 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney) super regional mall located in The Bronx, New York, situated on an approximately 21-acre parcel. The Mall at Bay Plaza Property is located at the northwest corner of the Hudson River Parkway Extension and Baychester Avenue in the Baychester neighborhood of The Bronx, adjacent to Co-Op City, the largest cooperative community in the world, with over 15,000 units, 35 high-rise residential buildings and over 50,000 residents. The Mall at Bay Plaza Property lies within the intersection of the Hutchinson River parkway and Interstate 95; two major highways in the region. The Mall at Bay Plaza Property has 2,320 parking spaces, resulting in a parking ratio of approximately 3.33 spaces per thousand SF. The Mall at Bay Plaza Property is also well served by public transportation, with several MTA bus lines in place and Metro North constructing a train station less than a mile from the Mall at Bay Plaza Property.

The Mall at Bay Plaza Property benefits from its anchors JCPenney (which location at the Mall at Bay Plaza Property, according to the appraisal, is one of the top performing locations in the nation for the brand) and Macy’s. JCPenney has been in place at the Mall at Bay Plaza Property since 1997 and Macy’s tenancy was secured by the borrower sponsor in 2012 during the pre-development stage of the Mall at Bay Plaza Property. Most recently, JCPenney and Macy’s reported sales in 2024 of $23.6 million and $43.5 million, respectively, in-line with or outperforming national averages. Additionally, the Mall at Bay Plaza Property features the only Apple store in The Bronx, which generated sales of $42.3 million in 2024.

The Mall at Bay Plaza Property attracts approximately 14.7 million visitors annually and has a trade area of over 1.4 million people, which, per the appraisal and a third-party market research report, make the Mall at Bay Plaza Property the highest trafficked among its competitive set. The Mall at Bay Plaza Property has historically benefited from high tenant demand with occupancy averaging 94.8% since 2017. Further, the Mall at Bay Plaza Property is 91.6% leased to 87 national and regional tenants, as of October 2025. Recently, the borrower sponsor backfilled 33,788 SF (4.9% NRA) formerly occupied by Forever 21, with Zara which is expected to take occupancy in April 2026. Since 2022, the borrower sponsor has executed new and renewal leases accounting for approximately 33.3% of NRA, with positive leasing spread of 1.9% on average, while converting approximately 40,000 SF of tenancy to triple net (“NNN”) leases, demonstrating outsized tenant demand and strength of retail offering relative to market. The Mall at Bay Plaza Property benefits from long term tenancy with 58.8% of UW Rent attributable to tenants in occupancy prior to 2016. The Mall at Bay Plaza Property has reported strong sales with total in-line sales of $750 PSF in 2024 (based on reporting tenants SF with less than 10,500 SF leased, excluding Apple), 53.4% greater than the national average mall sales of $489 PSF.

The Mall at Bay Plaza Property is comprised of nine tax lots/parcels, six of which benefit from the 25-year Industrial and Commercial Abatement Program (“ICAP”). Under ICAP, only 10% of the gross square footage in commercial buildings used for retail purposes is eligible to receive a 25-year ICAP benefit. Any square footage used for retail purposes above 10% of the gross square footage in the commercial building is eligible to receive a 15-year ICAP benefit. Therefore, only 10% of the Mall at Bay Plaza Property is benefitting from a full 25-year ICAP and the remaining 90% of the Mall at Bay Plaza Property is benefitting from a 15-year ICAP. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 25-year ICAP benefit, (a) during the first 16 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final nine years of the exemption period, the exemption is phased out in 10% increments. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 15-year ICAP benefit, (a) during the first 11 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final four years of the exemption period, the exemption is phased out in 20% increments. Five of the tax abatements commenced in tax year 2015/2016 and will run through tax year 2039/2040 and one tax abatement commenced in tax year 2016/2017 and will run through tax year 2040/2041. The abated taxes for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

fiscal year 2024/2025 totaled just over $2.2 million as compared to the appraisal’s estimated unabated real estate taxes of $14.9 million. The borrower sponsor has continued to pursue conversions to NNN leases upon renewals and lease rollover. Based on in-place contractual leases, tenants at the Mall of Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan. For further detail regarding the real estate tax figures at the Mall at Bay Plaza Property, please see the table labeled “ICAP Tax Abatement Projections” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Major Tenants.

Zara (36,478 SF; 5.2% of NRA; 6.4% of underwritten base rent): Founded in 1975, Zara is an international fashion retailer and part of the Inditex Group. Zara operates over 2,000 stores globally, offering a wide range of fashion-forward apparel. Upon execution of its lease in April 2025, Zara was provided a tenant improvement allowance in the amount of $3.0 million , payable in two equal installments at set milestones. Per the lease, the tenant build-out was to be completed by October 7, 2025 and the commencement date was to occur 210 days thereafter (or the date which Zara opens for business). Zara is expected to take occupancy of its space in March 2026 and begin paying rent April 2026. Zara’s lease will expire in March 2041, with two, five-year extension options and a termination option subject to 270 days’ notice prior to (i) the end of the 60th month (April 2031) or (ii) the end of the 90th month (October 2033) of the lease term.

H&M (28,253 SF; 4.1% of NRA; 5.2% of underwritten base rent): H&M is a leading global retailer, offering affordable, fashion-oriented apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M’s business primarily entails the sales of clothing, accessories, footwear, cosmetics, home textiles and homeware to consumers through both physical and digital channels. In certain markets, its products are sold via franchise partners. H&M's brands are H&M, H&M HOME, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society, along with its B2B initiatives Treadler and Creator Studio. H&M has been in occupancy since the initial construction of the Mall at Bay Plaza Property in 2014 and most recently extended in 2024. H&M’s lease expires in January 2030, with three, five-year extension options remaining and no termination option.

Billy Beez (19,201 SF; 2.8% NRA; 3.8% of underwritten base rent): Billy Beez is an indoor entertainment company specializing in large-scale, themed adventure parks designed for children and families. Founded in 2014, the brand operates under Billy Beez USA, LLC and is known for its vibrant, honeybee-themed play environments that promote physical, social and cognitive development through active play. Headquartered in New York City, Billy Beez has 14 locations across the United States, typically situated in major shopping malls to attract high foot traffic. Billy Beez has been in occupancy since 2015 and most recently renewed in 2021. Billy Beez’s lease expires in December 2026 with no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to tenancy at the Mall at Bay Plaza Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Ground Lease Anchors
JCPenney	NR/NR/NR	163,645	23.5%	$350,000	1.3%	$2.14	4/30/2046	5, 10-year	N
Macy’s(4)	BBB-/Ba1/BB+	160,000	23.0%	$0	0.0%	$0.00	1/31/2063	1, 50-year	N

Major Tenants
Zara(5)	NR/NR/NR	36,478	5.2%	$1,750,000	6.4%	$47.97	3/31/2041	2, 5-year	Y(6)
H&M	NR/NR/NR	28,253	4.1%	$1,440,338	5.2%	$50.98	1/31/2030	3, 5-year	N
Billy Beez	NR/NR/NR	19,201	2.8%	$1,039,697	3.8%	$54.15	12/31/2026	None	N
Old Navy	NR/NR/NR	17,010	2.4%	$1,656,960	6.0%	$97.41	1/31/2037	None	N
Victoria’s Secret	NR/Ba3/BB-	11,332	1.6%	$1,269,184	4.6%	$112.00	1/31/2036	1, 5-year	N
Subtotal/Wtd. Avg.		112,274	16.1%	$7,156,179	26.1%	$63.74

Select In-Line Tenants
Uniqlo	NR/NR/A+	10,580	1.5%	$496,308	1.8%	$46.91	4/30/2027	None	N
Apple	NR/Aaa/AA+	10,391	1.5%	$504,483	1.8%	$48.55	1/31/2032	2, 5-year	Y(7)
GAP	NR/Ba2/BB	9,730	1.4%	$641,985	2.3%	$65.98	7/31/2032	None	Y (8)
Charlotte Russe	NR/NR/NR	8,872	1.3%	$409,876	1.5%	$46.20	MTM	None	N
Olive Garden	BBB/Baa2/BBB	8,603	1.2%	$686,089	2.5%	$79.75	12/31/2031	3, 5-year	N
Subtotal/Wtd. Avg.		48,176	6.9%	$2,738,741	10.0%	$56.85

Other In-line Tenants		152,978	22.0%	$17,210,991	62.7%	$112.51

Occupied Total		637,073	91.6%	$27,455,912	100.0%	$43.10

Vacant(9)		58,784	8.4%
Total/Wtd. Avg.		695,857	100.0%

(1)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants’ leases are subject to co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Per the terms of its ground lease, Macy’s pays only for reimbursements and does not pay any contractual base rent.
(5)	Zara has executed its lease but is not yet in occupancy or paying rent. Zara is expected to take occupancy and commence paying rent in April 2026. We cannot assure you Zara will take occupancy or commence paying rent as expected or at all.
(6)	Zara may terminate its lease (i) at the end of the 60th month following the commencement date or (ii) at the end of the 90th month (as determined by its rent commencement date, which has yet to occur).
(7)	Apple may terminate its lease if its sales between September 24, 2026 and September 24, 2027 are less than $35 million. Apple’s 2024 sales totaled $42.3 million.
(8)	GAP may terminate if its sales are less than $3.5 million from the period of August 1, 2029 through July 31, 2030. GAP’s 2024 sales totaled $2.8 million.
(9)	Includes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark on its space and paying rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents sales history figures at the Mall at Bay Plaza Property:

Comparable Sales(1)
	2021	2022	2023	2024
Tenant (<10.5k SF) Sales PSF	$879	$1048	$1031	$1024
Tenant (<10.5k SF excluding Apple) Sales PSF	$879	$772	$771	$750
Tenant (<10.5k SF excluding Apple) Wtd. Avg. Occupancy Cost	-	-	-	15.6%(2)
Mall Sales (excl. Macy’s and JCPenney)	$143,533,269	$176,326,767	$190,421,434	$194,071,418
Macy's Sales	-	$45,978,010	$44,437,031	$43,535,686
JCPenney Sales	-	$28,858,783	$25,163,486	$23,579,697
Total Mall Sales	-	$251,163,560	$260,021,951	$261,186,801

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Finally, these sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales. Contractual rent and reimbursements are based on the underwritten rent roll dated October 29, 2025 exclusive of ground lease tenants.

The following table presents certain information relating to the lease rollover schedule at the Mall at Bay Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases	NRA Expiring (SF)	% of NRA Expiring	Cumulative % of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring	UW Base Rent Rolling PSF
2025/MTM	8	24,292	3.5%	3.5%	$2,548,505	9.3%	$2,548,505	9.3%	$104.91
2026	14	39,012	5.6%	9.1%	$3,470,684	12.6%	$6,019,189	21.9%	$88.96
2027	7	23,006	3.3%	12.4%	$2,089,480	7.6%	$8,108,669	29.5%	$90.82
2028	6	7,473	1.1%	13.5%	$948,408	3.5%	$9,057,077	33.0%	$126.91
2029	6	23,238	3.3%	16.8%	$1,848,257	6.7%	$10,905,334	39.7%	$79.54
2030	8	41,602	6.0%	22.8%	$2,803,782	10.2%	$13,709,117	49.9%	$67.40
2031	6	17,584	2.5%	25.3%	$1,629,773	5.9%	$15,338,890	55.9%	$92.69
2032	4	21,471	3.1%	28.4%	$1,391,840	5.1%	$16,730,730	60.9%	$64.82
2033	3	2,241	0.3%	28.7%	$266,517	1.0%	$16,997,247	61.9%	$118.93
2034	7	8,072	1.2%	29.9%	$1,339,712	4.9%	$18,336,959	66.8%	$165.97
2035	10	29,269	4.2%	34.1%	$3,200,885	11.7%	$21,537,844	78.4%	$109.36
2036 & Thereafter(3)	8	399,813	57.5%	91.6%	$5,918,068	21.6%	$27,455,912	100.0%	$14.80
Vacant	NAP	58,784	8.4%	100.0%	$0	0.0%	$27,455,912	100.0%	$0
Total / Wtd. Avg. (3)	87	695,857	100.0%		$27,455,912	100.0%			$43.10

(1)	Based on the underwritten rent roll dated October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.
(3)	Includes 323,645 SF and rents attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.

The Market. The Mall at Bay Plaza Property is located at the intersection of the Hutchinson River Parkway and I-95 at the northeastern border of Bronx County on the Hutchinson River. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood to the west, Pelham Gardens to the south and Hutchinson River. The I-95 bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey. Two subway stations run within close proximity to the Mall at Bay Plaza Property with the 6 train stopping in Pelham Bay Park and the 5 train stopping at Gun Hill Road Station.

Like many neighborhoods throughout New York City, Pelham Gardens / Co-op City are self-contained communities. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartment and condominium buildings. Retail and commercial districts are located on East Gun Hill Road, Allerton Ave, Waring Ave and State Route 1. These major retail corridors primarily serve the local and surrounding neighborhoods and have historically been considered strong retail districts through the present day.

The Mall at Bay Plaza Property holds a dominant market position in one of the densest population areas in the country. The Mall at Bay Plaza Property serves a total trade area population of over 1.4 million people and over 555,000 households.

A third-party market data source indicates that the Mall at Bay Plaza Property is located within the Bronx retail submarket. The Bronx retail submarket metrics include a vacancy rate of 3.7%, an availability rate of 5.1%, rental rates of $50.48 PSF and a total submarket inventory of 34,200,000 SF of retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Mall at Bay Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Junior Anchor	$55.00	10	3% per annum	$100.00	$25.00
10,001 SF+	$50.00	10	3% per annum	$100.00	$25.00
7,501 SF - 10,000 SF	$65.00	10	3% per annum	$100.00	$25.00
5,001 - 7,500 SF	$75.00	10	3% per annum	$100.00	$25.00
2,501 - 5,000 SF	$85.00	10	3% per annum	$100.00	$25.00
1,201 - 2,500 SF	$95.00	10	3% per annum	$100.00	$25.00
Up to 1,200 SF	$125.00	10	3% per annum	$100.00	$25.00
Inline Food	$250.00	10	3% per annum	$100.00	$25.00
Jewelry	$170.00	10	3% per annum	$100.00	$25.00
Outparcel	$60.00	10	3% per annum	$100.00	$25.00
Restaurant	$55.00	10	3% per annum	$125.00	$30.00
Food Court	$300.00	5	3% per annum	$100.00	$25.00
Storage	$40.00	10	3% per annum	$0.00	$0.00

Source: Appraisal.

The table below presents certain information relating to retail centers comparable to the Mall at Bay Plaza Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Mall at Bay Plaza
Mall at Bay Plaza	2014/NAP	695,857(2)	91.6%(2)	JCPenney, Macy's, Zara, H&M	NAP
Bay Plaza Community Center	1988/2013	568,813	91.0%	AMC Theaters, Stop & Shop	0.3 miles North
Bay Plaza Shopping Center	1988/NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley's Home Store	0.3 miles Southeast
Throggs Neck Shopping Center	2013/NAP	473,312	99.0%	Target	2.0 miles Southeast
Bruckner Commons	1964/1989	508,106	99.0%	BJ's Wholesale Club, Burlington, ShopRite	4.6 miles Southwest
Cross County Shopping Center	1954/1996	938,368	100.0%	Macy's, Target, Stop & Shop, Showcase Cinema	8.0 miles Northwest
Concourse Plaza	1990/2016	245,633	95.0%	Regal Cinemas, Food Bazaar	8.3 miles Southwest
Bronx Terminal Market	2009/NAP	918,537	97.0%	Target, BJ's Wholesale Club, Home Depot	9.6 miles Southwest
Ridge Hill	2011/NAP	1,113,071	100.0%	Lowe's, Wayfair, Showcase Cinema, LA Fitness, Whole Foods Market, Dick's Sporting Goods	9.9 miles Northwest
Weighted Average			97.9%(3)

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.
(3)	Weighted Average excludes the Mall at Bay Plaza Property.

Appraisal. The appraised value of $492,274,298 is based on the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively. As determined by the appraiser, the “as-is” value for the Mall at Bay Plaza Property as of August 13, 2025 is $475,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 13, 2025, there was no evidence of any recognized environmental conditions at the Mall at Bay Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall at Bay Plaza Property:

Cash Flow Analysis(1)
	2022	2023	2024	9/30/2025 TTM	UW(2)	UW PSF
Base Rent	$27,196,617	$28,873,066	$28,118,300	$27,178,858	$27,083,541	$38.92
Rent Steps	0	0	0	0	372,371	$0.54
Straight-Line Rent	0	0	0	0	78,576	$0.11
Percentage Rent	2,032,520	1,240,135	1,082,240	642,226	642,226	$0.92
Vacant Income	0	0	0	0	3,829,912	$5.50
Gross Potential Rent	$29,229,137	$30,113,201	$29,200,540	$27,821,084	$32,006,626	$46.00
Reimbursements	2,367,995	2,640,784	2,705,400	3,293,594	6,362,587	$9.14
Garage Income	491,285	610,138	988,568	1,150,670	1,150,670	$1.65
Other Income	5,171,511	5,058,035	5,664,924	5,647,584	5,647,584	$8.12
Net Rental Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932	$45,167,467	$64.91
Vacancy(3)	0	$0	$0	$0	(4,697,038)	($6.75)
Effective Gross Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932	$40,470,428	$58.16
Real Estate Taxes(4)	1,798,769	1,894,079	2,166,036	2,209,847	4,300,272(5)	$6.18
Insurance	275,504	284,691	224,050	238,909	224,052	$0.32
Management	584,583	602,264	584,011	556,422	607,056	$0.87
Utilities	3,438,538	3,579,499	3,551,202	3,368,644	3,542,700	$5.09
Other Expenses	5,747,997	5,510,528	5,392,615	5,311,180	5,257,956	$7.56
Total Expenses	$11,845,391	$11,871,061	$11,917,914	$11,685,002	$13,932,037	$20.02
Net Operating Income	$25,414,537	$26,551,097	$26,641,518	$26,227,930	$26,538,392	$38.14
Replacement Reserves	0	0	0	0	55,832	$0.08
Net Cash Flow	$25,414,537	$26,551,097	$26,641,518	$26,227,930	$26,482,560	$38.06

Occupancy %	95.9%	96.3%	96.3%	91.6% (6)	87.8%(3)
NOI DSCR(7)	2.20x	2.29x	2.30x	2.27x	2.29x
NCF DSCR(7)	2.20x	2.29x	2.30x	2.27x	2.29x
NOI Debt Yield(7)	14.9%	15.6%	15.7%	15.4%	15.6%
NCF Debt Yield(7)	14.9%	15.6%	15.7%	15.4%	15.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(3)	UW economic vacancy is 12.2%. The Mall at Bay Plaza Property was 91.6% physically occupied per October 29, 2025 rent roll and 84.2% occupied exclusive of ground leased anchor boxes occupied by Macy’s and JCPenney.
(4)	The Mall at Bay Plaza Property is comprised of nine tax lots/parcels of which four tax lots benefit from 15-year and 25-year ICAP tax abatements and two lots benefit from 25-year ICAP tax abatements. Five of the tax abatements commenced in tax year 2015/2016 and one commenced in tax year 2016/2017. According to the appraisal, unabated real estate taxes for fiscal year 2025 / 2026 are approximately $14.9 million.
(5)	UW Real Estate Taxes are inclusive of the taxes paid directly by JCPenney and Macy’s. Historical tax figures have excluded JCPenney and Macy’s taxes due to the tenants paying their share of taxes directly.
(6)	TTM Occupancy is as of October 29, 2025.
(7)	DSCR and Debt Yields are based on the Mall at Bay Plaza Senior Loan. See “Subordinate debt” herein for information on the Mall at Bay Plaza Trust Subordinate Companion Loan and the Mall at Bay Plaza Whole Loan metrics.

The following table presents the appraisal’s determined real estate tax abatement burn-off throughout the term of the Mall at Bay Plaza Whole Loan based on the in-place leases as of September 16, 2025. Based on in-place contractual leases, tenants at the Mall of Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan:

ICAP Tax Abatement Projections(1)(2)
Fiscal Year	2025/26	2026/27	2027/28	2028/29	2029/30	2030/31
Unabated Tax Amount	$12,569,912	$12,949,523	$13,340,600	$13,743,484	$14,158,538	$14,586,126
Abated Tax Amount	$2,271,005	$3,862,769	$5,561,331	$7,358,031	$9,257,239	$11,263,498

Source: Appraisal.

(1)	ICAP tax abatement projections are calculated using the assumptions as outlined within the appraisal.
(2)	The total tax abatement burn-off period for the Mall at Bay Plaza Property continues through fiscal year 2040 / 2041.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Escrows and Reserves.

Tax Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $1,384,553 into an escrow for taxes and other assessments, if any. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such taxes and other charges have been paid prior to the date due and (B) so long as no Cash Sweep Period (as defined below) has occurred and is continuing.

Insurance Reserve – At the Mall at Bay Plaza Whole Loan origination, an escrow account was established insurance and other assessments. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such insurance payments and other charges have been paid prior to the date due, (B) the Mall at Bay Plaza Property is insured under a blanket policy and (C) so long as no event of default under the Mall at Bay Plaza Whole Loan agreement has occurred and is continuing.

HVAC Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $2,990,000 into the HVAC replacement reserve. These funds will be used to satisfy the required HVAC renovations and improvements as required within the Mall at Bay Plaza Whole Loan agreement. Borrowers’ failure to satisfy such requirements within six months of closing, or any extended period granted not to exceed an additional three months, will result in an event of default (a “HVAC Event of Default”). Upon the occurrence of a HVAC Event of Default, these funds may be used by lender for completion of the HVAC work or used for payment of the outstanding debt.

Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $4,653 into an escrow for replacement reserves. Continuing on a monthly basis thereafter, the Borrowers must deposit $4,653 ($0.08 PSF, per year) into the replacement reserve, subject to a cap of $111,664, which is equal to two years of deposits.

Lease Rollover Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $6,000,000 into the lease rollover reserve to be used by the Borrowers for tenant improvement and leasing commission costs at the Mall at Bay Plaza Property. If at any time the balance of the lease rollover reserve is less than $1,000,000, the Borrowers must commence making monthly deposits in the amount of $31,018 ($0.53 PSF, per year). Additionally, within one day of the Borrowers’ receipt of any termination fee or consideration in connection with any tenant’s election to exercise an early termination option within its lease, said funds must be deposited into the rollover reserve, provided that such lease termination payments must be used for releasing the vacated space in connection with the termination fee and any excess lease termination fees for such space after releasing will be used for any free rent periods for such space and then released to the Borrowers.

Outstanding TI Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited with the lender $3,335,236 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with any lease at the Mall at Bay Plaza Property.

Gap Rent Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited with the lender $583,333 for any gap rent and/or free rent credits remaining in connection with any leases at the Mall at Bay Plaza Property.

Lockbox and Cash Management.

The Mall at Bay Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business days after receipt. Additionally, Mall 1-BP must direct Mall 2-BP, as tenant under the JCPenney Ground Lease (as defined below), to deliver all ground rent payable directly into the lockbox account. During the continuance of a Cash Sweep Period, all funds in the lockbox account and such funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied and disbursed in accordance with the Mall at Bay Plaza Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Mall at Bay Plaza Whole Loan during the continuance of such Cash Sweep Period, or (ii) if no Cash Sweep Period is continuing, disbursed to the lockbox account with any funds remaining after the debt has been paid in full to the Borrowers.

A “Cash Sweep Period” means each period commencing upon the occurrence of (a) an event of default, (b) any bankruptcy action of borrower, (c) any bankruptcy action of manager, or (d) the debt service coverage ratio based on the trailing one quarter period immediately preceding the date of such determination being less than 1.20x.

A Cash Sweep Period will end upon the earlier of (A) the payment date next occurring following (i) with respect to clause (a) above, the acceptance by lender of a cure of such event of default, (ii) with respect to clause (c) above, if the Borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of the bankruptcy action, or (iii) with respect to clause (d) above, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive quarters based upon the trailing two quarter period immediately preceding the date of determination, or (B) until the payment in full of all principal and interest on the Mall at Bay Plaza Whole Loan and all other amounts payable under the Mall at Bay Plaza Whole Loan documents in accordance with the loan agreement; provided, however, that (X) no event of default is continuing, (Y) in no event may the Borrowers cure a Cash Sweep Period caused by clauses (a) and (c) above more than two times in the aggregate, and (Z) Borrowers must have paid all of lender’s reasonable expenses incurred in connection with curing such Cash Sweep Period including reasonable attorney’s fees and expenses.

Subordinate Debt. The Mall at Bay Plaza Property secures the Mall at Bay Plaza Whole Loan which is comprised of the Mall at Bay Plaza Senior Loan, which has an aggregate original principal balance of $170,000,000, and the Mall at Bay Plaza Trust Subordinate Companion Loan, which has an original principal balance of $110,000,000. The Mall at Bay Plaza Mortgage Loan is being included in the pool of mortgage loans that secures the WFCM 2025-5C7 pooled certificates. The Mall at Bay Plaza Trust Subordinate Companion Loan is not included in such pool of mortgage loans but secures the Mall at Bay Plaza Loan-Specific Certificates.

The Mall at Bay Plaza Senior Loan is entitled to payments of interest that are senior in right of payment to the Mall at Bay Plaza Trust Subordinate Companion Loan. The holders of the promissory notes evidencing the Mall at Bay Plaza Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Mall at Bay Plaza Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain metrics related to the Mall at Bay Plaza Trust Subordinate Companion Loan:

Mall at Bay Plaza Trust Subordinate Companion Loan(1)
Cut-off Date Balance	Interest Rate	UW NOI Debt Yield(1)	UW NCF Debt Yield(1)	UW NOI Debt Yield at Maturity(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Maturity Date LTV Ratio(1)
$110,000,000	6.2950%	9.5%	9.5%	9.5%	1.42x	56.9%	56.9%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the Mall at Bay Plaza Whole Loan.

Permitted Future Mezzanine Debt. The Borrowers have a one-time right to obtain a new mezzanine loan subject to (i) 30 days’ notice, (ii) no event of default ongoing, (iii) the aggregate principal amount of the new mezzanine loan does not result in a LTV greater than 56.9% or a debt service coverage ratio less than 1.41x, (iv) the existing lender and new mezzanine lender enter into an intercreditor agreement, subject to rating agency confirmation, and (v) the terms are in accordance with the Mall at Bay Plaza Whole Loan documents, any other applicable documents, and are acceptable to lender in its discretion.

Ground Lease. Both of the anchor tenants at the Mall at Bay Plaza Property, JCPenney and Macy’s, are subject to ground leases. Additionally, Lot 17, which comprises 35,575 SF of vacant land utilized as additional parking, is subject to a ground lease with an affiliate of the Borrowers, Mall 3-Bay Plaza, LLC (“Mall 3-BP”), as the ground tenant. Each of the fee interests owned by Bay Plaza and Mall 1-BP and Mall 2-BP’s leasehold interest secures the Mall at Bay Plaza Whole Loan as collateral, while Macy’s leasehold interest and Mall-3 BP’s leasehold interest are not pledged as collateral for the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Mortgage Loan No. 2 – Liberty Square Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	ZBNA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Philadelphia, PA 19122
Original Balance:	$69,950,000			General Property Type:	Multifamily
Cut-off Date Balance:	$69,950,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	9.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2017, 2020, 2022 / NAP
Borrower Sponsor:	Brock J. Vinton			Size(2):	199 Units
Guarantor:	Brock J. Vinton			Cut-off Date Balance Unit :	$351,508
Mortgage Rate:	6.3850%			Maturity Balance Unit:	$351,508
Note Date:	10/27/2025			Property Manager:	Bridge One Services LLC
Maturity Date:	11/6/2030
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(3):	$5,778,124
IO Period:	60 months			UW NCF:	$5,699,661
Seasoning:	1 month			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	L(25),D(29),O(6)			UW NCF Debt Yield:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.26x
Additional Debt Balance:	NAP			Most Recent NOI(3)(4):	$5,056,048 (8/31/2025 T-6 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
Reserves(1)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.5% (10/23/2025)
RE Taxes:	$56,790	$5,533	NAP	2nd Most Recent Occupancy:	85.0% (12/31/2024)
Insurance:	$35,174	$8,794	NAP	3rd Most Recent Occupancy(5):	93.2% (12/31/2023)
Replacement Reserve (Apartments/Commercial):	$4,146 / $284	$4,146 / $284	$99,500 / $6,800	Appraised Value (as of)(6):	$103,000,000 (1/12/2026)
Rollover Reserve:	$0	$1,416	$51,000	Appraised Value per Unit(6):	$517,588
Existing TI/LC and Build-Out Reserve:	$588,480(6)	$0	NAP	Cut-off Date LTV Ratio(6):	67.9%
Rent Concession Reserve:	$48,042(6)	$0	NAP	Maturity Date LTV Ratio(6):	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$69,950,000	98.9%	Loan Payoff:	$68,438,273	96.7%
Borrower Sponsor Equity:	$806,968	1.1%	Closing Costs(7):	$1,585,779	2.2%
			Upfront Reserves:	$732,916	1.0%

Total Sources:	$70,756,968	100.0%	Total Uses:	$70,756,968	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Liberty Square Apartments Property (as defined below) also contains approximately 16,982 SF of ground floor retail space, which is not accounted for in the Size figure.
(3)	The increase in the net operating income from the Most Recent NOI to UW NOI is primarily attributable to lease up of the multifamily and commercial units at the Liberty Square Apartments Property.
(4)	Most Recent NOI represents a trailing 6-month annualized amount as the Liberty Square Apartments Property was recently acquired by the borrower sponsor in 2024.
(5)	The 3rd Most Recent Occupancy figure was sourced from a third party market research provider, not the borrower sponsor.
(6)	The Appraised Value represents the "prospective as stabilized" value of the Liberty Square Apartments Property which assumes lease up of vacant units to achieve a 95.0% stabilized occupancy and final payment of outstanding tenant improvements costs for the commercial area of the Liberty Square Apartments Property plus commercial leasing commissions. The lender reserved $588,480 for existing tenant improvements and leasing commissions (“TI/LC”) due to tenants under the commercial lease documents and build-out of unfinished units and $48,042 of rent concessions in connection with the origination of the Liberty Square Apartments Mortgage Loan (as defined below). The appraisal also concluded to an "as is" value of $101,750,000 as of September 12, 2025, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 68.7% and 68.7%, respectively.
(7)	Closing Costs include an interest rate buydown of approximately $524,625.

The Mortgage Loan. The second largest mortgage loan (the “Liberty Square Apartments Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $69,950,000 and is secured by a first priority fee interest in a 199 unit mid-rise apartment complex, with approximately 16,982 SF of commercial space, located in Philadelphia, Pennsylvania (the “Liberty Square Apartments Property”). The Liberty Square Apartments Mortgage Loan has a five-year interest-only term and accrues interest at a fixed rate of 6.3850% per annum on an Actual/360 basis.

The Borrowers and the Borrower Sponsor. The borrowers are Liberty Square 2, LLC, a Pennsylvania based limited liability company and 220 Lake Drive Associates, LLC, a Delaware based limited liability company, each as tenants-in-common and single purpose entities with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Liberty Square Apartments Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Brock J. Vinton.

Mr. Vinton is the CEO and founder of The Commonwealth Group, a Philadelphia based commercial real estate developer, owner and operator of mixed-use, multi-family, office and industrial projects in the Philadelphia, Denver and Colorado markets. The Commonwealth Group is responsible for the development, construction, and management of over $1 billion worth of commercial, industrial, residential real estate, mining, mineral rights and oil/gas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

ventures. Additionally, Mr. Vinton has been involved in mortgage loan defaults and foreclosure proceedings, unrelated to the Liberty Square Apartments Property. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Liberty Square Apartments Property is a four to five-story, three building, 199 unit mid-rise multifamily property located in the Northern Liberties neighborhood of Philadelphia, Pennsylvania. The Liberty Square Apartments Property comprises 34 studio units (17.1% of total units), 129 one-bedroom units (64.8% of total units), 35 two-bedroom units (17.6% of total units), and 1 three-bedroom unit (0.5% of total units) all of which are accessible via two elevators and a stairwell. The apartment complex is managed by the Bridge One Services LLC, a third party property management company.

The Liberty Square Apartments Property has 16,982 SF of street level retail space that is currently 96.2% leased to four tenants, Heart and Paw, Dim Sum, Gateway Creative and Chaddsford Winery Ltd., three of which are not yet open for business. See the “Commercial Tenancy” table below for additional details.

The Liberty Square Apartments Property features a full stainless steel appliance package, high grade wood cabinets with quartz countertops, tile backsplash, laminate wood flooring, and in-unit washer and dryer. Shared common amenities include a pool, fitness center, common lounge areas and a roof deck for residents. Since 2017, the Liberty Square Apartments Property was completed in three phases. Phase one consists of 59 units completed in 2017 at 1203 Germantown Avenue. Phase two consists of 79 units completed in 2020 at 236 West Thompson Street. Phase three consists of 53 units completed in 2022 at 1214 North American Street, with an additional 8 units expected to be delivered in 2025 via the conversion of two vacant retail suites (6,000 SF of ground floor retail space). Per the zoning report, the Liberty Square Apartments Property contains 165 parking spaces, resulting in a parking ratio of approximately 0.8 spaces per unit. The landlord offers parking to tenants starting at approximately $300 per month per space.

The borrower sponsor, Brock J. Vinton, acquired the Liberty Square Apartments Property via his firm, The Commonwealth Group, in October 2024. The Liberty Square Apartments Property was approximately 85.0% occupied on December 31, 2024. Per the in-place and underwritten rent roll as of October 23, 2025, the occupancy has increased to 95.5% along with lease-up of the commercial units and an additional eight-unit multifamily expansion expected to be completed in 2025. The planned eight-unit multifamily units are corporately leased for a period of approximately three years. We cannot assure you that such additional multifamily units will be completed as expected.

The City of Philadelphia maintains a tax abatement program for the construction of new housing or the redevelopment of existing structures into domiciles. According to the appraisal, under this program, the assessment attributable to new construction or renovations and their resulting real estate taxes are abated for a period of ten years from the issuance of a certificate of occupancy. The assessment attributable to any existing structures and their underlying land remains in effect. The appraisal projects taxes to increase by an average annual rate of approximately 3%, totaling to a present value of tax savings of $2,323,461 over the remaining abatement periods. Of the five tax parcels at the Liberty Square Apartments Property with abatements, full unabated taxes are expected to commence in 2029 through 2033. The lender underwrote to abated taxes of $90,858 per annum.

The following table presents certain information relating to the unit mix at the Liberty Square Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Average Market Rent per Unit(2)
Studio	34	34	100.0%	599	20,370	$1,963	$1,900
1 Bed / 1 Bath(3)	129	120	93.0%	773	99,744	$2,315	$2,315
2 Bed / 2 Bath	35	35	100.0%	1,007	35,242	$3,249	$3,250
3 Bed / 2 Bath	1	1	100.0%	1,371	1,371	$3,700	$3,700
Total/Wtd. Avg.	199	190	95.5%	788	156,727	$2,431	$2,416

(1)	Based on the borrowers’ rent roll dated October 23, 2025.
(2)	Source: Appraisal.
(3)	Includes eight units that are under construction and intended to be used as corporate units. The lender reserved approximately $330,000 for the remainder of the build-out work and approximately $18,760 for rent concessions (gap rent) in December 2025.

The following table presents certain information relating to the tenancy at the Liberty Square Apartments Property:

Commercial Tenancy(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Heart and Paw	NR/NR/NR	4,948	29.1%	$206,529	38.2%	$41.74	1/31/2031	Y(2)	2 x 5 yr
Dim Sum(3)	NR/NR/NR	4,868	28.7%	$133,870	24.7%	$27.50	1/31/2036	N	3 x 5 yr
Gateway Creative(3)	NR/NR/NR	3,616	21.3%	$90,400	16.7%	$25.00	10/31/2030	Y(4)	2 x 5 yr
Chaddsford Winery Ltd.(3)(5)	NR/NR/NR	2,900	17.1%	$110,200	20.4%	$38.00	12/31/2035	N	None
Vacant Space		650	3.8%	$0	0.0%	$0.00
Total/Wtd. Avg		16,982	100.0%	$540,999	100.0%	$33.13

(1)	Information is based on the underwritten rent roll dated October 23, 2025.
(2)	Heart and Paw has a one-time right to terminate its lease as of the 84th month of its lease term (January 2028) by giving six months’ written notice to the landlord.
(3)	Tenants are not yet open for business. Outstanding tenant concessions and tenant improvements were reserved for at the time of origination of the Liberty Square Apartments Mortgage Loan.
(4)	Gateway Creative may terminate its lease upon 60 days’ written notice to the landlord any time after the first anniversary of its lease commencement date.
(5)	Chaddsford Winery Ltd. is a borrower sponsor affiliated tenant. The borrower sponsor has guaranteed the rental payments under such lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

The Market. The Liberty Square Apartments Property is located at 1203 Germantown Avenue in Philadelphia, Pennsylvania, within the Northern Liberties neighborhood of Philadelphia County. It is approximately 2.2 miles north of Center City Philadelphia, 1.5 miles west of the Delaware River waterfront, and 1.4 miles southeast of Temple University. The Liberty Square Apartments Property has immediate access to Girard Avenue and is within minutes of Interstate 95, Interstate 676, and U.S. Route 30. The Liberty Square Apartments Property is situated 0.3 miles from the Girard Station of the SEPTA Market–Frankford Line, which connects to the broader SEPTA Regional Rail system and Amtrak services at 30th Street Station. The Liberty Square Apartments Property is approximately 11.8 miles northeast of Philadelphia International Airport and 3.1 miles southwest of the Port of Philadelphia.

According to a third-party market research report, the Liberty Square Apartments Property is located in the Philadelphia, Pennsylvania multifamily market within the North Philadelphia submarket. As of October 2025, North Philadelphia multifamily submarket contained 17,648 units of multifamily inventory with an average rent of $1,674 per unit and a vacancy rate of 13.7%. Contrastingly, as of year-end 2024, the North Philadelphia multifamily submarket contained 16,568 units of multifamily inventory with an average rent of $1,678 and a vacancy rate of 17.5%. According to the appraisal, the estimated year-end 2024 population within a 0.25-, 0.5- and one-mile radius of the Liberty Square Apartments Property was 6,335, 21,109 and 62,315, respectively, and a reported average household income within the same radius of $154,681, $146,180 and $125,849, respectively.

The following table presents recent multifamily leasing data at comparable properties with respect to the Liberty Square Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built	# of Units	Occupancy	Unit Mix – Avg. Size	In-Place Monthly Rent per Unit
Liberty Square Apartments Philadelphia, PA	2017, 2020, 2022	199(2)	95.5%(2)	Studio – 599 SF(2)	$1,963(2)
				1BR – 773 SF(2)	$2,315(2)
				1BR – 1,007 SF(2)	$3,249(2)
				2BR – 1,371 SF(2)	$3,700(2)
Corner 2nd Philadelphia, PA	2024	71	93.0%	Studio – 603 SF	$1,810
				1BR Jr – 627 SF	$1,906
				1BR – 818 SF	$2,949
				2BR – 1,254 SF	$4,645
Dwell at 2nd Street Philadelphia, PA	2020	198	90.0%	Studio – 485 SF	$1,600
				1BR – 738 SF	$1,960
				2BR – 1,054	$2,841
				3BR – 1,363 SF	$3,241
Navona Philadelphia, PA	2007	156	99.0%	1BR – 707 SF	$2,745
				2BR – 1,096 SF	$3,552

The Piazza Erbe Philadelphia, PA	2006	104	94.0%	1BR – 812 SF	$2,745
				2BR – 1,460 SF	$3,552

The Poplar Philadelphia, PA	2021	285	94.0%	Studio – 603 SF	$1,883
				1BR – 779 SF	$2,190
				2BR – 1,278 SF	$3,396
				3BR – 1,620 SF	$4,228

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated October 23, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the Liberty Square Apartments Property of $101,750,000 as of September 12, 2025 and an “Prospective As Stabilized” appraised value of $103,000,000 as of January 12, 2026, which assumes lease up of vacant units to achieve a 95.0% stabilized occupancy and final payment of outstanding tenant improvements costs for the commercial area of the Liberty Square Apartments Property plus commercial leasing commissions. The lender reserved $588,480 for existing TI/LCs due to tenants under the commercial lease documents and build-out of unfinished units and $48,042 of rent concessions in connection with the origination of the Liberty Square Apartments Mortgage Loan.

Environmental Matters. According to the Phase I environmental report dated on September 19, 2025, there was no evidence of any recognized environmental conditions at the Liberty Square Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Liberty Square Apartments Property:

Cash Flow Analysis(1)
	8/31/2025 T6 Annualized(2)	UW(2)	UW Per Unit
Base Rent	$5,120,615	$5,543,197	$27,855
Gross up of Vacant Space	$0	$250,020	$1,256
Gross Potential Rent	$5,120,615	$5,793,217	$29,112
Less Vacancy & Credit Loss	$110,303	$347,593	$1,747
Net Rental Income	$5,010,312	$5,445,624	$27,365
Commercial Income	$247,848	$562,449	$2,826
Commercial Reimbursements	$57,644	$142,549	$716
Commercial Vacancy	($0)	($35,250)	($177)
Net Commercial Income	$305,492	$669,749	$3,366
Parking Income	$506,542	$531,900	$2,673
Other Income	$109,937	$60,000	$302
Utility Reimbursement	$101,672	$130,000	$653
Effective Gross Income	$6,033,956	$6,837,273	$34,358

Total Expenses(3)	$977,908	$1,059,149	$5,322

Net Operating Income	$5,056,048	$5,778,124	$29,036
CapEx - Apartments	$0	$49,750	$250
CapEx - Commercial	$0	$3,396	$17
TI/LC	$0	$25,317	$127
Net Cash Flow	$5,056,048	$5,699,661	$28,642

Occupancy %(4)	95.5%	95.0%
NOI DSCR	1.12x	1.28x
NCF DSCR	1.12x	1.26x
NOI Debt Yield	7.2%	8.3%
NCF Debt Yield	7.2%	8.1%

(1)	Based on the underwritten rent roll dated October 23, 2025. Prior historical operating information is not available as the Liberty Square Apartments Property was recently acquired by the borrower sponsor in 2024.
(2)	The increase in the Net Operating Income from 8/31/2025 T6 Annualized to UW is driven primarily by lease up of the multifamily and commercial units at the Liberty Square Apartments Property.
(3)	Total Expenses include the abated taxes under the City of Philadelphia’s program. See “The Property” section above for a further description of the tax abatement.
(4)	The 8/31/2025 T6 Annualized Occupancy % represents the in-place physical occupancy as of the underwritten rent roll dated October 23, 2025. The UW Occupancy % represents the economic occupancy of 95.0%.

Escrows and Reserves. As of the date of origination of the Liberty Square Apartments Mortgage Loan, the borrowers were required to deposit (i) $56,790 in a real estate tax reserve account, (ii) $35,174 in a property insurance reserve account, (iii) $4,146 in a multifamily replacement reserve account and $284 in a commercial replacement reserve account, (iv) $330,000 in a build-out reserve account for eight unfinished corporate multifamily units, (v) $258,480 in an existing TI/LC reserve for tenants Dim Sum, Gateway Creative and Chaddsford Winery Ltd. and (vi) $48,042 in a rent concession reserve for the tenants Dim Sum and the eight unfinished corporate multifamily units. Certain reserves may have been drawn upon between the time of origination and the Cut-off Date.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $5,533).

Insurance Reserve – The borrowers are required to deposit into a property insurance reserve, on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least 30 days prior to the expiration of the policies (initially approximately $8,794).

Replacement Reserve – The Liberty Square Apartments Mortgage Loan documents require ongoing monthly replacement reserve deposits of $4,146 for multifamily replacements and $284 for commercial replacements, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the Liberty Square Apartments Property. So long as no Cash Trap Event Period (as defined below) is continuing and the Liberty Square Apartments Property is being adequately maintained (as determined by the lender based on annual site inspections), the borrowers are required to make the replacement reserve monthly deposit only to the extent that funds on deposit in the account (less any pending disbursements therefrom) are less than $99,500 for the multifamily replacements component and $6,800 for the commercial replacements component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

Leasing Reserve – The Liberty Square Apartments Mortgage Loan documents require ongoing monthly general tenant improvements and leasing commissions reserves of $1,416. Deposits into the leasing reserve (exclusive of any pending disbursements therefrom) will be suspended until December 6, 2026 and capped at $51,000 as long as no Cash Trap Event Period is continuing. During the continuance of a Cash Trap Event Period, no cap or timing suspension will apply on the leasing reserve.

Lockbox and Cash Management. The Liberty Square Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period has commenced, the borrowers are required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all commercial tenants to deposit all sums due under their respective leases directly into such deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within two business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing.

A “Cash Trap Event Period” will commence upon the occurrence of any of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 7.50% (tested quarterly) (a “Low NCF DY Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash or a letter of credit in an amount which, if applied to pay down the initial principal amount of the Liberty Square Apartments Mortgage Loan, would result in the NCF DY being equal to or greater than 7.75%, no Low NCF DY Event will be deemed to have occurred; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash or a letter of credit in an amount which, if applied to pay down the initial principal amount of the Liberty Square Apartments Mortgage Loan, would result in the NCF DSCR being equal to or greater than 1.15x, no Low DSCR Event will be deemed to have occurred. For the avoidance of doubt, during the continuance of both a Low NCF DY Event and a Low DSCR Event, the borrowers will only be required to deposit either collateral deposit to avoid the commencement of a Cash Trap Event Period.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DY being equal to or greater than 7.75% for two consecutive calendar quarters; or
●	with regard to clause (iii), the NCF DSCR being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Liberty Square Apartments Property is managed by Bridge One Services LLC, a third party property management firm with a portfolio of over 20 multifamily and commercial properties in the greater Philadelphia area.

Condominium. The Liberty Square Apartments Property is subject to a six-unit condominium structure called the Liberty Square Philadelphia Condominium, which is 100.0% controlled and owned by the borrowers. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the prospectus for additional information.

Terrorism Insurance. The Liberty Square Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Liberty Square Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Mortgage Loan No. 3 – City Square White Plains

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BSPRT			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	White Plains, NY 10606
Original Balance(1):	$60,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	Multifamily/Office
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985-1987/2000, 2020-2025
Borrower Sponsor:	Martin Ginsburg 2000 Trust			Size(5):	621,070 SF
	Agreement #1 Dated April 1, 2000			Cut-off Date Balance Per SF(1):	$227
Guarantor:	Martin Ginsburg 2000 Trust Agreement			Maturity Date Balance Per SF(1):	$227
	#1 Dated April 1, 2000			Property Manager:	GDC Management, Inc.
Mortgage Rate:	7.2500%
Note Date:	10/1/2025			Underwriting and Financial Information(1)
Maturity Date:	10/6/2030			UW NOI(6):	$14,445,374
Term to Maturity:	60 months			UW NCF:	$13,740,184
Amortization Term:	0 months			UW NOI Debt Yield:	10.2%
IO Period:	60 months			UW NCF Debt Yield:	9.7%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	10.2%
Prepayment Provisions(2):	L(3),YM1(53),O(4)			UW NCF DSCR:	1.33x
Lockbox/Cash Mgmt Status:	Soft (Residential); Hard (Commercial)/Springing			Most Recent NOI(6)(7):	$9,854,938 (8/31/2025 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(7):	$12,253,955 (12/31/2024)
Additional Debt Balance(1):	$81,000,000			3rd Most Recent NOI:	$11,777,398 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(8):	90.9% (9/24/2025)
Reserves(3)				2nd Most Recent Occupancy(8):	94.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(8):	89.1% (12/31/2023)
RE Taxes:	$1,227,846	$306,961	NAP	Appraised Value (as of)(9):	$235,500,000 (7/3/2025; 7/11/2025; 9/20/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per SF(5)(9):	$379
Replacement Reserve:	$0	$12,667	NAP	Cut-off Date LTV Ratio:	59.9%
TI/LC Reserve:	$2,167,914	$61,672	NAP	Maturity Date LTV Ratio:	59.9%
Deferred Maintenance:	$38,750	$0	NAP
Gap Rent and Free Rent Reserve(4):	$2,500,000	$25,000	NAP
Outstanding TI/LC Reserve:	$4,411,087	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:(1)	$141,000,000	98.6%	Loan Payoff:	$127,262,758	89.0%
Borrower Sponsor Equity:	1,947,674	1.4	Upfront Reserves:	10,345,597	7.2
			Closing Costs:(10)	5,339,320	3.7
Total Sources:	$142,947,674	100.0%	Total Uses:	$142,947,674	100.0%
(1)	The City Square White Plains Mortgage Loan (as defined below) is part of the City Square White Plains Whole Loan (as defined below) evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $141.0 million. The Financial Information in the chart above reflects the City Square White Plains Whole Loan. In addition, with respect to the PILOT Property (as defined below), the borrowers have an obligation to make PILOT payments that is secured by a mortgage, which mortgage obligation (approximately $2,750,000) is senior to the City Square White Plains Whole Loan. See “PILOT Agreement” below.
(2)	Yield maintenance of the City Square White Plans Whole Loan is permitted from and after 30 days from the closing date of the last note deposited into a securitization. The assumed lockout period of three payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Gap Rent and Free Rent Reserve covers gap rent and/or free rent with respect to the Tenants Not Yet In Occupancy and DOH (as defined below).
(5)	Represents the total square footage, inclusive of the multifamily units. The City Square White Plains Property consists of 312 multifamily units (251,036 SF) and 370,034 SF of commercial space.
(6)	The increase in the UW NOI from the Most Recent NOI is primarily driven by higher gross potential rent from in-place leases, including scheduled 12-month rent steps of $159,281 and Tenants Not Yet In Occupancy.
(7)	The decrease in the Most Recent NOI from the 2nd Most Recent NOI is attributed mainly to the former largest tenant, Bunge Management Services, Inc (“Bunge”), vacating the City Square White Plains Property at the end of 2024. Bunge accounted for approximately 11% of City Square White Plains Property’s NRA and annual rent.
(8)	The occupancy figure is calculated based on square footage of the City Square White Plains Property (as defined below), inclusive of 251,036 SF of multifamily space. This figure includes certain tenants with signed leases where such tenants are not yet in occupancy: RWE Clean Energy, Parfums De Coeur, Royal Health Solutions, and Ahmed Saleh (collectively, “Tenants Not Yet In Occupancy”). Additionally, the 1-11 Martine building ground floor features one 2,595 SF retail unit used by the borrower as an art gallery event space. This space was not underwritten as vacant or occupied, and is not included in the net rentable area (“NRA”).
(9)	Appraised values and dates for the various parcels comprising the City Square White Plains Property are as follows: 1 Martine: $86,800,000 as of July 11, 2025; 11 Martine: $16,400,000 as of September 20, 2025; 50 Main Street: $87,000,000 as of July 3, 2025; and The Metro: $45,300,000 as of July 11, 2025. In the aggregate, the multifamily component has an appraised value of $132,100,000 and the office component has an appraised value of $103,400,000.
(10)	Closing costs include an interest rate buydown of $2.82 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The Mortgage Loan. The third largest mortgage loan (the “City Square White Plains Mortgage Loan”) is part of a whole loan (the “City Square White Plains Whole Loan”) secured by the borrowers’ fee interest in a 621,070 SF mixed-use development property consisting of 312 multifamily units and 370,034 SF of commercial space covering an entire city block located in White Plains, New York (the “City Square White Plains Property”). The City Square White Plains Whole Loan consists of eight pari passu promissory notes and accrues interest at a rate of 7.25000% per annum on an Actual/360 basis. The City Square White Plains Whole Loan has a 5-year term and is interest-only for the full term of the City Square White Plains Whole Loan. The City Square White Plains Whole Loan was originated by BSPRT CMBS Finance, LLC (“BSPRT”) on October 1, 2025. The City Square White Plains Mortgage Loan is evidenced by the non-controlling Note A-2, the non-controlling Note A-4, and the non-controlling Note A-6, with an aggregate original principal balance of $60,000,000. The City Square White Plains Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C38 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below identifies the promissory notes that comprise the City Square White Plains Whole Loan:

City Square White Plains Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2025-5C38	Yes
A-2	$40,000,000	$40,000,000	WFCM 2025-5C7	No
A-3	$20,000,000	$20,000,000	BBCMS 2025-5C38	No
A-4	$15,000,000	$15,000,000	WFCM 2025-5C7	No
A-5	$5,000,000	$5,000,000	BBCMS 2025-5C38	No
A-6	$5,000,000	$5,000,000	WFCM 2025-5C7	No
A-7(1)	$5,000,000	$5,000,000	BSPRT	No
A-8	$1,000,000	$1,000,000	BBCMS 2025-5C38	No
Whole Loan	$141,000,000	$141,000,000
(1)	Expected to be contributed to one or more future securitization(s) or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are GDC White Plains Fee LLC, MG Martine SPE LLC and MG Main SPE LLC, each a bankruptcy remote, special purpose Delaware limited liability company each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the City Square White Plains Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is the Martin Ginsburg 2000 Trust Agreement #1 dated April 1, 2000, whose co-trustees are Douglas Ramsay and Irene Ginsburg. Martin Ginsburg is the founder and principal of Ginsburg Development Companies (“GDC”). Headquartered in Valhalla, New York and founded in 1963, GDC is a vertically integrated, full-service multifamily, retail, and hospitality investment, acquisition, development, and management company. GDC grew from a part-time endeavor between Mr. Ginsburg and his two brothers, with initial purchases of single-family lots in Greenburgh, New York, to acting as a developer of residential and multifamily properties in Westchester County and the northern suburbs of New York City for more than 50 years. GDC’s developments in New York and Connecticut have won numerous design and community planning awards. In addition to the City Square White Plains Property, the Martin Ginsburg 2000 Trust Agreement #1 dated April 1, 2000 owns or controls five multifamily assets totaling over 680 units, one office asset totaling 60,000 SF, one mixed use office/retail asset totaling a combined 312,000 SF, and three future development sites. In addition to the standard non-recourse carveout guaranty and the environmental indemnity, the borrower sponsor has guaranteed $1,997,824 in outstanding tenant improvement and leasing commissions that were not reserved at origination.

The Property. The City Square White Plains Property is a three-building, mixed-use multifamily and office property totaling 621,070 SF consisting of 312 multifamily units and 370,034 SF of commercial space, covering an entire city block in White Plains, New York. The City Square White Plains Property is situated on 3.33 acres of land across three parcels. The City Square White Plains Property provides 24/7 secured card access, a staffed lobby desk, on-site property management, and a parking garage with 1,175 spaces that connects directly to each building’s lobby via elevators. The City Square White Plains Property includes the City Square Café, which provides both indoor and outdoor dining options. At the center of the City Square White Plains Property is a private park featuring a lounge, putting green, bocce ball court, performance space, exercise and walking path, fountain, and waterfall, all equipped with complimentary Wi-Fi. The three buildings also share a common exterior patio that was extensively renovated with cafeteria seating. As of September 24, 2025, the multifamily component of the City Square White Plains Property was 89.4% occupied, and the office component of the City Square White Plains Property was 91.9% leased. The three buildings that comprise the City Square White Plains Property are known as The Metro, 1-11 Martine and 50 Main Street.

The Metro: The Metro is a 12-story, 124-unit multifamily property located on the east side (South Lexington Avenue) of the City Square White Plains Property. The Metro was constructed in 1985, initially renovated in 2000, and substantially renovated in 2022, with unit renovations continuing through 2024. In total, the borrower sponsor invested approximately $3.8 million in capital expenditures across The Metro. Amenities at The Metro include a club lounge with billiards and a gas fireplace, Starbucks coffee station, fitness center, business center with iMacs, outdoor patio sundeck, and indoor garage parking. Unit amenities include wide plank luxury vinyl tile flooring in living areas and bedrooms, white shade window treatments, contemporary lighting, designer kitchens with new quartz countertops and lacquer upper cabinets, whirlpool stainless-steel appliances, porcelain tiled showers and baths, along with balconies in select apartments. As of September 24, 2025, The Metro was 89.5% occupied.

1-11 Martine: 1-11 Martine features a 15-story building, comprised of retail, multifamily and office space, situated on a 0.96-acre site. 1 Martine, located on the first 11 floors of 1-11 Martine, contains 188 multifamily units and ground floor retail. The 1-11 Martine building is located on the southwest corner (Martine Ave) of the City Square White Plains Property. 1 Martine was originally constructed in 1987 as an office building but was subsequently renovated and largely converted to multifamily beginning in 2022. The borrower sponsor invested approximately $41.3 million for the multifamily conversion. The residential amenities include a fitness facility, clubroom/lounge areas, an on-site leasing office/business center, patios, a renovated center courtyard and 507 garage parking spaces (approximately 2.70 spaces per unit). Apartment units feature a full stainless-steel appliance package including a range/oven with a built-in microwave and vent-hood, full-size refrigerator, dishwasher, and sink. Additionally, each multifamily unit features modern cabinets with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

composite countertops and flooring. The 1 Martine ground floor features one 2,595 SF retail unit used by the borrowers as an art gallery event space. Such art gallery event space is an amenity and was not underwritten as vacant or occupied. As of September 24, 2025, 1 Martine was 89.4% occupied.

11 Martine, comprising the top three floors of the 1-11 Martine building, contains 57,266 SF of office space. 11 Martine was constructed in 1987 and renovated in 2019 through 2020 and from 2024 through 2025. 11 Martine has a dedicated entrance, lobby and elevator bank serving its three floors, and the entire space was recently leased to the Westchester County Department of Health (the “DOH”) and is currently being built out for the tenant. 11 Martine includes a dedicated lobby with a security/concierge’s desk located along Martine Avenue at the front entrance. The 12th floor includes an outdoor terrace overlooking downtown White Plains. 11 Martine’s amenities include a fitness center, boardroom, game room, an on-site management office and additional meeting rooms. 11 Martine is served by 229 garage parking spaces (dedicated to the office component of 1-11 Martine) at a parking ratio of approximately 3.87 spaces per 1,000 SF of net rentable area. As of September 24, 2025, 11 Martine was 100.0% occupied by the DOH.

1-11 Martine is subject to a project agreement with the City of White Plains Affordable Rental Housing Program pursuant to which the borrowers are required to reserve 6% of the multifamily units (12 total units) for tenants earning at or below 80% of the area median income.

50 Main Street: 50 Main Street is a 312,768-SF, 16-story urban office building situated on a 1.84-acre site located in White Plains, New York. 50 Main Street was constructed in 1986, renovated in 2002 and was most recently renovated between 2018 and 2020 and completed in 2024. The recent renovations included the cafeteria, the fitness center, the second-floor conference center, the lobby, selected bathrooms, and corridors. Formerly known as the Westchester Financial Center, 50 Main Street features a modernized two-story lobby located along Main Street at the front entrance. The second floor is a partial mezzanine overlooking the lobby and contains the management office and board room. Most of the 50 Main Street Property amenities are on the second floor and include the fitness center and meeting rooms. 50 Main Street is served by 459 covered parking spaces at a parking ratio of approximately 1.35 spaces per 1,000-SF of net rentable area. As of September 24, 2025, 50 Main Street was 90.4% occupied.

The following table presents detailed information with respect to the multifamily unit mix at 1 Martine:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
Studio	4	2.1%	4	100.0%	406	$2,333	$5.74
Studio – Affordable	6	3.2%	6	100.0%	425	$1,596	$3.75
1BR/1BA	107	56.9%	97	90.7%	736	$2,998	$4.07
1BR/1BA – Affordable	4	2.1%	4	100.0%	630	$1,952	$3.10
2BR/1.5BA	6	3.2%	4	66.7%	1,090	$4,393	$4.03
2BR/1BA	15	8.0%	13	86.7%	928	$3,603	$3.88
2BR/2BA	44	23.4%	38	86.4%	1,029	$4,208	$4.09
2BR/2BA – Affordable	2	1.1%	2	100.0%	1,013	$2,350	$2.32
Total/Wtd. Avg.	188	100.0%	168	89.4%	815	$3,253	$4.05
(1)	Based on the underwritten multifamily rent roll dated September 24, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the occupied units.

The following table presents detailed information with respect to the multifamily unit mix at The Metro:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
Studio	18	14.5%	15	83.3%	591	$2,485	$4.20
1BR/1BA	62	50.0%	55	88.7%	734	$2,742	$3.73
1BR/1.5BA	9	7.3%	9	100.0%	1,003	$3,313	$3.30
2BR/1BA	24	19.4%	21	87.5%	881	$3,241	$3.68
2BR/2BA	11	8.9%	11	100.0%	1,046	$3,689	$3.53
Total/Wtd. Avg.	124	100.0%	111	89.5%	789	$2,942	$3.73
(1)	Based on the underwritten multifamily rent roll dated September 24, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

Major Tenants.

Westchester County Department of Health (57,266 SF, 15.5% of Commercial NRA, 13.1% of underwritten base rent): The DOH is a public health agency serving the residents of Westchester County, New York. With a team of approximately 1,000 employees, the DOH is committed to protecting and improving public health through a wide range of programs and services including restaurant inspections, immunization programs, maternal and child health services, environmental health investigations, health education, and emergency response. The DOH collaborates with local, state, and federal partners to address public health challenges and ensure the well-being of the community. The DOH is in occupancy of its space but is completing an interior build out that is expected to cost approximately $842,232, which amount was reserved at origination of the City Square White Plains Whole Loan (see “Escrows and Reserves” below). The DOH lease commenced on September 17, 2025 and is set to expire in January 2037. The DOH has the option to extend its lease for up to two additional five-year terms, upon nine months’ prior written notice to the borrowers.

Parfums De Coeur (26,119 SF, 7.1% of Commercial NRA, 7.9% of underwritten base rent): Parfums De Coeur is a manufacturer and distributor of personal care and fragrance products. Parfums De Coeur creates accessible scents for a wide range of consumers. They offer a variety of products including perfumes, body sprays, lotions, and other toiletry items. Parfums De Coeur operates under the name PDC Brands and serves markets across the United States and internationally. Parms de Coeur is not yet in occupancy as the borrowers are completing a build-out of its space. The borrowers reserved approximately $2.22 million at origination for the outstanding tenant improvements (see “Escrows and Reserves” below), which are expected to be completed by June 2026. Parfums De Coeur has executed a lease that is expected to commence on June 1, 2026, and is set to expire in May 2037. Parfums De Coeur has the right to terminate its lease effective November 1, 2032, upon payment of a termination fee equal to (a) unamortized cost of any rent abatement during rent concession period, (b) broker commissions, (c) attorneys’ fees, (d) all of costs of landlord’s work, and (e) interest on the foregoing at 6% per annum. In addition, Parfums De Coeur has a one-time option to surrender a portion of its space situated in Suite 922 on 9th floor at any time as of December 31, 2027, upon nine months’ irrevocable written notice together with three months of then-current base rent prorated as to Suite 922 portion of the City Square White Plains Property only plus payment of the termination fee.

RGN-White Plains II LLC (23,138 SF, 6.3% of Commercial NRA, 7.2% of underwritten base rent): RGN-White Plains II LLC (“Regus”) is a global provider of flexible workspace solutions. Regus offers a wide range of office solutions, including private offices, coworking spaces, and virtual offices, to accommodate various business needs. Regus has an extensive network of locations, enabling companies of all sizes to work wherever and however they need. Their worldwide network of workspaces has created a global business community of 2.5 million customers. The Regus lease commenced in March 2018 and is set to expire in August 2033. Regus has the option to extend its lease for up to two additional five-year terms, upon nine months’ prior written notice to the borrowers.

The following table presents certain information relating to the largest tenants at City Square White Plains Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx % of Total SF	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent			Renewal Options
							Lease Exp. Date	Term Option (Y/N)
Major Tenants
Westchester County Department of Health(3)	Aa1/AAA/AAA	57,266	15.5%	$28.92	$1,656,099	13.1%	1/31/2037	Y	2 x 5 Year
Parfums De Coeur(4)	NR/NR/NR	26,119	7.1%	$38.00	$992,522	7.9%	5/31/2037	Y	1 x 5 Year
RGN-White Plains II LLC(5)	NR/NR/NR	23,138	6.3%	$39.40	$911,637	7.2%	8/31/2033	N	2 x 5 Year
Trans Union, LLC(6)	Ba2/NR/NR	23,138	6.3%	$39.14	$905,621	7.2%	4/30/2033	Y	1 x 5 Year
RWE Clean Energy(7)	NR/NR/NR	23,138	6.3%	$32.50	$751,985	6.0%	12/31/2030	Y	1 x 5 Year
Total Major Tenants		152,799	41.3%	$34.15	$5,217,864	41.3%
Other Tenants		187,176	50.6%	$39.60	$7,411,381	58.7%
Occupied Total Collateral / Wtd. Avg.		339,975	91.9%	$37.15	$12,629,245	100.0%
Vacant Space		30,059	8.1%
Collateral Total		370,034	100.0%
(1)	Based on the underwritten commercial rent roll dated September 24, 2025.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Provided the lease is in full force and the tenant is not in default, the lease provides that the borrowers will provide the tenant a monthly credit of approximately $17,513 for rent from September 2025 to December 2036. The borrowers were not required to reserve for such gap rent or free rent at origination. Additionally, pursuant to Section 362(3) of the New York County Law, Westchester County’s obligations under the lease are subject to annual appropriation by the Westchester County Board of Legislators. The lease is deemed executory only to the extent of funds appropriated and allocated each fiscal year, and Westchester County incurs no liability beyond monies available for such purpose. The underwritten rent reflects the straight line rent but is net of the monthly credit.
(4)	The lease has been executed, and the tenant is expected to take occupancy in June 2026. Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent in any of the following months of its lease: June 2026 through November 2026, June and July 2034, June and July 2035, and June and July 2036. At origination, the borrowers deposited approximately $1,075,232 in the gap rent and free rent reserve related to this tenant. The tenant has the right to terminate its lease effective November 1, 2032 upon payment of a termination fee. In addition, the tenant has a one-time option to surrender a portion of its space situated in Suite 922 on 9th floor at any time as of December 31, 2027, upon nine months’ irrevocable written notice together with three months of then-current base rent prorated as to Suite 922 portion of the City Square White Plains Property only plus payment of the termination fee. We cannot assure you that the tenant will take occupancy or commence paying rent as expected or at all.
(5)	Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent in any January from 2025 through 2032. At origination, the borrowers deposited approximately $1,209,136 in the gap rent and free rent reserve related to this tenant.
(6)	Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent for following months: February 2026, August 2026, February 2027, February 2028, February 2029, February 2030 and February 2031. At origination, the borrowers deposited approximately $476,141 in the gap rent and free rent reserve related to this tenant. The tenant has a one-time option to terminate its lease effective December 31, 2029, upon prior notice given before January 1, 2029, and payment of a termination fee.
(7)	The lease has been executed, and the tenant is expected to take occupancy and commence rent payments in December 2025. At origination, the borrowers deposited approximately $125,331 in the gap rent and free rent reserve related to this tenant. In addition, tenant has the right to terminate its lease if the borrower fails to deliver the premises within 60 days after the Guaranteed Delivery Date. The “Guaranteed Delivery Date” means 90 days after October 5, 2025 (January 3, 2026).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the commercial rollover schedule at City Square White Plains Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	30,059	8.1%	NAP	NAP	30,059	8.1%	NAP	NAP
2025 & MTM	1	0	0.0%	$2,284	0.0%	30,059	8.1%	$2,284	0.0%
2026	5	24,169	6.5%	$1,050,631	8.3%	54,228	14.7%	$1,052,915	8.3%
2027	9	33,141	9.0%	$1,382,655	10.9%	87,369	23.6%	$2,435,570	19.3%
2028	2	6,585	1.8%	$263,867	2.1%	93,954	25.4%	$2,699,437	21.4%
2029	2	11,046	3.0%	$433,986	3.4%	105,000	28.4%	$3,133,423	24.8%
2030	6	41,856	11.3%	$1,503,324	11.9%	146,856	39.7%	$4,636,746	36.7%
2031	7	19,918	5.4%	$773,100	6.1%	166,774	45.1%	$5,409,847	42.8%
2032	0	0	0.0%	$0	0.0%	166,774	45.1%	$5,409,847	42.8%
2033	4	57,879	15.6%	$2,292,337	18.2%	224,653	60.7%	$7,702,184	61.0%
2034	1	2,980	0.8%	$95,360	0.8%	227,633	61.5%	$7,797,544	61.7%
2035	4	13,204	3.6%	$472,243	3.7%	240,837	65.1%	$8,269,786	65.5%
2036 & Beyond	7	129,197	34.9%	$4,359,459	34.5%	370,034	100.0%	$12,629,245	100.0%
Total/Wtd. Avg.	48	370,034	100.0%	$12,629,245	100.0%
(1)	Information is based on the underwritten commercial rent roll dated September 24, 2025.
(2)	Certain commercial tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

The Market. The City Square White Plains Property is located in White Plains, New York and forms part of the New York-Newark-Jersey City, NY-NJ metropolitan statistical area (the “New York MSA”). According to the appraisal, the New York MSA has a population of approximately 20.1 million, which has increased by approximately 1.2 million since 2010, reflecting an annual increase of 0.5%. Population is projected to increase by 78,337 between 2024 and 2029, reflecting a 0.1% annual population growth. The area features an average household income of $150,021 and a median household income of $101,061. Over the next five years, median household income is expected to increase by 11.8%, or $2,385 per annum. The area includes a total of 10,113,125 employees. The top three industries within the area are Health Care/Social Assistance, Prof/Scientific/Tech Services and Educational Services, which represent a combined total of 38% of the workforce.

The City Square White Plains Property is located about 20 miles northeast of New York City. The downtown area and surrounding area has developed into a suburban office market with major retail activity centered on The Westchester Mall and more recently, the White Plains City Center and Renaissance Square. The neighborhood is bounded by I-287 (Cross Westchester Parkway) to the north, Post Road to the south, Hutchinson River Parkway to the east and Bronx River Parkway to the west. To the north across Mani Street is Gateway, a 19-story, 541,300 SF Class-A office building. To the east is the Galleria at White Plains, an 800,000 SF mall that is proposed to be redeveloped into 3,200 apartments. To the west along Bank Street are multiple large-scale apartment complexes including 15 & 25 Bank Street, two 21-story towers consisting of 501 apartments, and Continuum, a 597-apartment complex at 55 & 57 Bank Street. Primary access is provided by Interstate 95, Interstate 287, Route 125, Route 22 and Route 127. Metro-North’s White Plains station along Ferris Avenue runs express and local trains into New York City’s Grand Central Terminal. Westchester County airport is located about 5 miles northeast of the downtown area via Route 120 in Harrison. The City Square White Plains Property is 0.5 miles away from the US District Court, which provides walking access for law firms at the City Square White Plains Property.

According to the appraisal, 1 Martine and The Metro are located in the White Plains multifamily submarket within the New York Metro multifamily market. As of the first quarter of 2025, the New York Metro market had a vacancy rate of 2.8%, with a rental rate of $3,270 per unit. About 61,000 units remain under construction in the market. The submarket had a vacancy rate of 14.5%, and is expected to decrease in the near future to around 6% by the start of 2027. Asking rents in the submarket stand at $3,220 per month, which is on par with the metro average of $3,270 per month. About 620 units are under construction in the submarket.

According to the appraisal, 50 Main Street and 11 Martine are located in the Westchester office market and the White Plains/Westchester CBD submarket. As of second quarter of 2025, White Plains CBD submarket had an inventory of approximately 5.0 million SF, with an average occupancy rate of 81.5%. The submarket experienced a negative net absorption of 15,610-SF. The average rental rate stood at $36.84 PSF.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the City Square White Plains Property was 44,102, 118,695, and 217,979, respectively, and an average household income within the same radii of $162,602, $216,634, and $251,474, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at City Square White Plains Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
1 Martine Avenue,	1987 / 2020-2022	89.4%(2)	188(2)	Studio	406	$5.74	$2,333
White Plains, NY(2)				Studio - Affordable	425	$3.75	$1,596
				1BR/1BA	736	$4.07	$2,998
				1BR/1BA - Affordable	630	$3.10	$1,952
				2BR/1.5BA	1,090	$4.03	$4,393
				2BR/1BA	928	$3.88	$3,603
				2BR/2BA	1,029	$4.09	$4,208
				2BR/2BA - Affordable	1,013	$2.32	$2,350
34 South Lexington Avenue (The Metro)	1985 / 2000	89.5%(2)	124(2)	Studio	591	$4.20	$2,485
White Plains, NY(2)				1BR/1BA	734	$3.73	$2,742
				1BR/1.5BA	1,003	$3.30	$3,313
				2BR/1BA	881	$3.68	$3,241
				2BR/2BA	1,046	$3.53	$3,689
One City Place	2004 / 2016	97%	322	Studio - Affordable	480	$3.55	$1,705
City Center at White Plains				Studio	553	$5.02	$2,776
White Plains, NY				1BR/1BA	691	$4.30	$2,973
				2BR/2BA	1,150	$3.67	$4,225
				3BR/2BA	1,447	$4.19	$6,057
Avalon White Plains	2009 / N/A	98%	344	Studio	621	$4.05	$2,410 - $2,620
27 Barker Avenue				1BR/1BA	687 - 868	$3.56	$2,675 - $2,860
White Plains, NY				2BR/1BA	878 - 967	$3.47	$3,015 - $3,388
				2BR/2BA	1,049 - 1,075	$3.95	$3,330 - $5,050
				3BR/2BA	1,569	$3.79	$4,895 - $6,987
Windsor at The Gramercy	2003 / N/A	98%	260	1BR/1BA	742	$3.76	$2,789
2 Canfield Avenue				2BR/2BA	972	$3.70	$3,594
White Plains, NY				2BR/2BA	1,152	$3.36	$3,876
One Dekalb	2019 / N/A	97%	76	Studio	639	$4.26	$2,719
1 Dekalb Avenue				1BR/1BA	804	$4.24	$3,412
White Plains, NY				2BR/2BA	1,102	$3.71	$4,091
15 Bank Apartments	2005 / N/A	92%	501	1BR/1BA	711 - 752	$4.30	$3,124 - $3,171
15 and 25 Bank St				2BR/1BA	946 - 966	$3.26	$2,905 - $3,334
White Plains, NY				2BR/2BA	1,142 - 1,158	$3.51	$4,029 - $4,040
Norden Lofts	2018 / N/A	95%	62	Studio	580	$4.05	$2,350
121 Westmoreland Avenue				1BR/1BA	615	$4.31	$2,653
White Plains, NY				2BR/2BA	1,120	$3.13	$3,505
LaGianna Apartments	2014 / N/A	98%	56	Studio	485	$5.08	$2,465
10 DeKalb Avenue				1BR/1BA	842	$3.28	$2,760
White Plains, NY				2BR/2BA	1,212	$2.76	$3,340
Continuum	NAV	97%	478	Studio	445 - 562	$6.05	$2,330 - $3,760
55 & 57 Bank Street				1BR/1BA	595 - 717	$4.94	$2,427 - $4,052
White Plains, NY				2BR/1BA	946	$3.63	$3,435
				2BR/2BA	1,045 - 1,173	$4.26	$3,394 - $6,047
				3BR/2BA	1,339	$4.77	$6,386
(1)	Source: Appraisal.
(2)	Based on the underwritten multifamily rent roll dated September 24, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the office rent comparable for the City Square White Plains Property (50 Main Street and 11 Martine Avenue):

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
50 Main Street	1986 / 2002, 2018-2020	90.4%	312,768	RGN-White Plains II LLC	23,138	$38.44	Mar-18	15.4	Modified Gross
White Plains, NY(2)				Parfums De Coeur	26,119	$38.00	Jun-26	11.0	Modified Gross
11 Martine Avenue	1987 / 2019-2020, 2024-2025	100%	57,266	Westchester County Department of Health	57,266	$28.92	Sep-25	11.4	Modified Gross
White Plains, NY(2)
Gateway 1	1985 / 2022	59%	541,300	Premier Home Health Care	15,284	$33.00	Jun-24	3.1	Modified Gross
White Plains, NY				Hazen & Sawyer P.C.	5,418	$42.00	Aug-23	6.5	Modified Gross
Reckson Metro Center	1977 / 2020	86%	391,798	DelBello Donnellan Law	17,364	$34.00	Jun-24	11.0	Modified Gross
White Plains, NY				DBD Partners	2,295	$41.00	Jun-23	3.2	Modified Gross

Ten Bank Street	1989 / 2023	86%	233,585	Mitsui Plastics	10,120	$37.00	Jun-24	7.4	Modified Gross
White Plains, NY				Amur Capital Group	4,631	$39.00	Jun-24	5.4	Modified Gross

Class A Office Property	2008 / 2022	61%	71,321	Casamigos Spirits Co.	4,665	$39.50	Sep-22	5.0	Modified Gross
White Plains, NY

White Plains Plaza	1968 / 2019	79%	715,873	NOF American Corp.	2,468	$32.00	Dec-23	7.3	Modified Gross
White Plains, NY				Divney, Tung Schwalbe	9,188	$32.00	May-23	5.0	Modified Gross

Westchester One	1976 / 2015	74%	851,773	Melody Capital	16,159	$35.00	Sep-22	10.0	Modified Gross
White Plains, NY				Vet Emergency Group	41,616	$26.50	May-21	13.0	Modified Gross

Grand Street Plaza	1962 / 2017	68%	217,416	777 Partners	5,805	$30.50	May-21	10.8	Modified Gross
White Plains, NY

Urban Class A Office Building	1984 / 2003	86%	125,000	Harrington, Ocko & Mank	8,966	$31.50	Mar-24	5.3	Modified Gross
White Plains, NY				Maxwell Shmerler & Co CPA	3,574	$32.00	Aug-23	5.5	Modified Gross

(1)	Source: Appraisal.
(2)	Based on the underwritten commercial rent roll dated September 24, 2025.

Appraisal. According to the appraisals, 1 Martine had an “As Is” value of $86,800,000 as of July 11, 2025, 11 Martine had an “As Is” value of $16,400,000 as of September 20, 2025, 50 Main had an “As Is” value of $87,000,000 as of July 3, 2025, and The Metro had an “As Is” value of $45,300,000 as of July 11, 2025. The aggregate “As Is” value of the City Square White Plains Property is $235,500,000.

Environmental Matters. According to the Phase I environmental assessment dated July 9, 2025, there was no evidence of any recognized environmental conditions at the City Square White Plains Property.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical and current occupancy of the multifamily component of the City Square White Plains Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
75.3%	88.5%	92.3%	94.0%	89.4%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten multifamily rent roll dated September 24, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the historical and current occupancy of the commercial component of the City Square White Plains Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
53.6%	57.3%	57.3%	61.5%	91.9%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten commercial rent roll dated September 24, 2025 which includes Tenants Not Yet in Occupancy.

The following table presents certain information relating to the operating history and underwritten cash flows of the City Square White Plains Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	PSF(2)
Rents in Place – Multifamily(3)	$11,031,985	$11,134,244	$11,302,728	$11,526,053	$11,787,520	$18.98
Rents in Place – Commercial(4)(5)	9,097,898	11,865,696	11,001,369	8,991,389	13,801,546	22.22
Gross Potential Rent	$20,129,883	$22,999,940	$22,304,097	$20,517,443	$25,589,066	$41.20
Other Income – Multifamily	1,485,035	1,386,461	1,416,502	1,451,578	1,451,578	2.34
Other Income – Commercial(6)	1,111,553	1,016,752	862,399	933,586	1,254,544	2.02
Total Reimbursements	658,362	588,136	1,048,189	1,251,489	1,251,489	2.02
Net Rental Income	$23,384,833	$25,991,289	$25,631,188	$24,154,095	$29,546,676	$47.57
(Vacancy/Credit Loss) – Multifamily	(2,131,716)	(1,731,171)	(1,004,553)	(1,053,522)	(1,314,989)	(2.12)
(Vacancy/Credit Loss) – Commercial	(954,661)	(1,031,808)	(960,884)	(1,151,991)	(1,172,301)	(1.89)
Effective Gross Income	$20,298,456	$23,228,310	$23,665,750	$21,948,582	$27,059,387	$43.57
Total Expenses	11,902,868	11,450,912	11,411,795	12,093,645	12,614,013	20.31
Net Operating Income(7)(8)	$8,395,588	$11,777,398	$12,253,955	$9,854,938	$14,445,374	$23.26
Replacement Reserves	0	0	0	0	78,000	0.13
Capital Expenditures	0	0	0	0	627,190	1.01
Net Cash Flow	$8,395,588	$11,777,398	$12,253,955	$9,854,938	$13,740,184	$22.12

Occupancy %(9)	87.2%	89.1%	94.7%	93.4%	90.3%
NOI DSCR(10)	0.81x	1.14x	1.18x	0.95x	1.39x
NCF DSCR(10)	0.81x	1.14x	1.18x	0.95x	1.33x
NOI Debt Yield(10)	6.0%	8.4%	8.7%	7.0%	10.2%
NCF Debt Yield(10)	6.0%	8.4%	8.7%	7.0%	9.7%
(1)	TTM reflects the trailing 12-month period ending August 31, 2025.
(2)	PSF figures are calculated based on the total square footage of the City Square White Plains Property, inclusive of 251,036 SF of multifamily space. Underwritten Rents in Place - Multifamily per unit is equal to $37,781.
(3)	Rents in Place for the multifamily component of the City Square White Plains Property is based on in-place rent as of September 24, 2025, with vacancy grossed up to in-place average rent.
(4)	Rents in Place for the commercial component of the City Square White Plains Property is based on in-place occupied tenants (with 12 months of rent steps of $159,281) plus Tenants Not Yet In Occupancy. The lender has reserved gap rent for these tenants from the City Square White Plains Whole Loan origination date until their respective anticipated possession dates. Vacant suites are grossed up to appraiser's MLA conclusions, totaling $1,108,224.
(5)	DOH is underwritten at the 5-year average of rent payments as the tenant is credit rated “AAA”, net of the free rent during the term of the City Square White Plains Whole Loan.
(6)	Other Income – Commercial includes parking income attributed to the parking income of three new leases, and the parking income associated with these leases is not included in the historical operating history. The gross parking income totals $374,400 across the three tenant leases, broken out as follows: $137,400 from DOH, $139,500 from RWE Clean Energy, and $97,500 from Parfums De Coeur.
(7)	The increase in the 2023 Net Operating Income from the 2022 Net Operating Income is attributed mainly to occupancy increasing at the City Square White Plains Property during the time period.
(8)	The decrease in the TTM Net Operating Income from the 2024 Net Operating Income is attributed mainly to the former largest tenant, Bunge, vacating the City Square White Plains Property at the end of 2024. Bunge accounted for approximately 11% of City Square White Plains Property’s NRA and annual rent.
(9)	Underwritten Occupancy represents the underwritten economic occupancy and historical occupancies represent physical occupancies.
(10)	DSCR and Debt Yields are based on City Square White Plains Whole Loan.

Property Management. The City Square White Plains Property is self-managed by GDC Management, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,227,846 into a real estate tax reserve, (ii) $2,167,914 into a tenant improvements and leasing commissions (“TI/LC”) reserve, (iii) $38,750 into an immediate repair reserve, (iv) $2,500,000 into a gap rent and free rent reserve and (v) $4,411,087 into an outstanding leasing reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $306,961 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrowers to provide evidence to the lender that the City Square White Plains Property are insured

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the City Square White Plains Whole Loan. As of the origination date, an acceptable blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $12,667 into the replacement reserve.

TI/LC Reserve – On a monthly basis through and including the October 2028 payment date, the borrowers are required to deposit approximately $61,672 into the TI/LC reserve. On a monthly basis on every payment date thereafter, the borrowers are required to deposit approximately $46,254 into such reserve.

Gap Rent and Free Rent Reserve – On a monthly basis, the borrowers are required to deposit $25,000 into a gap rent and free rent reserve, which monthly reserve is intended to cover all future free rent obligations not capitalized upfront.

Lockbox / Cash Management. The City Square White Plains Whole Loan documents require a hard lockbox with respect to the commercial tenants and a soft lockbox with respect to the residential tenants and springing cash management. The borrowers were required to establish a lockbox account at origination. With respect to the residential tenants, the borrowers are required to deposit (or cause the property manager to deposit) all revenue generated by the multifamily units at the City Square White Plains Property into the lockbox account. The commercial tenants are required (pursuant to tenant direction letters) to deposit all rents and other sums due under their respective leases into the lockbox account. Funds on deposit in the lockbox account will be transferred to the borrowers unless a Cash Sweep Period (as defined below) exists, in which case such funds will be transferred daily to an account with the lender and applied by the lender as set forth in the City Square White Plains Whole Loan documents. During a Cash Sweep Period (other than a Cash Sweep Period due solely to a Specified Tenant Sweep Event (as defined below), all excess cash flow, after the payment of required reserves and other amounts due with respect to the City Square White Plains Whole Loan, will be held by the lender as additional collateral for the City Square White Plains Whole Loan; provided that any excess cash flow so collected will be released to the borrowers upon the cessation of such Cash Sweep Period, provided no other Cash Sweep Period exists. During a Specified Tenant Sweep Event, all excess cash flow, after payment required reserves and other amounts due with respect to the City Square White Plains Whole Loan, will be reserved with the lender and made available to the borrowers to pay for tenant improvements and leasing commissions related to re-tenanting the space previously leased to the Specified Tenant (as defined below); provided that any excess cash flow so collected and not used to re-tenant such Specified Tenant space will be released to the borrowers upon the cessation of such Specified Tenant Sweep Event provided no other Cash Sweep Period exists.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Specified Tenant Sweep Event; and will end upon (x) with respect to clause (i) above, a cure of such event of default, (y) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (z) with respect to clause (iii) above, the expiration of all Specified Tenant Sweep Events.

A “Specified Tenant” means, individually and collectively, the Westchester County Department of Health and any other tenant under a lease covering 50,000 or more rentable SF at the City Square White Plains Property (and any parent company of the foregoing, and guarantor of any such tenant’s lease).

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary business operations or otherwise failing to occupy 50% or more of its leased space for a period of 60 days (as such period may be extended for up to two successive periods of 30 days each in the event the applicable Specified Tenant is diligently pursuing alterations or renovations to its demised premises in accordance with the terms of its lease), or giving written notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is nine months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating downgraded by at least two notches by any rating agency from its rating as of origination, or if the lease is entered after origination, the date that such lease is entered into or if the Specified Tenant is rated after origination or the date the lease is entered into, as applicable, as of the date such Specified Tenant is so rated (the applicable date, the “Specified Tenant Rating Date”).

A Specified Tenant Sweep Event will end, with respect to: (A) clause (i), if the cure of such event of default has been accepted by the borrowers; (B) clause (ii), if the Specified Tenant has (a) resumed occupancy and normal business operations at substantially all of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel certificate; (C) clause (iii), if the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), if the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at all of its leased space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) if the borrowers have delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; and (F) clause (vi), if the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will end if (a) substantially all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

PILOT Agreement. 1-11 Martine and 50 Main Street (the “PILOT Property”) are subject to a 10-year Payment in Lieu of Taxes Agreement (“PILOT”) with the City of White Plains (the “City”) and the County of Westchester (the “County”) that expires on June 30, 2033. The PILOT period is (a) January 1, 2023 through December 31, 2032, with respect to the PILOT payments payable to the County and (b) July 1, 2023 through June 30, 2033 with respect to the PILOT payments payable to the City and the school district. PILOT payments are due by April 1 each year with respect to payments to the County and by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

January 1 and July 1 of each year with respect to payments to the City and school district. The obligation to make PILOT payments is secured by a mortgage in favor of the City on the PILOT Property (the “City Mortgage”), which mortgage is senior to the City Square White Plains Whole Loan. The applicable borrower’s obligations under the City Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any accrued interest thereon. The City Mortgage will terminate and be discharged upon a termination of the PILOT agreement and payment in full of any sums due thereunder. See "Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the prospectus for additional information.

Terrorism Insurance. The City Square White Plains Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the City Square White Plains Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Mortgage Loan No. 4 – Capital Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$60,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Etude Capital			Size:	1,710,607 SF
Guarantor:	Steven Stein			Cut-off Date Balance per SF(1):	$82
Mortgage Rate:	5.8080%			Maturity Balance per SF(1):	$82
Note Date:	10/1/2025			Property Managers:	Cubesmart Asset Management,
Maturity Date:	10/11/2030				LLC and Extra Space
Original Term to Maturity:	60 months				Management, Inc.
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$11,601,875
Seasoning:	2 months			UW NCF:	$11,430,817
Prepayment Provisions(2):	YM1(26),DorYM1(27),O(7)			UW NOI Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield(1):	8.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.3%
Additional Debt Balance(1):	$80,000,000			UW NCF DSCR(1):	1.39x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$12,247,995 (7/31/2025 TTM)
				2nd Most Recent NOI:	$12,684,581 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$12,973,259 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.7% (Various)
RE Taxes:	$1,565,740	$172,973	NAP	2nd Most Recent Occupancy:	87.3% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	88.3% (12/31/2023)
Replacement Reserve:	$0	$14,260	NAP	Appraised Value (as of)(4):	$223,300,000 (6/24/2025)
Deferred Maintenance:	$405,565	$0	NAP	Appraised Value PSF(4):	$131
Supplemental Tax Reserve Funds:	$436,358	$0	NAP	Cut-off Date LTV Ratio(1):	62.7%
				Maturity Date LTV Ratio(1):	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$140,000,000	100.0%	Loan Payoff:	$132,638,304	94.7%
			Upfront Reserves:	$2,407,663	1.7%
			Closing Costs:	$1,716,035	1.2%
			Return of Equity:	$3,237,999	2.3%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Capital Storage Portfolio Mortgage Loan (as defined below) is part of the Capital Storage Portfolio Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Capital Storage Portfolio Whole Loan.
(2)	In connection with full prepayment or defeasance, as applicable, the borrowers have the option to elect either yield maintenance-based or defeasance-based options prior to the open prepayment period. There is no lockout period associated with the yield maintenance-based option. The defeasance lockout period will be at least 26 months beginning with and including the first payment date on November 11, 2025. The assumed defeasance lockout period is based on the expected WFCM 2025-5C7 closing date in December 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

The Mortgage Loan. The fourth largest mortgage loan (the “Capital Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Capital Storage Portfolio Whole Loan”) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. The Capital Storage Portfolio Whole Loan is secured by a first lien mortgage on the borrowers’ fee interest in a 1,710,607 SF, self storage portfolio consisting of 22 properties (each, a “Capital Storage Portfolio Property” and collectively, the “Capital Storage Portfolio Properties” or the “Capital Storage Portfolio”) located across Texas, Florida and Oklahoma. The Capital Storage Portfolio Mortgage Loan is evidenced by the controlling note A-1-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000.

The relationship between the holders of the Capital Storage Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The Capital Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%
Capital Storage Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	WFCM 2025-5C7	Yes
A-1-2(1)	$10,000,000	$10,000,000	WFB	No
A-2	$40,000,000	$40,000,000	BANK5 2025-5YR18	No
A-3(1)	$20,000,000	$20,000,000	WFB	No
A-4(1)	$10,000,000	$10,000,000	WFB	No
Total	$140,000,000	$140,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are FM471 Storage, LLC, Walzem Storage LLC, Junction Storage LLC, Shell Storage LLC, N Main Storage LLC, Dessau Storage LLC, FM 1460 Storage LLC, FM2978 Storage LLC, NW Freeway Storage LLC, Little York Storage LLC, McHard Storage LLC, Sabo Storage LLC, Eagle's Nest Storage LLC, Dollar Storage LLC, NW 27 Storage LLC, Hwy 66 Storage LLC, 51st Storage LLC, 71st Storage LLC, Fulton Storage LLC, Hwy 41 Storage LLC, Gatlin Storage LLC and Summerfield Storage LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Capital Storage Portfolio Whole Loan.

The borrower sponsor is Etude Capital LLC (“Etude Capital”) and non-recourse carveout guarantor is Steven Stein. Etude Capital was founded by Steven Stein in 2012. Etude Capital manages a portfolio of public and private equities, real estate, credit, and derivatives with assets under management more than $150 million. Steven Stein is the sole shareholder of Etude Capital and is the largest individual investor in each of its funds.

The Properties. The Capital Storage Portfolio is comprised of 22 properties containing individual self storage assets totaling 12,502 units and 1,710,607 SF, located across three states – Texas, Florida and Oklahoma. The Capital Storage Portfolio includes 6,991 (55.9% of total units) non-climate-controlled units, 5,028 (40.2%) climate-controlled units, 474 (3.8%) parking units and 9 (0.1%) other units. The Capital Storage Portfolio has a weighted average year built of 2009 and no individual Capital Storage Portfolio Property accounts for more than 7.0% of underwritten net cash flow or 7.4% of units across the Capital Storage Portfolio. As of May to July 2025 (TTM), the Capital Storage Portfolio was 88.7% occupied. The borrower sponsor purchased the Capital Storage Portfolio in 2018 and has invested approximately $21.0 million in capital expenditures.

The following table presents certain information relating to the Capital Storage Portfolio Properties:

Portfolio Summary
Property	Address	City, State	Year Built	Units	Net Rentable Area (SF)(1)	Occupancy %	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF	% of UW NCF
5712 Old River	4230 North Farm to Market 565 Road	Old River-Winfree, TX	2016	611	91,208	93.3%	$9,583,000	6.8%	$12,900,000	$801,009	7.0%
5710 Houston	7705 Mchard Road	Houston, TX	2011	610	82,855	84.1%	$9,191,000	6.6%	$13,800,000	$704,165	6.2%
5720 Port St Lucie	2140 Southwest Gatlin Boulevard	Port St. Lucie, FL	1995	767	75,844	87.5%	$9,185,000	6.6%	$13,900,000	$703,571	6.2%
5704 Taylor	3706 North Main Street	Taylor, TX	1997	928	121,781	88.8%	$9,008,000	6.4%	$12,900,000	$692,587	6.1%
5705 Pflugerville	13601 Dessau Road	Pflugerville, TX	2016	705	89,226	87.7%	$8,847,000	6.3%	$12,500,000	$704,013	6.2%
5703 Georgetown	3901 Shell Road	Georgetown, TX	2015	479	70,770	93.3%	$7,299,000	5.2%	$10,100,000	$573,769	5.0%
5719 Palmetto	5310 US Highway 41 North	Palmetto, FL	Various	561	56,101	87.0%	$7,002,000	5.0%	$11,600,000	$546,652	4.8%
5707 Tomball	24210 Hufsmith Kohrville Road	Tomball, TX	2011	467	61,839	89.7%	$6,418,000	4.6%	$8,700,000	$506,468	4.4%
5721 Summerfield	15855 US Highway 441	Summerfield, FL	2018	542	79,756	79.5%	$6,412,000	4.6%	$11,000,000	$507,059	4.4%
5716 Broken Arrow	19451 East 51st Street South	Broken Arrow, OK	2008	605	92,831	93.7%	$6,375,000	4.6%	$8,500,000	$600,632	5.3%
5706 Georgetown	2701 Farm to Market Road 1460	Georgetown, TX	2016	575	78,516	94.6%	$6,198,000	4.4%	$9,500,000	$442,190	3.9%
5708 Cypress	21300 Northwest Freeway	Cypress, TX	2004	547	77,961	88.8%	$6,191,000	4.4%	$9,000,000	$470,556	4.1%
5718 Hudson	9406 Fulton Avenue	Hudson, FL	2008	639	74,351	80.0%	$6,022,000	4.3%	$9,600,000	$478,487	4.2%
5709 Katy	18860 West Little York Road	Katy, TX	2016	471	66,545	90.4%	$5,826,000	4.2%	$8,000,000	$456,966	4.0%
5711 Houston	10801 Sabo Road	Houston, TX	2004	751	106,916	85.6%	$5,298,000	3.8%	$9,500,000	$418,539	3.7%
5700 San Antonio	14130 Old Farm to Market 471 West	San Antonio, TX	2006	498	72,324	80.7%	$5,253,000	3.8%	$9,200,000	$409,284	3.6%
5713 Edmond	14333 North Santa Fe Avenue	Edmond, OK	2006	450	62,495	90.9%	$4,750,000	3.4%	$6,600,000	$506,969	4.4%
5714 Moore	820 Northwest 27th Street	Moore, OK	2011	541	73,287	93.9%	$4,687,000	3.3%	$6,250,000	$410,323	3.6%
5701 San Antonio	7007 Walzem Road	San Antonio, TX	2016	529	77,551	95.5%	$4,610,000	3.3%	$9,300,000	$362,607	3.2%
5702 Liberty Hill	400 North US Highway 183	Liberty Hill, TX	2016	421	65,892	83.6%	$4,270,000	3.1%	$8,300,000	$335,858	2.9%
5715 Catoosa	2861 North Highway 66	Catoosa, OK	2004	536	68,359	89.4%	$4,125,000	2.9%	$5,500,000	$444,767	3.9%
5717 Broken Arrow	7121 South 297th East Avenue	Broken Arrow, OK	2001	269	64,199	92.6%	$3,450,000	2.5%	$4,600,000	$354,348	3.1%
Total/Weighted Average				12,502	1,710,607	88.7%	$140,000,000	100.0%	$223,300,000(2)	$11,430,817	100.0%
(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other Capital Storage Portfolio Properties.
(2)	Represents the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

The following table presents information with respect to the unit mix of the Capital Storage Portfolio Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy	UW Rent Per Unit
Non-Climate Controlled	1,001,014	58.5%	6,991	88.7%	$35.36
Climate Controlled	648,053	37.9%	5,028	88.4%	$40.44
Parking	58,990	3.4%	474	85.7%	$31.36
Other(2)	2,550	0.1%	9	100.0%	$390.85
Total/Weighted Average	1,710,607	100.0%	12,502	88.5%(3)	$37.51
(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other properties.
(2)	Includes billboards, office and cell towers.
(3)	Total/Weighted average weighted on the number of units.

The Market. The Capital Storage Portfolio Properties are located across three states: Texas (13 properties, 60.2% of UW NCF), Oklahoma (5 properties, 20.3% of UW NCF), and Florida (4 properties, 19.6% of UW NCF).

The following table presents a market summary related to the Capital Storage Portfolio Properties:

State	Property Count	# of Units	SF	Allocated Whole Loan Amount	% of ALA	UW NCF
Texas	13	7,592	1,063,384	$87,992,000	62.9%	$6,878,010
Florida	4	2,509	286,052	$28,621,000	20.4%	$2,235,768
Oklahoma	5	2,401	361,171	$23,387,000	16.7%	$2,317,039
Total	22	12,502	1,710,607	$140,000,000	100.0%	$11,430,817

Appraisal. According to the appraisal, the Capital Storage Portfolio had an “As Portfolio” appraised value of $223,300,000 as of June 24, 2025, which is inclusive of an approximately 5.7% portfolio premium. Additionally, the appraisal appraised the Capital Storage Portfolio Properties as of various dates in June 2025, which produced an aggregate “as is” appraised value of $211,250,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in July 2025, there was no evidence of any recognized environmental conditions at any of the Capital Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Capital Storage Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM(1)	UW	UW PSF
Base Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$18,277,085	$10.68
Grossed Up Vacant Space	$0	$0	$0	$0	$2,360,810	$1.38
Gross Potential Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$20,637,895	$12.06
Other Income(2)	$1,568,713	$1,577,359	$1,726,925	$1,670,511	$1,713,867	$1.00
Less: Concessions	$397,736	$405,667	$562,189	$529,698	$529,698	$0.31
Less: Collection Loss	$322,305	$253,757	$255,794	$296,521	$296,521	$0.17
Net Rental Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$21,525,544	$12.58
Less: Vacancy	$0	$0	$0	$0	$2,360,810	$1.38
Effective Gross Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$19,164,734	$11.20

Real Estate Taxes	$1,559,045	$1,640,388	$1,640,679	$1,775,039	$2,593,723	$1.52
Insurance	$259,246	$315,213	$336,375	$365,165	$185,332	$0.11
Management Fee	$973,904	$984,217	$963,035	$923,893	$958,237	$0.56
Other Expenses	$3,630,283	$3,773,561	$3,863,224	$3,825,567	$3,825,567	$2.24
Total Operating Expenses	$6,422,478	$6,713,379	$6,803,313	$6,889,664	$7,562,858	$4.42

Net Operating Income	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,601,875	$6.78
Replacement Reserves	$0	$0	$0	$0	$171,058	$0.10
Net Cash Flow	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,430,817	$6.68

Occupancy(3)	88.4%	88.3%	87.3%	88.5%	88.6%
NOI DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.41x
NCF DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.39x
NOI Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.3%
NCF Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.2%

(1)	Represents the annualized Trailing nine Months for 5 of the 22 Capital Storage Portfolio Properties where a management change took place at the Capital Storage Portfolio Properties and a T-12 was unavailable.
(2)	Other Income includes administrative fees, late fees, tenant insurance and merchandise sales.
(3)	The underwritten vacancy is 11.4%. The Capital Storage Portfolio was 88.7% occupied as of May 31, 2025 to July 31, 2025.
(4)	Debt service coverage ratios and debt yields are based on the Capital Storage Portfolio Whole Loan.

Escrows and Reserves.

Taxes – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $1,565,740 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months, initially $172,973.

Insurance – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Capital Storage Portfolio Whole Loan documents has occurred and is continuing; (ii) the Capital Storage Portfolio Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to $14,260 for replacements.

Immediate Repair Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $405,565 for immediate repairs.

Supplemental Tax Reserve Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $436,358 as a supplemental reserve for real estate taxes.

Lockbox and Cash Management. The Capital Storage Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Capital Storage Portfolio Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Capital Storage Portfolio Whole Loan documents; or
(ii)	the net operating income debt service coverage ratio (“NOI DSCR”) is less than 1.15x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, the NOI DSCR is equal to or greater than 1.15x for two consecutive calendar quarters.

Release of Property The Capital Storage Portfolio Whole Loan documents provide that, following the defeasance lockout period, the borrowers may obtain the release of any individual property in connection with a bona fide sale of a release property to an unaffiliated third party, subject to certain conditions, including:

(i)	no event of default shall have occurred or be continuing;
(ii)	prepayment of the Capital Storage Portfolio Whole Loan in an amount equal to the greatest of (A) 85% of the net sales proceeds from the property sale, (B) 110% of the allocated loan amount for the release property or (C) an amount sufficient to comply with related REMIC requirements, together with the applicable yield maintenance premium therefor;
(iii)	the post-release NOI DSCR being no less than 1.30x;
(iv)	the post-release net operating income debt yield’s being no less than 8.5%; and
(v)	an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance. The Capital Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Capital Storage Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Mortgage Loan No. 5 – Empire Mall
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Sioux Falls, SD 57106
Original Balance(1):	$60,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2013
Borrower Sponsor:	Simon Property Group, L.P.			Size:	1,024,394 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance Per SF(1):	$117
Mortgage Rate:	6.716%			Maturity Date Balance Per SF(1):	$117
Note Date:	10/1/2025			Property Manager:	Simon Management Associates,
Maturity Date:	10/1/2030				LLC (borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI (3):	$19,837,440
Seasoning:	2 months			UW NCF:	$18,331,837
Prepayment Provisions(2):	L(26),D(27),O(7)			UW NOI Debt Yield(1):	16.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	15.3%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	16.5%
Additional Debt Balance(1):	60,000,000			UW NCF DSCR(1):	2.24x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$18,061,764 (8/31/2025 TTM)
Reserves(4)				2nd Most Recent NOI:	$18,000,096 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$17,161,886 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	87.2% (9/4/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.0% (12/31/2024)
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	89.0% (12/31/2023)
TI/LC Reserve:	$0	$69,246	$3,323,820	Appraised Value (as of):	$202,000,000 (6/26/2025)
Outstanding TI/LC Reserve:	$0(5)	$0	NAP	Appraised Value Per SF:	$197
Gap Rent Reserve:	$992,738	$0	NAP	Cut-off Date LTV Ratio(1):	59.4%
				Maturity Date LTV Ratio(1):	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	71.1%	Loan Payoff:	$167,214,263	99.0%
Borrower Sponsor Equity:	$48,842,063	28.9%	Reserves:	$992,738	0.6%
			Closing Costs	$635,062	0.4%

Total Sources:	$168,842,063	100.0%	Total Uses:	$168,842,063	100.0%
(1)	The Empire Mall Mortgage Loan (as defined below) is part of the Empire Mall Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The Financial Information in the chart above reflects the Empire Mall Whole Loan (as defined below).
(2)	Defeasance of the Empire Mall Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 1, 2028. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(3)	The increase in Base Rent and UW NOI from the Base Rent and Most Recent NOI is primarily driven by UW Base Rent reflecting the higher rent associated with the Dick’s expansion space.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	In lieu of an upfront cash deposit, the guarantor has executed a guaranty for the required initial deposit to the Outstanding TI/LC Reserve as permitted by the Empire Mall Whole Loan documents. Please see “Escrows and Reserves” below.

The Mortgage Loan. The fifth largest mortgage loan (the “Empire Mall Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000 (the “Empire Mall Whole Loan”). The Empire Mall Whole Loan is secured by the borrower’s fee interest in a 1,024,394 SF super regional mall located in Sioux Falls, South Dakota (the “Empire Mall Property”). The Empire Mall Mortgage Loan is evidenced by the controlling A-1 note and non-controlling A-2 note with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The relationship between the holders of the Empire Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

The table below summarizes the promissory notes comprising the Empire Mall Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	WFCM 2025-5C7	Yes
A-2	$20,000,000	$20,000,000	WFCM 2025-5C7	No
A-3(1)	$20,000,000	$20,000,000	WFB	No
A-4(1)	$40,000,000	$40,000,000	GACC	No
Total	$120,000,000	$120,000,000
(1)	Expected to be contributed to one or more future securitization trust(s) or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Empire Mall Whole Loan is Empire Mall, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Empire Mall Whole Loan. The borrower sponsor and non-recourse guarantor for the Empire Mall Whole Loan is Simon Property Group, L.P. (“Simon”). The loan documents provide that the borrower has personal liability for losses related to breaches of environmental covenants and other stipulated recourse events; however, for so long as Simon is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the Empire Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG), a global leader in the ownership of premier shopping, dining, entertainment, and mixed-use destinations, and an S&P 100 company. Simon Property Group, L.P. owns properties across North America, Europe, and Asia, providing community gathering places for millions of people daily and generating billions in annual sales. The company maintains a strong financial position, with a credit rating of A/A3 by S&P/Moody’s. As of June 30, 2025, Simon owned or held an interest in 194 income-producing properties in the United States, including 92 malls, 70 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 12 other retail properties. Simon also owns an 88% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 22 regional, super-regional and outlet malls in the United States and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of November 25, 2025, Simon had an equity market capitalization of approximately $60.4 billion.

The Property. The Empire Mall Property is a single-level, Class B super-regional shopping mall located in Sioux Falls, South Dakota. The Empire Mall Property is situated on an 82.4-acre site and features a total of 1,166,418 SF of gross leasable area (“GLA”) including outparcels, of which 1,024,394 SF of the GLA is owned space. The Empire Mall Property is anchored by JCPenney, Dick’s House of Sport and Macy’s, which owns its improvements and ground leases the underlying land from the borrower. Other major tenants include Crunch Fitness, Buckle, Hy-Vee, Old Navy and Helzberg Diamonds. Built between 1974 and 1977 with notable renovation occurring in 2013 and a recent addition of Freddy's Frozen Custard in 2022, the Empire Mall Property also includes 14 outparcel buildings, ranging from a high-performing Hy-Vee grocery store to various retail and restaurant establishments. The Empire Mall Property demonstrates a strong occupancy profile, with average occupancy of 91.6% from 2016 to 2024.

As of September 4, 2025, the Empire Mall Property was 87.2% leased based on owned SF to 110 unique tenants. The trailing 12-month in-line sales PSF as of July 31, 2025, is $437 PSF, representing a 33.6% increase over 2020 and 4.8% increase over pre-pandemic 2019.

Major Tenants.

Dick’s House of Sport (100,709 SF; 9.8% of NRA; 10.5% of underwritten base rent). Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, Dick’s House of Sport (“Dick’s”) is an American sporting goods retailer that offers a wide range of sports and outdoor equipment, athletic apparel and footwear. Dick’s has been a tenant at the Empire Mall Property since March 2013 and executed a lease in August 2025 to expand from its existing 50,300 SF space to a new anchor space totaling 100,709 SF. Dick’s received $100 PSF in allowable tenant reimbursements in connection with the buildout of the expansion space. Dick’s remains in occupancy and operating in its existing 50,300 SF space. The Dick’s expansion space lease is anticipated to commence in September 2026, has a lease expiration in August 2036 and has three, five-year renewal options. The landlord work for the space is complete, Dick’s has possession and is completing their work.

Crunch Fitness (60,000 SF; 5.9% of NRA; 4.3% of underwritten base rent). Founded in 1989, Crunch Fitness is headquartered in New York, NY. Crunch Fitness specializes in fitness, personal training, retail, health and wellness and has over 300 locations worldwide. Crunch Fitness has been a tenant at the Empire Mall Property since November 2023, has a lease expiring in November 2034 and has two, five-year renewal options remaining.

Buckle (5,576 SF; 0.5% of NRA; 3.8% of underwritten base rent). Founded in 1948, Buckle is an American Fashion retailer selling clothing, footwear and accessories for men, women and children. Today, Buckle has more than 440 retail stores across 42 states in United States. Buckle has been a tenant at the Empire Mall Property since February 2024, has a lease expiring in January 2027 and has no renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

The following table presents certain information relating to tenancy at the Empire Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Occ Cost(2)	Lease Expiration	Renewal Option	Term. Option	Sales PSF(2)
Anchors
Dick’s House of Sport	NR/NR/NR	100,709	9.8%	$1,762,408	10.5%	$17.50	8.1%(3)	8/31/2036	3 x 5 yr	None	$243(3)
J.C. Penney		134,209	13.1%	$356,931	2.1%	$2.66	2.5%	4/30/2031	2 x 5 yr	None	$113
Macy's(4)		100,790	9.8%	$120,000	0.7%	$1.19	4.0%	3/31/2034	2 x 5 yr	None	$87
Total/Wtd. Avg.		335,708	32.8%	$2,239,339	13.4%	$6.67	4.6%

Major Tenants
Crunch Fitness	NR/NR/NR	60,000	5.9%	$722,748	4.3%	$12.05	NAV	11/30/2034	2 x 5 yr	None	NAV
Buckle	NR/NR/NR	5,576	0.5%	$632,850	3.8%	$113.50	16.0%	1/31/2027	N/A	None	$956
Hy-Vee	NR/NR/NR	89,044	8.7%	$618,775	3.7%	$6.95	NAV	12/31/2026	4 x 5 yr	None	NAV
Old Navy	NR/NR/NR	16,489	1.6%	$600,057	3.6%	$36.39	14.8%	1/31/2027	N/A	None	$300
Helzberg Diamonds	NR/NR/NR	2,034	0.2%	$459,421	2.7%	$225.87	12.6%	1/31/2030	N/A	None	$2,127
Tilly’s	NR/NR/NR	6,574	0.6%	$437,024	2.6%	$66.48	37.1%	1/31/2028	N/A	None	$188
Lululemon	NR/NR/NR	7,251	0.7%	$435,060	2.6%	$60.00	8.0%	10/31/2030	N/A	None	$1,117
Victoria’s Secret/ Victoria’s Secret Pink	NR/NR/NR	8,895	0.9%	$424,910	2.5%	$47.77	17.2%	1/31/2034	N/A	None	$482
American Eagle Outfitters	NR/NR/NR	6,800	0.7%	$368,642	2.2%	$54.21	16.8%	1/31/2028	N/A	None	$554
Maurices	NR/NR/NR	5,726	0.6%	$362,007	2.2%	$63.22	23.9%	6/30/2028	N/A	None	$419
Largest Tenants		208,389	20.3%	$5,061,496	30.2%	$24.29	10.8%

Non-Major Tenants		349,540	34.1%	$9,452,719	56.4%	$27.0

Occupied Collateral Total		893,637	87.2%	$16,753,553	100.0%	$18.75
Vacant Space		130,757	12.8%
Total/Wtd. Avg.		1,024,394	100.0%
(1)	Based on the underwritten rent roll dated as of September 4, 2025.
(2)	Based on 7/31/2025 TTM Sales, unless otherwise specified.
(3)	Dick’s Occ Cost and Sales PSF are calculated based on the 2024 annual rent of $984,648 and 50,300 SF of occupied space. Dick’s will be expanding into their newly signed 100,709 SF space in 2026.
(4)	A 100,790 SF portion of the Empire Mall Property is subject to a ground lease between the borrower, as the ground landlord, and Macy’s, as the ground tenant. The ground lease commenced in October 1973, has current annual base rent of $120,000, has a lease expiration in March 2034 and has two, five-year renewal options remaining. Macy’s owns its own improvements.

The following table presents certain information relating to the tenant sales of the Empire Mall Property:

Sales History
	2019	2020	2021	2022	2023	2024(1)	7/31/2025 TTM(1)(2)
Gross Property Sales	$180,506,000	$131,991,000	$178,750,000	$179,504,000	$176,499,720	$187,942,077	$188,187,694
Comparable Sales PSF (Inline < 10,000 SF)	$417	$327	$479	$480	$449	$439	$437
Occupancy Cost (Inline < 10,000 SF)	15.3%	17.6%	13.3%	13.1%	14.1%	13.5%	13.8%
(1)	Reflects sales for Dick’s and T.J. Maxx as reported for the February 2024 to January 2025 lease period. Reflects sales for Dillard’s for the March 2024 to December 2024 period due to not being open prior to March 2024.
(2)	Reflects sales for Macy’s and J.C. Penny for calendar year 2024 given tenant only reports sales annually.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

The following table presents certain information relating to the historical anchor and large tenant sales performance of the Empire Mall Property:.

Historical Anchor and Large Format Tenant Sales Performance(1)
Tenant	SF	2021	PSF	2022	PSF	2023	PSF	2024	PSF
J.C. Penney	134,209	$16,000,000	$119	$16,900,000	$126	$16,100,000	$120	$15,100,000	$113
Dillard's	142,024	NAV	NAV	NAV	NAV	NAV	NAV	$14,400,000(2)	$101
T.J. Maxx	25,818	$11,800,000	$457	$11,400,000	$442	$11,700,000	$453	$13,300,000	$515
Dick's House of Sport	50,300(3)	$10,700,000	$213	$10,700,000	$213	$11,700,000	$233	$12,200,000	$243
Macy's	100,790	$12,300,000	$122	$12,100,000	$120	$11,100,000	$110	$8,800,000	$87
Old Navy	16,489	$6,107,000	$370	$5,146,000	$312	$4,762,146	$289	$5,004,651	$304
The District (Restaurant)	37,000	$865,000	$23	$1,208,000	$33	$1,416,419	$38	$1,459,278	$39
Total	506,630	$57,772,000	$114	$57,454,000	$113	$56,778,565	$112	$70,263,929	$139
(1)	Large format tenants represent tenants over 10,000 SF.
(2)	Dillard’s opened in March 2024 and is showing partial year 2024 sales.
(3)	Dick’s square footage of 50,300 represents total square footage in suite 2004 prior to tenant's relocation/expansion to suite 2003 scheduled for September 2026.

The following table presents certain information relating to the lease rollover schedule at the Empire Mall Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	13	32,180	3.1%	3.1%	$509,101	3.0%	3.0%	$15.82
2026	25	136,582	13.3%	16.5%	$2,645,140	15.8%	18.8%	$19.37
2027	17	88,592	8.6%	25.1%	$2,464,540	14.7%	33.5%	$27.82
2028	16	59,515	5.8%	30.9%	$2,247,757	13.4%	47.0%	$37.77
2029	8	59,795	5.8%	36.8%	$1,252,006	7.5%	54.4%	$20.94
2030	11	45,512	4.4%	41.2%	$2,046,328	12.2%	66.6%	$44.96
2031	5	149,009	14.5%	55.8%	$1,162,859	6.9%	73.6%	$7.80
2032	2	10,591	1.0%	56.8%	$173,059	1.0%	74.6%	$16.34
2033	3	16,106	1.6%	58.4%	$626,398	3.7%	78.4%	$38.89
2034	4	172,831	16.9%	75.2%	$1,405,716	8.4%	86.7%	$8.13
2035	4	17,956	1.8%	77.0%	$281,734	1.7%	88.4%	$15.69
Thereafter	5	104,968	10.2%	87.2%	$1,938,917	11.6%	100.0%	$18.47
Vacant	0	130,757	12.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	113	1,024,394	100.0%		$16,753,553	100.0%		$18.75
(1)	Based on the underwritten rent roll dated September 4, 2025.

The Market. The Empire Mall Property is located in Sioux Falls, Minnehaha County, South Dakota, approximately 5.7 miles from Downtown Sioux Falls and 7.9 miles from Sioux Falls Regional Airport. The Empire Mall Property is located along a major commercial corridor, with Walmart and Sam’s Club located to the north of the Empire Mall Property, residential neighborhoods to the immediate south and west. The Empire Mall Property benefits from its strategic location within the Sioux Falls metro area. It is accessible via West 41st Street, West 49th Street, and Louise Avenue, with Interstate 29, a major north-south highway, located just west of the property. The Empire Mall Property is the biggest shopping center between Denver and Minneapolis, with no competing regional malls within a 75-mile radius. The presence of a high-performing Hy-Vee grocery store further enhances its demand. According to the appraisal, the top five employers in the surrounding area are Sanford Health, Avera Health, Smithfield Foods, Hy-Vee Food Stores and Wells Fargo Bank N.A.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

According to the appraisal, the 2025 average household income within the one-, three- and five-mile radius of the Empire Mall Property was approximately $68,078, $113,846 and $110,816, respectively; and within the same radii, the 2025 estimated population was 9,280, 95,129 and 178,383, respectively.

According to the appraisal, the Empire Mall Property is situated in the Sioux Falls, South Dakota submarket. As of the second quarter of 2025, the submarket reported total inventory of approximately 16.1 million SF with 1.90% vacancy rate and average rents of $17.60 PSF.

The following table presents certain information relating to the market rent summary of the Empire Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
0 to 1,500 SF Space	$70.00	5	3.0% annually	$30.00
1,501-2,500 SF Space	$65.00	5	3.0% annually	$30.00
2,501-4,000 SF Space	$60.00	5	3.0% annually	$30.00
4,001-6,500 SF Space	$55.00	5	3.0% annually	$30.00
6,501-10,000 SF Space	$40.00	5	3.0% annually	$30.00
Jewelry Space	$160.00	5	3.0% annually	$30.00
Restaurant Space	$40.00	5	3.0% annually	$50.00
Snack Bars Space	$225.00	5	3.0% annually	$30.00
Food Court Space	$150.00	5	3.0% annually	$30.00
Greater than 10,000 SF Space	$25.00	10	10.0% every 5 years	$20.00
Owned Anchor Space	$4.00	15	10.0% every 5 years	$20.00
Grocery Space	$7.50	15	10.0% every 5 years	$20.00
Health Club Space	$12.50	15	10.0% every 5 years	$40.00
Small Outparcel Space	$30.00	5	3.0% annually	$30.00
Large Outparcel Space	$20.00	10	10.0% every 5 years	$30.00
(1)	Information obtained from the Appraisal.

The following table presents certain information relating to the competitive properties of the Empire Mall Property:

Competitive Property Summary(1)
Property Name	Year Built/Renovated	Total NRA(SF)(2)	Total Occupancy(2)	Anchor / Major Tenants	Distance to Empire Mall Property
The Empire Mall	1974 / 2013	1,024,394	87.2%	J.C. Penney, Macy’s, Dick’s House of Sport	NAP
Crabtree Valley Mall	1972 / 2003	1,147,631	87.0%	Macy’s, Belk, Belk Men’s, Dick’s House of Sports	1,370 miles
Chula Vista Center	1962 / 2012	491,053	88.0%	Macy's, J.C. Penney, Burlington, Curacao, AMC Theatres	1,699 miles
The Annapolis Mall	1980 / 2007	1,124,406	66.0%	Macy's, J.C. Penney	1,298 miles
South Plains Mall	1972 / 2015	983,517	70.0%	Dillard’s, Dillard’s Women’s, Dillard’s Men’s, J.C. Penney, Barnes & Noble, Beall’s, Premiere Cinemas	912 miles
Galleria at Sunset	1996 / 2002	567,483	87.0%	Dillard’s, Kohl’s, Macy’s, J.C. Penney, Dick’s Sporting Goods	1,375 miles
Wtd. Avg.			79.6%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the owned SF of the underwritten rent roll as of September 4th, 2025. Total Occupancy based on total SF is 88.8%.

Appraisal. According to the appraisal, the Empire Mall Property has an “as-is” appraised value of $202,000,000 as of June 26, 2025.

Environmental Matters. According to the Phase I environmental assessment dated September 18, 2025, a recognized environmental condition (REC) was identified at the Empire Mall Property associated with three on-site underground storage tanks (UST’s) installed in 2008. A prior Phase II ESA was performed in 2019; however, it did not encompass the entirety of the collateral and did not address potentially impacted subsurface media. The USTs are equipped with a continuous monitoring system and passed tank integrity tests in 2025. An opinion of probable cost was obtained for related remediation with an upper-end estimate of $400,000. No environmental insurance was required. The loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants, among other things.

Property Management. The Empire Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten cash flows of the Empire Mall Property:

	Cash Flow Analysis
	2021	2022	2023	2024	7/31/2025 TTM	UW	UW PSF
Base Rent	$13,614,629	$13,873,578	$14,139,163	$14,598,706	$14,529,593	$16,565,740(4)	$16.17
Contractual Rent Steps	$0	$0	$0	$0	$0	$187,813(1)	$0.18
Percentage Rent	$914,394	$1,086,113	$980,810	$1,214,915	$1,446,987	$826,864	$0.81
(Bad Debt / Collection Loss)	$252,155	$53,279	$47,924	($41,631)	($36,561)	$0	$0.00
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$1,783,367	$1.74
Gross Potential Rent	$14,781,178	$15,012,970	$15,167,897	$15,771,990	$15,940,019	$19,363,785(4)	$18.90
(Vacancy)	$0	$0	$0	$0	$0	($1,783,367)	($1.74)
Net Rental Income	$14,781,178	$15,012,970	$15,167,897	$15,771,990	$15,940,019	$17,580,418	$17.16
Other Revenue	$1,527,901	$1,635,063	$1,394,429	$1,310,526	$1,360,559	$1,343,902	$1.31
Reimbursement Revenue	$6,299,708	$6,202,859	$6,126,949	$6,530,082	$6,305,062	$7,099,047	$6.93
Effective Gross Income	$22,608,787	$22,850,892	$22,689,275	$23,612,598	$23,605,640	$26,023,366	$25.4
Real Estate Taxes	$1,781,230	$1,386,906	$1,320,547	$1,268,508	$1,305,176	$1,318,625	$1.29
Insurance	$302,519	$342,751	$378,576	$410,327	$290,401	$722,679	$0.71
Management Fee	$640,085	$664,488	$660,693	$684,998	$693,201	$780,701	$0.76
Other Expenses	$3,222,498	$3,266,686	$3,167,573	$3,248,669	$3,255,098	$3,363,921	$3.28
Total Expenses	$5,946,332	$5,660,831	$5,527,389	$5,612,502	$5,543,876	$6,185,926	$6.04
Net Operating Income	$16,662,455	$17,190,061	$17,161,886	$18,000,096	$18,061,764	$19,837,440	$19.37
Capital Expenditures	$0	$0	$0	$0	$0	$204,879	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,300,724	$1.27
Net Cash Flow	$16,662,455	$17,190,061	$17,161,886	$18,000,096	$18,061,764	$18,331,837	$17.90

Occupancy (%)	87.0%	91.0%	89.0%	95.0%	87.2%(2)	90.8%(2)
NOI DSCR(3)	2.04x	2.10x	2.10x	2.20x	2.21x	2.43x
NCF DSCR(3)	2.04x	2.10x	2.10x	2.20x	2.21x	2.24x
NOI Debt Yield(3)	13.9%	14.3%	14.3%	15.0%	15.1%	16.5%
NCF Debt Yield(3)	13.9%	14.3%	14.3%	15.0%	15.1%	15.3%

(1)	Represents rent steps through June 2025.
(2)	8/31/2025 TTM Occupancy % represents physical occupancy based on the underwritten rent roll dated September 4, 2025. UW Occupancy % represents economic occupancy.
(3)	DSCRs and Debt Yields are based on the Empire Mall Whole Loan.
(4)	The increase in Base Rent and UW NOI from the Base Rent and Most Recent NOI is primarily driven by UW Base Rent reflecting the higher rent associated with the Dick’s expansion space.

Escrows and Reserves.

Real Estate Taxes – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fails to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Empire Mall Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.
Insurance – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Empire Mall Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Empire Mall Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the Empire Mall Whole Loan documents require springing ongoing monthly deposits of $17,312 for replacement reserves.

Rollover Reserve – The Empire Mall Whole Loan documents require ongoing monthly deposits of $69,246 in the rollover reserve account, capped at $3,323,820, provided that no such cap will apply during a Lockbox Event Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

Outstanding TI/LC Reserve – The Empire Mall Whole Loan documents require the borrower to deposit with the lender at origination $11,572,000 for outstanding tenant improvements and/or leasing commissions due in connection with any lease at the Empire Mall Property, provided, however, so long as no event of default has occurred and is continuing, the borrower has the right in lieu of making the upfront cash deposit to provide either (i) a guarantee acceptable to the lender which guarantees payment of the required Outstanding TI/LC Reserve amounts or (ii) a letter of credit acceptable to the lender in the amount of the upfront Outstanding TI/LC Reserve deposit. In lieu of the upfront cash deposit, the guarantor has executed a guaranty for the required Outstanding TI/LC Reserve amounts.

Gap Rent Reserve – The Empire Mall Whole Loan documents require upfront deposit of $992,738 for future rent credits or abatements under existing leases.

A “Control Event” will occur upon neither Simon Property Group, Inc. nor Simon Property Group, L.P. owning at least 50% of the direct or indirect interests in the borrower or not controlling the borrower.

Lockbox and Cash Management. The Empire Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by the borrower in accordance with the lockbox agreement). During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Empire Mall Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	an event of default, bankruptcy of the borrower;
(ii)	bankruptcy action of the manager if the manager is an affiliate of the borrower; or
(iii)	the trailing four calendar quarter period debt yield falls below 13.0% for two calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or such bankruptcy action of the manager is discharged or dismissed within ninety days; or
(ii)	with regard to clause (ii) above, upon replacement of the manager within sixty days; or
(iii)	with regard to clause (iii) above, a) upon the debt yield has been equal to or greater than 13.0% for two calendar quarters, b) the borrower prepays a portion of loan amount to improve the debt yield to no less than 13.0%, c) the borrower delivers cash or securities acceptable to the lender and has received a rating agency confirmation, or d) provides a letter of credit in an amount equal to an amount if applied to the repayment of the Empire Mall Whole Loan would result in a debt yield equal to 13.0%.

PACE Loan. The Empire Mall Whole Loan documents permit the borrowers to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

Ground Lease. The borrower has a leasehold interest in a 13,450 square foot outparcel that is sub-leased to Men’s Warehouse and Red Lobster, each of which constructed its tenant improvements at its own expense. The leasehold parcel’s net operating income constitutes approximately 2.4% of the total net operating income for the Empire Mall Property, which was included for loan underwriting purposes. The related ground lease with Judson Berry Trust, as ground lessor, expires September 30, 2033 and currently has an annual ground rent payment of $80,404. No extensions of the ground lease term are currently available.

Terrorism Insurance. The Empire Mall Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Empire Mall Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Mortgage Loan No. 6 – Hilton Daytona Beach Oceanfront Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Daytona Beach, FL 32118
Original Balance(1):	$58,275,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$58,183,493			Detailed Property Type:	Full Service
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	1988/2005, 2017
Borrower Sponsor:	Columbia Sussex Corporation			Size:	744 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room(1):	$111,719
Mortgage Rate:	6.6630%			Maturity Date Balance Per Room(1):	$105,694
Note Date:	9/25/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	10/11/2030				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$12,875,494
Seasoning:	2 months			UW NCF:	$10,783,117
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield(1):	15.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	13.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	16.4%
Additional Debt Balance(1):	$24,935,783			UW NCF DSCR(1):	1.68x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$14,811,131 (7/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI:	$14,224,776 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$15,019,705 (12/31/2023)
RE Taxes:	$1,482,590	$129,727	NAP	Most Recent Occupancy:	68.2% (7/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	68.7% (12/31/2024)
FF&E Reserve:	$0	$174,365	NAP	3rd Most Recent Occupancy:	68.0% (12/31/2023)
PIP Reserve:	$26,783,944	Springing	NAP	Appraised Value (as of)(3):	$154,000,000 (7/18/2026)
Elevator Replacement Reserve:	$3,831,658	$0	NAP	Appraised Value Per Room(3):	$206,989
Seasonality Reserve:	$2,380,000	Springing	NAP	Cut-off Date LTV Ratio(1)(3):	54.0%
Replacement Comfort Letter Reserve:	$3,500	$0	NAP	Maturity Date LTV Ratio(1)(3):	51.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$83,250,000	56.2%	Purchase Price:	$112,000,000	75.7%
Borrower Sponsor Equity:	$61,072,942	41.3%	Upfront Reserves:	$34,481,692	23.3%
Seller Prorations:	$3,701,550	2.5%	Closing Costs:	$1,542,799	1.0%
Total Sources:	$148,024,492	100.0%	Total Uses:	$148,024,492	100.0%

(1)	The Hilton Daytona Beach Oceanfront Resort Mortgage Loan (as defined below) is part of the Hilton Daytona Beach Oceanfront Resort Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $83,250,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Hilton Daytona Beach Oceanfront Resort Whole Loan.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The appraisal concluded to a “Hypothetical Upon Completion” value for the Hilton Daytona Beach Oceanfront Resort Property (as defined below) of $154,000,000 as of July 18, 2026, which assumes (i) there is $26,783,944 in an upfront PIP (as defined below) reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed in the first year of the appraisal’s projections. At origination, the borrower deposited $26,783,944 in an upfront PIP reserve for capital expenditures. The related franchise agreement and loan documents require that the change-of-ownership PIP Work be completed on or before December 31, 2027. The appraisal concluded to an “As Is” appraised value of $119,000,000 as of July 18, 2025, resulting in an appraised value per room of approximately $159,946, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.8% and 66.1%, respectively.

The Mortgage Loan. The sixth largest mortgage loan (the “Hilton Daytona Beach Oceanfront Resort Mortgage Loan”) is part of a whole loan (the “Hilton Daytona Beach Oceanfront Resort Whole Loan”) evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $83,119,276. The Hilton Daytona Beach Oceanfront Resort Whole Loan is secured by the fee and leasehold interests in a 744-room full-service hotel resort located in Daytona Beach, Florida (the “Hilton Daytona Beach Oceanfront Resort Property”). The Hilton Daytona Beach Oceanfront Resort Mortgage Loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $58,183,493.

The Hilton Daytona Beach Oceanfront Resort Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 securitization trust. The relationship between the holders of the Hilton Daytona Beach Oceanfront Resort Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

Hilton Daytona Beach Oceanfront Resort Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$58,275,000	$58,183,493	WFCM 2025-5C7	Yes
A-2(1)	$24,975,000	$24,953,783	WFB	No
Total	$83,250,000	$83,119,276
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is CP Daytona Beach, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Daytona Beach Oceanfront Resort Whole Loan.

The borrower sponsor is Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 47 hotels across 19 states and D.C. with major hospitality brands including Marriott, Hilton, and Hyatt. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation.

The borrower sponsor has experienced prior loan defaults and foreclosures, including an affiliate bankruptcy. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Hilton Daytona Beach Oceanfront Resort Property is a 744-room, full-service hotel located along Daytona Beach, Florida, approximately 2.2 miles from Downtown Daytona Beach and approximately 5.0 miles from each of Daytona Beach International Airport and Daytona International Speedway. Situated on an approximately 4.98-acre site, the Hilton Daytona Beach Oceanfront Resort Property was built in 1988 and most recently renovated in 2017. The Hilton Daytona Beach Oceanfront Resort Property comprises two inter-connected buildings known as the North Tower and South Tower. The North Tower, constructed in 1988, is an 11-story structure that includes a parking garage, public areas, and 337 guestrooms. The South Tower, added in 1992, is a 16-story building that includes a separate parking garage, public spaces, and 407 guestrooms. The two towers are internally connected at the lobby level and ground floor. Amenities at the Hilton Daytona Beach Oceanfront Resort Property include approximately 55,111 SF of meeting space, the D-Dawg's Kid Zone, a fitness center, a whirlpool, a gift / retail shop, pet friendly accommodations, two outdoor pools, direct beach frontage, a business center, guest laundry, concierge services, and complimentary Wi-Fi.

The Hilton Daytona Beach Oceanfront Resort Property guestroom configuration consists of 544 standard queen/queen rooms, 139 standard king rooms, 32 queen/queen suites, 28 king suites, and one presidential king suite. The Hilton Daytona Beach Oceanfront Resort Property is operating under the Hilton flag with a franchise agreement expiring October 2030. The Hilton Daytona Beach Oceanfront Resort Property is also the subject of a change-of-ownership property improvement plan (“PIP”) at an estimated cost of $26,783,944 that the related franchise agreement and loan documents require to be completed on or before December 31, 2027. The estimated PIP cost is reserved upfront. The PIP-related work includes renovations to guestrooms, food & beverage outlets, lobbies, amenities, corridors, property systems, exterior, elevators, parking, and back of house/employee areas.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hilton Daytona Beach Oceanfront Resort Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hilton Daytona Beach Oceanfront Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	55.7%	$233.49	$129.97	68.0%	$181.03	$123.15	122.2%	77.5%	94.8%
12/31/2024	55.7%	$229.16	$127.68	68.7%	$179.80	$123.49	123.3%	78.5%	96.7%
7/31/2025 TTM(3)	54.8%	$222.78	$122.12	68.2%	$176.63	$120.38	124.3%	79.3%	98.6%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes The Shores Resort & Spa, Delta Hotel Daytona Beach Oceanfront, Hard Rock Hotel Daytona Beach, The Daytona, Autograph Collection, and Daytona Grande Oceanfront Resort.
(3)	The information for the Hilton Daytona Beach Oceanfront Resort Property is obtained from the underwriting.

The Market. The Hilton Daytona Beach Oceanfront Resort Property is located in Daytona Beach, Florida, on the east side of North Atlantic Avenue. The Hilton Daytona Beach Oceanfront Resort Property benefits from its proximity to the 205,000 SF Ocean Center convention and event complex, situated to the west and is further defined by its oceanfront position, directly fronting the Atlantic Ocean, and between the Auditorium Boulevard to the south and Ora Street to the north. Regional access to the Hilton Daytona Beach Oceanfront Resort Property is provided by the East International Speedway Boulevard Bridge, which is approximately 0.5 miles north of the Hilton Daytona Beach Oceanfront Resort Property, along with Interstate-95 and Interstate-4. Daytona International Airport, which is located adjacent to the International Speedway, is served by major carriers such as Delta and U.S. Airways, and it also serves as the headquarters of Embry-Riddle Aeronautical University.

The Hilton Daytona Beach Oceanfront Resort Property is proximate to numerous leisure demand generators throughout the Daytona Beach area including a mix of condominiums, retail services and major attractions including Daytona International Speedway, Cici and Hyatt Brown Museum of Art and Museum of Arts & Sciences. The local economy benefits significantly from several key commercial demand generators, which serve as major employers in the area, these include Embry Riddle Aeronautical University, First Data Corp., Halifax Medical Center, International Speedway Corp., and NASCAR. According to the appraisal, the Hilton Daytona Beach Oceanfront Resort Property’s 2024 demand segmentation was 50% transient and 50% group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Hilton Daytona Beach Oceanfront Resort Property is 5,611, 49,644 and 115,252, respectively, and the average household income for the same radii is $45,311, $55,117 and $56,976, respectively.

According to a third-party report, the Hilton Daytona Beach Oceanfront Resort Property is in the Daytona Beach area submarket, which is within the Daytona, Volusia County - FL, USA market. According to a third-party report, the Daytona Beach area submarket is comprised of 131 hotel properties and 9,913 rooms in total. As of July 2025, the Daytona Beach area submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 57.8%, $161.37 and $93.24, respectively.

The following table presents competitive properties to the Hilton Daytona Beach Oceanfront Resort Property:

Competitive Property Summary
Property	Year Built	Rooms	Transient	Group
Hilton Daytona Beach Oceanfront Resort	1988	744	50%	50%
The Shores Resort & Spa	1974	212	85%	15%
Delta Hotel Daytona Beach Oceanfront	1973	133	90%	10%
Hard Rock Hotel Daytona Beach	1986	200	70%	30%
The Daytona, Autograph Collection	2019	144	80%	20%
Daytona Grande Oceanfront Resort	2021	444	70%	30%
Subtotal/Wtd. Avg.		1,877	66%	34%

Source:	Appraisal

Appraisal. The appraisal concluded to a “Hypothetical Upon Completion” value for the Hilton Daytona Beach Oceanfront Resort Property of $154,000,000 as of July 18, 2026, which assumes (i) there is $26,783,944 in an upfront PIP reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed in the first year of the appraisal’s projections. The related franchise agreement and loan documents require that the change-of-ownership PIP work be completed on or before December 31, 2027. At origination, the borrower deposited $26,783,944 in an upfront PIP reserve for capital or other PIP-related expenditures. The appraisal concluded to an “As Is” appraised value of $119,000,000 as of July 18, 2025, resulting in an appraised value per room of approximately $159,946, and a Cut-off Date LTV ratio and Maturity Date LTV Ratio of 69.8% and 66.1%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated July 16, 2025, there was no evidence of any recognized environmental conditions at the Hilton Daytona Beach Oceanfront Resort Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hilton Daytona Beach Oceanfront Resort Property:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM	UW	UW per Room
Occupancy(1)	72.4%	68.0%	68.7%	68.2%	68.2%
ADR(1)	$171.69	$181.03	$179.80	$176.63	$176.63
RevPAR(1)	$124.38	$123.15	$123.49	$120.38	$120.38

Rooms Revenue	$33,776,635	$33,443,121	$33,625,847	$32,690,968	$32,690,968	$43,939
Food & Beverage Revenue	$10,383,210	$10,953,725	$11,265,009	$12,164,467	$12,164,467	$16,350
Parking Revenue	$3,920,831	$3,967,146	$4,080,042	$4,031,131	$4,031,131	$5,418
Other Income	$3,166,153	$3,368,859	$3,373,816	$3,422,860	$3,422,860	$4,601
Total Revenue	$51,246,829	$51,732,851	$52,344,714	$52,309,426	$52,309,426	$70,308

Room Expense	$7,269,168	$7,055,415	$7,757,930	$7,558,074	$7,558,074	$10,159
Food & Beverage Expense	$7,491,190	$8,075,160	$9,191,938	$9,581,060	$9,581,060	$12,878
Parking Expense	$1,553,665	$1,502,641	$1,470,248	$1,432,409	$1,432,409	$1,925
Other Department Expense	$578,340	$677,372	$545,915	$543,077	$543,077	$730
Total Department Expenses	$16,892,363	$17,310,588	$18,966,031	$19,114,620	$19,114,620	$25,692
Gross Operating Income	$34,354,466	$34,422,263	$33,378,683	$33,194,806	$33,194,806	$44,617

Total Undistributed Expenses	$16,268,850	$16,733,183	$16,481,054	$17,251,511	$17,280,564	$23,227
Gross Operating Profit	$18,085,616	$17,689,080	$16,897,629	$15,943,295	$15,914,242	$21,390

Property Taxes	$1,177,926	$1,463,536	$1,341,606	($23,241)	$1,441,547	$1,938
Insurance	$999,631	$1,205,839	$1,331,247	$1,155,405	$1,597,201	$2,147
Total Operating Expenses	$35,338,770	$36,713,146	$38,119,938	$37,498,295	$39,433,932	$53,003

Net Operating Income(2)	$15,908,059	$15,019,705	$14,224,776	$14,811,131	$12,875,494	$17,306
FF&E	$0	$0	$0	$0	$2,092,377	$2,812
Net Cash Flow	$15,908,059	$15,019,705	$14,224,776	$14,811,131	$10,783,117	$14,493

NOI DSCR(3)	2.48x	2.34x	2.22x	2.31x	2.00x
NCF DSCR(3)	2.48x	2.34x	2.22x	2.31x	1.68x
NOI Debt Yield(3)	19.1%	18.0%	17.1%	17.8%	15.5%
NCF Debt Yield(3)	19.1%	18.0%	17.1%	17.8%	13.0%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Daytona Beach Oceanfront Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The decrease in Net Operating Income from 7/31/2025 TTM to UW was primarily due to an approximately $1,464,788 increase in Property Taxes. UW Property Taxes were underwritten based on the most recent tax bills, including the remote parking lot across the street ground leased from the City of Daytona.
(3)	Debt service coverage ratios and debt yields are based on the Hilton Daytona Beach Oceanfront Whole Loan.

Escrows and Reserves.

Tax Escrows – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $1,482,590 and ongoing monthly deposits of $129,727 for real estate taxes.

Insurance Escrows – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit, provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require ongoing monthly deposits in an amount equal to $174,365. However, the lender may adjust the required monthly deposit amount to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement.

PIP Reserve – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $26,783,944 in connection with the existing PIP work and that on the date that any additional PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

Seasonality Reserve –The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $2,380,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements or for the payment of any part of the monthly debt service payments occurring in October, November, December, and January to the extent that there is insufficient cash flow from the Hilton Daytona Beach Oceanfront Resort Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Hilton Daytona Beach Oceanfront Resort Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months.

On each monthly payment date occurring in March, April, June, July and August (specifically excluding May), the borrower is required to deposit with the lender an amount equal to, initially $476,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.

Elevator Replacement Reserve – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $3,831,658 for paying any costs and fees associated with the replacement of the elevator under the elevator replacement agreement.

Replacement Comfort Letter Reserve – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $3,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox and Cash Management. The Hilton Daytona Beach Oceanfront Resort Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Hilton Daytona Beach Oceanfront Resort Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Hilton Daytona Beach Oceanfront Resort Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hilton Daytona Beach Oceanfront Resort Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Hilton Daytona Beach Oceanfront Resort Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR being equal to or greater than 1.25x for one calendar quarter.

Ground Lease The collateral for the Hilton Daytona Beach Oceanfront Resort Whole Loan includes ancillary leasehold interests in a beach-side concession area containing retail and restaurant uses and an adjacent off-site parking area. The leasehold interests are derived from a 1987 Development Agreement between a prior owner and the City of Daytona Beach and the Community Redevelopment Agency of the City of Daytona Beach. Each of the City of Daytona and Redevelopment Agency lease the concession area and off-site parking area, respectively, for annual ground rent of $1 for a term expiring February 3, 2087 (including renewal options).

Terrorism Insurance. The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hilton Daytona Beach Oceanfront Resort Property, as well as business interruption insurance covering up to 18 months following a casualty event, with an extended period of indemnity covering up to 12 months following the physical repair of the subject improvements. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Mortgage Loan No. 7 – Walgreens Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/A			Location:	Various, Various
Original Balance(1):	$50,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	Various/Various
Borrower Sponsor(2):	Sycamore Partners Management, L.P.			Size:	2,891,073 SF
Guarantors(2):	Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P.			Cut-off Date Balance PSF(1):	$108
Mortgage Rate(3):	5.81919526731772%			Maturity Date Balance PSF(1):	$108
Note Date:	11/4/2025			Property Manager:	Self-managed
Maturity Date:	11/6/2030
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$64,755,440
IO Period:	60 months			UW NCF:	$61,430,706
Seasoning:	1 month			UW NOI Debt Yield(1):	20.8%
Prepayment Provisions:	L(12),YM1%(41),O(7)			UW NCF Debt Yield(1):	19.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	20.8%
Additional Debt Type(1):	Pari Passu / B-Note			UW NCF DSCR(1):	3.34x
Additional Debt Balance(1):	$261,500,000 / $178,500,000			Most Recent NOI(6):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(6):	NAV
Reserves(4)				3rd Most Recent NOI(6):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (8/28/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Deferred Maintenance:	$88,464	$0	NAP	Appraised Value (as of):	$985,540,000 (Various)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$341
Other Reserves(5):	$0	(5)	$24,000,000	Cut-off Date LTV Ratio(1):	31.6%
				Maturity Date LTV Ratio(1):	31.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$311,500,000	63.6%	Loan Payoff:	$468,458,513	95.6%
Subordinate Loan Amount:	$178,500,000	36.4%	Closing Costs:	$11,797,957	2.4%
			Return of Equity:	$9,655,066	2.0%
			Upfront Reserves:	$88,464	0.0%
Total Sources:	$490,000,000	100.0%	Total Uses:	$490,000,000	100.0%

(1)	The Walgreens Retail Portfolio Mortgage Loan (as defined below) is part of the Walgreens Retail Portfolio Whole Loan (as defined below) evidenced by (i) six senior pari passu promissory notes with an aggregate original principal balance of $311,500,000 and (i) two subordinate notes with an aggregate original principal balance of $178,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Walgreens Retail Portfolio Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Walgreens Retail Portfolio Whole Loan are $169, $169, 13.2%, 12.5%, 13.2%, 1.73x, 49.7% and 49.7%, respectively.
(2)	The borrower sponsor and guarantors for the Walgreens Retail Portfolio Whole Loan are the same borrower sponsor and guarantors for the fifteenth largest mortgage loan, 80 International Drive.
(3)	Mortgage Rate represents the per annum interest rate associated with the Walgreens Retail Portfolio Senior Loan. The per annum interest rate associated with the Walgreens Retail Portfolio Subordinate Companion Loan (as defined below) is 9.44566170868347% and the weighted average per annum interest rate for the Walgreens Retail Portfolio Whole Loan is 7.14026518524382%.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consists of (i) a springing monthly Material Tenant (as defined below) reserve, (ii) springing monthly Low Debt Yield/DSCR Cure Funds reserve and (iii) a monthly reserve deposit of $2,000,000 into an interest and carry funds reserve subject to a cap of $24,000,000. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(6)	Historical financial information is not shown as the Walgreens Retail Portfolio Properties (as defined below) are leased to a single tenant on a triple-net basis.

The Mortgage Loan. The seventh largest mortgage loan (the “Walgreens Retail Portfolio Mortgage Loan”) is part of a whole loan evidenced by six pari passu senior promissory notes in the aggregate original principal amount of $311,500,000 (the “Walgreens Retail Portfolio Senior Loan”) and two subordinate B-Notes in the aggregate original principal amount of $178,500,000 that are subordinate to the Walgreens Retail Portfolio Senior Loan (the “Walgreens Retail Portfolio Subordinate Companion Loan”, and together with the Walgreens Retail Portfolio Senior Loan, the “Walgreens Retail Portfolio Whole Loan”). The Walgreens Retail Portfolio Whole Loan was co-originated by UBS AG New York Branch (“UBS AG”) and Wells Fargo Bank, National Association (“WFB”). The Walgreens Retail Portfolio Whole Loan is secured by the fee interest in 207 retail properties totaling 2,891,073 SF located across 42 states and one territory (Puerto Rico) (collectively, the “Walgreens Retail Portfolio Properties” or “Walgreens Retail Portfolio”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

The Walgreens Retail Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2-2 and Note A-3-2 to be contributed by UBS AG, with an aggregate original principal balance of $50,000,000. The relationship between the holders of the Walgreens Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Non-Serviced AB Whole Loan” in the prospectus. The Walgreens Retail Portfolio Whole Loan is serviced pursuant to the trust and servicing agreement for the SYCA 2025-WAG transaction. See “Description of the Mortgage Pool—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Walgreens Retail Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$105,750,000	$105,750,000	SYCA 2025-WAG	Yes
A-1-2	$105,750,000	$105,750,000	SYCA 2025-WAG	No
A-2-1(1)	$25,000,000	$25,000,000	WFB	No
A-2-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
A-3-1(1)	$25,000,000	$25,000,000	WFB	No
A-3-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
Senior Loan	$311,500,000	$311,500,000
B-1-1	$89,250,000	$89,250,000	SYCA 2025-WAG	No
B-1-2	$89,250,000	$89,250,000	SYCA 2025-WAG	No
Whole Loan	$490,000,000	$490,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is Retail PropCo Borrower LLC, a Delaware limited liability company and a single purpose entity with two independent directors in its organizational structure. The borrower is an affiliate of the borrower sponsor. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walgreens Retail Portfolio Whole Loan.

The non-recourse carveout guarantors are Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. The borrower sponsor is Sycamore Partners Management, L.P. (“Sycamore Partners”), a private equity firm based in New York specializing in consumer, distribution and retail-related investments. Sycamore Partners has approximately $11.0 billion in aggregate committed capital and its strategy is to partner with management teams to improve the operating profitability and strategic value of its businesses. Past and present portfolio companies include Walgreens, The Boots Group, Shields Health Solutions, Playa Bowls, KnitWell Group, RONA, The Goddard School, STE Michelle Wine Estates, AZAMARA Cruise Lines, Margaritaville at Sea, Lane Bryant, Pure Fishing, Rithum, Staples, Hot Topic, Torrid, Stuart Weitzman and Kurt Geiger.

The Properties. The Walgreens Retail Portfolio comprises 207 retail properties 100.0% occupied by affiliates of Walgreen Co. (“U.S. Retail”) (“Walgreens”). The Walgreens Retail Portfolio Properties consist of approximately 2.9 million SF of retail space across 42 states and one territory (Puerto Rico), with the largest concentrations by underwritten net operating income in Florida, California, Puerto Rico, New York, Indiana and Texas. The Walgreens Retail Portfolio has a weighted average year built of 2004, an average property size of 13,967 SF and reported total sales of approximately $2.0 billion ($688 PSF) as of the fiscal year of 2024, which results in an occupancy cost of 3.3% based on underwritten net operating income.

The Walgreens Retail Portfolio Properties are subject to one absolute net master lease between affiliates of Walgreens as the Master Tenant (as defined below) and the borrower as the lessor, with an initial term of 15 years and three, five-year renewal options (the “Master Lease”). The Master Lease has no early termination options, except as it relates to the release of individual Walgreens Retail Portfolio Properties, at which time the total rent will be reduced by the amount of rent allocated to the to-be-released Walgreens Retail Portfolio Property, subject to standard provisions related to the debt yield for the portfolio remaining after such a release. See “Partial Release” below for further information. Under the Master Lease, the Master Tenant is responsible for all operating expenses across the Walgreens Retail Portfolio, including real estate taxes, insurance and maintenance for the Walgreens Retail Portfolio Properties.

Sole Tenant.

Walgreens (2,891,073 SF; 100.0% of NRA; 100.0% of underwritten base rent). Walgreens is the seventh largest overall U.S. retailer and the second largest pharmacy retailer, generating annual sales of approximately $121.4 billion for the fiscal third quarter of 2025. Headquartered in Deerfield, Illinois, Walgreens has 8,560 retail and healthcare locations across all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. As of August 31, 2024, approximately 78% of the population of the U.S. lived within five miles of a store. Walgreens utilizes its vast scale and retail network to provide customers and patients with convenient, omnichannel access to consumer goods and services, as well as pharmacy and health and wellness services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

The following table presents certain information relating to the Walgreens Retail Portfolio Properties:

Walgreens Retail Portfolio Summary(1)
State/Territory	# of Properties	NRA(2)	% of Total NRA(2)	UW NOI(2)	% of Total UW NOI(2)	2024 Sales(2)	Sales PSF(2)	Occupancy Cost(2)	As-Is Appraised Value
Florida	27	394,538	13.6%	$9,484,889	14.6%	$234,427,288	$594	4.0%	$148,040,000
California	14	188,219	6.5%	$5,432,232	8.4%	$131,825,510	$700	4.1%	$83,390,000
Puerto Rico	10	172,787	6.0%	$4,892,974	7.6%	$95,526,637	$553	5.1%	$65,050,000
New York	10	128,720	4.5%	$3,323,816	5.1%	$96,359,710	$749	3.4%	$52,510,000
Indiana	10	143,859	5.0%	$3,049,998	4.7%	$87,634,484	$609	3.5%	$46,930,000
Texas	10	146,509	5.1%	$3,022,083	4.7%	$128,943,837	$880	2.3%	$46,740,000
Illinois	8	119,428	4.1%	$2,823,730	4.4%	$121,544,131	$1,018	2.3%	$42,900,000
Georgia	11	148,291	5.1%	$2,759,090	4.3%	$86,786,440	$585	3.2%	$42,820,000
Ohio	9	127,650	4.4%	$2,458,590	3.8%	$87,985,782	$689	2.8%	$36,740,000
Michigan	7	99,999	3.5%	$1,854,828	2.9%	$66,619,606	$666	2.8%	$28,280,000
Other	91	1,221,073	42.2%	$25,653,210	39.6%	$851,880,515	$698	3.0%	$392,140,000
Total/Wtd. Avg.	207	2,891,073	100.0%	$64,755,440	100.0%	$1,989,533,940	$688	3.3%	985,540,000

(1)	Information is based on the appraisals unless otherwise specified.
(2)	Information is based on the Master Lease dated August 28, 2025.

The following table presents certain information relating to the tenancy at the Walgreens Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Walgreens	NR/B1/BB-	2,891,073	100.0%	$64,755,440	100.0%	$22.40	8/31/2040	N	3 x 5 yr
Occupied Collateral Total		2,891,073	100.0%	$64,755,440	100.0%	$22.40

Vacant Space		0	0.0%
Total/Wtd. Avg.		2,891,073	100.0%

(1)	Information is based on the Master Lease dated August 28, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Walgreens Retail Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	2,891,073	100.0%	100.0%	$64,755,440	100.0%	100.0%	$22.40
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	2,891,073	100.0%		$64,755,440	100.0%		22.40

(1)	Information is based on the Master Lease dated August 28, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

The Market. The Walgreens Retail Portfolio is located across 42 states and one territory (Puerto Rico), with the largest concentrations by underwritten net operating income in Florida, California, Puerto Rico, New York, Indiana, and Texas. The Walgreens Retail Portfolio Properties are located across 121 individual markets with an additional 20 Walgreens Retail Portfolio Properties located in non-metropolitan markets, with the largest concentrations (by underwritten net operating income) within the core retail markets of Puerto Rico (7.6%), Chicago, Illinois (4.2%), Los Angeles, California (4.1%), Tampa, Florida (3.3%) and St. Louis, Missouri (2.9%). The Walgreens Retail Portfolio Properties are generally situated in commercial corridors of both urban and suburban areas.

The following table presents certain market related information across the Walgreens Retail Portfolio Properties:

Walgreens Retail Portfolio MSA Distribution(1)
MSA	# of Properties	NRA	% of Total NRA	UW NOI	% of Total UW NOI	Rent PSF	2024 Sales	Sales PSF	Occupancy Cost
Puerto Rico	10	172,787	6.0%	$4,892,974	7.6%	$28.32	$95,526,637	$553	5.1%
Chicago-Naperville-Elgin, IL-IN-WI	8	115,647	4.0%	$2,697,258	4.2%	$23.32	$97,042,041	$839	2.8%
Los Angeles-Long Beach-Anaheim, CA	6	76,504	2.6%	$2,679,302	4.1%	$35.02	$57,775,298	$755	4.6%
Tampa-St. Petersburg-Clearwater, FL	6	88,909	3.1%	$2,147,925	3.3%	$24.16	$54,325,321	$611	4.0%
St. Louis, MO-IL	5	74,539	2.6%	$1,893,304	2.9%	$25.40	$58,571,628	$786	3.2%
Philadelphia - PA	4	57,385	2.0%	$1,220,210	1.9%	$21.26	$50,017,371	$872	2.4%
Houston-The Woodlands-Sugar Land, TX	4	60,880	2.1%	$1,183,980	1.8%	$19.45	$40,519,098	$666	2.9%
Pittsburgh - PA	4	58,271	2.0%	$1,172,830	1.8%	$20.13	$28,134,066	$483	4.2%
Boston-Cambridge-Newton, MA-NH	2	30,995	1.1%	$1,132,875	1.7%	$36.55	$13,403,103	$432	8.5%
Orlando-Kissimmee-Sanford, FL	3	44,130	1.5%	$1,058,790	1.6%	$23.99	$20,346,504	$461	5.2%
Other Metros	135	1,857,985	64.3%	$40,078,721	61.9%	$21.57	$1,310,968,155	$706	3.1%
Non-Metropolitan	20	253,041	8.8%	$4,597,271	7.1%	$18.17	$162,904,718	$644	2.8%
Total/Wtd. Avg.	207	2,891,073	100.0%	$64,755,440	100.0%	$22.40	$1,989,533,940	$688	3.3%

(1)	Information is based on the underwritten rent roll and Master Lease dated August 28, 2025, as applicable.

Appraisals. The appraisals concluded to an aggregate “as-is” appraised value for the Walgreens Retail Portfolio Properties of $985,540,000 from March 1, 2025 to July 3, 2025.

Environmental Matters. According to the Phase I environmental reports dated June 13, 2025 through July 16, 2025, there was no evidence of any recognized environmental conditions at the Walgreens Retail Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Walgreens Retail Portfolio Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$64,755,440	$22.40
Vacant Income	$0	$0.00
Gross Potential Rent	$64,755,440	$22.40
Total Reimbursements	$0	$0.00
Net Rental Income	$64,755,440	$22.40
Less Vacancy & Credit Loss	$0	$0.00
Effective Gross Income	$64,755,440	$22.40
Total Expenses	$0	$0.00
Net Operating Income	$64,755,440	$22.40
CapEx	$433,661	$0.15
TI/LC	$2,891,073	$1.00
Net Cash Flow	$61,430,706	$21.25

Occupancy %	100.0%
NOI DSCR(3)	3.52x
NCF DSCR(3)	3.34x
NOI Debt Yield(3)	20.8%
NCF Debt Yield(3)	19.7%

(1)	Historical financial information is not shown as the Walgreens Retail Portfolio Properties are leased to a single tenant on a triple-net basis.
(2)	Base Rent is based on the Master Lease dated August 28, 2025.
(3)	Based on the Walgreens Retail Portfolio Senior Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

Escrows and Reserves.

Real Estate Taxes – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months; provided, such monthly deposits will be waived so long as (a) no Cash Management Trigger Event (as defined below) has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event (i) no event of default has occurred and is continuing, (ii) the master lease is in full force and effect and no monetary or non-monetary defaults have occurred and are continuing, and continues to occupy all of the Walgreens Retail Portfolio Properties and (iii) the tenant under the master lease continues to make the payments and perform the obligations required under its lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and provides the lender with a quarterly certification in connection with the same (it being understood that the lenders will have the right to request evidence of the payment and performance of such obligations under the master lease at any time during an event of default (collectively, the “Reserve Waiver Conditions”).

Insurance – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, deposits to the monthly insurance reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the Walgreens Retail Portfolio Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the insurance premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the monthly escrow insurance premiums will be waived for so long as (a) no Cash Management Trigger Event has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event, the Reserve Waiver Conditions with respect to insurance reserves are satisfied.

Immediate Repairs – The Walgreens Retail Portfolio Whole Loan documents require an upfront deposit of $88,464 with respect to immediate required repairs.

Replacement Reserve – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly replacement reserve deposit of approximately $139,735, to be deposited into a replacement reserve account. Notwithstanding the foregoing, the monthly escrow replacement reserves will be waived for so long as (a) no Cash Management Trigger Event has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event, the Reserve Waiver Conditions with respect to replacement reserves are satisfied.

Low Debt Yield/DSCR Cure Funds – If the borrower deposits in cash with the lender one or more of a Low Debt Yield Cure Deposit (as defined below) or Low DSCR Cure Deposit (as defined below) to avoid the occurrence of a Cash Management Debt Yield Trigger Event (as defined below) and/or a Cash Management DSCR Trigger Event (as defined below), the lender will transfer such amounts into the Low Debt Yield/DSCR Cure Funds account. The lender will hold such Low Debt Yield/DSCR Cure Deposit(s) as additional collateral for the Walgreens Retail Portfolio Whole Loan. At any time during the term of the Walgreens Retail Portfolio Whole Loan that Low Debt Yield/DSCR Cure Funds are on deposit in the Low Debt Yield/DSCR Cure Funds account, the lender will determine the DSCR or the pro forma debt yield, as applicable, on the last day of the 12th month following the making of such deposit, taking into account the Low Debt Yield/DSCR Cure Funds. If the lender determines that the Low Debt Yield/DSCR Cure Funds then on deposit in the Low Debt Yield/DSCR Cure Funds account, if applied to reduce the then outstanding principal balance, would be insufficient to cause either (i) the proforma debt yield to be at least 10.75% or (ii) the DSCR to be at least 1.40x, as applicable, in each case, for a period of 12 months, then the borrower may, in order to continue to avoid the occurrence of a Cash Management Debt Yield Trigger Event and/or Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low Debt Yield/DSCR Cure Funds account, would be sufficient, if applied to reduce then outstanding principal balance, to result in either (a) a proforma debt yield of at least 10.75% or (b) a DSCR of at least 1.40x.

Interest and Carry Funds – The Walgreens Retail Portfolio Whole Loan documents require an ongoing reserve deposit of $2,000,000 to fund interest and carry costs for each month, subject to a cap of $24,000,000, and will be held as additional security for the Walgreens Retail Portfolio Whole Loan during the Walgreens Retail Portfolio Whole Loan term.

Lockbox and Cash Management. The Walgreens Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Rents from the Walgreens Retail Portfolio Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Walgreens Retail Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Walgreens Retail Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Master Tenant Trigger Event (as defined below) has occurred and is continuing, to a Master Tenant (as defined below) rollover reserve, (b) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover reserve, (c) if no Master Tenant Trigger Event and/or Material Tenant Trigger Event has occurred and is continuing, to an excess cash account and (d) if no Cash Management Trigger Event is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Walgreens Retail Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrower or the guarantors, (iii) the trailing 12-month period DSCR falling below 1.40x (a “Cash Management DSCR Trigger Event”) (tested at the end of each fiscal quarter), (iv) the pro forma debt yield falling below 10.75% (a “Cash Management Debt Yield Trigger Event”) (tested at the end of each fiscal quarter), (v) a Material Tenant Trigger Event or (vi) a Master Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s or the guarantors’ monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.40x for two consecutive fiscal quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount, the “Low DSCR Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a DSCR that is equal to or greater than 1.40x, (d) with respect to clause (iv) above, the pro forma debt yield being at least 10.75% for two consecutive quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount, the “Low Debt Yield Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a pro forma debt yield that is equal to or greater than 10.75%, (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event or (f) with respect to clause (vi) above, the cure of such Master Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

A “Master Tenant” means individually and/or collectively, as the context may require, jointly and severally, U.S. Retail, Walgreen of Hawaii, LLC, Bond Drug Company of Illinois, LLC, Walgreen Louisiana Co, Inc., Walgreen of Puerto Rico, Inc., Walgreen Arizona Drug Co., Walgreens Store No. 7839, LLC and Walgreen Eastern Co Inc., together with their respective successors and permitted assigns under the Master Lease.

A “Master Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Master Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) the Master Tenant “going dark”, vacating or ceasing to conduct business in the ordinary course with respect to 10% or more of its space; provided, however, this clause (ii) will not include such portion of the Walgreens Retail Portfolio Properties that (A) is currently the subject of a casualty, (B) is leased, licensed and/or subleased pursuant to agreements previously approved in writing by the lender or which are otherwise permitted under the Walgreens Retail Portfolio Whole Loan documents, (C) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the Walgreens Retail Portfolio Properties or (D) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (iii) the Master Tenant announces or discloses publicly, its intention to relocate or vacate 10% or more of its Master Tenant space, (iv) 10% or more of the Master Tenant’s space is marketed for sublease by or on behalf of the Master Tenant, (v) commencing with the fiscal quarter ending February 28, 2026, the fixed charge coverage ratio of a parent entity of the Master Tenant (the “USR ABL Borrower”) is less than 1.0x for any fiscal quarter or (vi) an event of default under that certain loan (the “USR ABL Loan”) made to the USR ABL Borrower pursuant to that certain USR ABL credit agreement dated as of August 28, 2025 by and between certain parent entities of the Master Tenant and WFB (“USR ABL Administrative Agent”) pursuant to the USR ABL Loan documents and expiring upon (a) with respect to clause (i) above, a cure of the applicable event of default, (b) with respect to clause (ii) above, the applicable the Master Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Walgreens Retail Portfolio Properties or a portion thereof, or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (c) with respect to clause (iii) above, the retraction by the Master Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Master Tenant space or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (d) with respect to clause (iv) above, the cessation of marketing efforts with respect to its Master Tenant space or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (e) with respect to clause (v) above, fixed charge coverage ratio of the USR ABL Borrower is at least 1.0x for two consecutive fiscal quarters and (f) with respect to clause (vi) above, a cure of the event of default under the USR ABL Loan that is accepted or waived by USR ABL Administrative Agent.

A “Material Tenant” means any sublease that, together with its affiliates, either (a) leases no less than 20% of the total NRA of the Walgreens Retail Portfolio Properties, (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Walgreens Retail Portfolio Properties and/or (c) covers forty or more Walgreens Retail Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (iii) except as permitted under the Walgreens Retail Portfolio Whole Loan documents, a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (iv) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or substantially all of its space; provided, however, this clause (iv) will not include such portion of the Walgreens Retail Portfolio Property that (A) is currently the subject of a casualty, (B) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the Walgreens Retail Portfolio Properties or (C) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (v) a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or substantially all of its Material Tenant space or (vi) all or substantially all of a Material Tenant’s space is marketed for sublease or subleased by or on behalf of a Material Tenant and expiring upon (a) with respect to clause (iii), (iv), (v) or (vi) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Walgreens Retail Portfolio Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, a cure of the applicable event of default, (c) with respect to clause (ii) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (d) with respect to clause (iv) above and if the conditions in clause (i) above are not satisfied, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Walgreens Retail Portfolio Properties or a portion thereof, (e) with respect to clause (v) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space and (f) with respect to clause (vi) above and if the conditions in clause (i) above are not satisfied, the cessation of marketing efforts with respect to its Material Tenant space; provided that for each of the foregoing cures will be subject to the following conditions: (1) after giving effect to such cure, no Material Tenant Trigger Event will exist with respect to any Material Tenant, any Material Tenant lease or any lease guarantor with respect to any Material Tenant lease and (2) the borrower will have paid all of the lender’s costs incurred in connection with such cure (including reasonable attorneys’ fees).

Subordinate Debt. The Walgreens Retail Portfolio Properties also secure the Walgreens Retail Portfolio Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $178,500,000. The Walgreens Retail Portfolio Subordinate Companion Loan is coterminous with the Walgreens Retail Portfolio Whole Loan and accrues interest at a fixed rate per annum equal to 9.44566170868347%. The Walgreens Retail Portfolio Senior Loan is senior in right of payment to the Walgreens Retail Portfolio Subordinate Companion Loan. The holders of the promissory notes evidencing the Walgreens Retail Portfolio Whole Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Walgreens Retail Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Walgreens Retail Portfolio AB Whole Loan” in the prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV	Whole Loan Maturity Date LTV
Walgreens Retail Portfolio Subordinate Companion Loan	$178,500,000	9.44566170868347%	60	0	60	1.73x	13.2%	49.7%	49.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

Partial Release. The borrower may obtain a release of a Walgreens Retail Portfolio Property upon a bona fide sale to an affiliate or third party or, if requested by the borrower, an assignment of the lien to a new lender, subject to (i) timely advance notice (at least 10 business and not more than 90 days) of such sale, (ii) no event of default exists both immediately before and after such release, (iii) prepayment of the applicable release amount, which with respect to such Walgreens Retail Portfolio Property is the greater of (x) 100% of the net sale proceeds and (y) 125% of the allocated loan amount (including any yield maintenance premium if before the open prepayment date), (iv) delivery of jurisdiction-appropriate release/assignment documents at least five business days prior to the date or release, (v) a deed conveying the release property, (vi) preservation of SPE status after such release, (vii) a master lease amendment deleting the release property and reducing rent only by the allocated base rent, (viii) payment of the lender’s reasonable, out-of-pocket costs and fees, (ix) delivery of the final settlement statement and (x) if requested by the lender and post-release loan-to-value ratio would exceed 125%, a satisfactory REMIC opinion. Post-release, the pro forma debt yield on the remaining collateral must be equal to or greater than the partial release debt yield requirement (i.e. the greater of 13.1% and the prior pro forma level), with an option for the borrower to prepay additional principal (with any interest shortfall and yield maintenance, if applicable) to satisfy that test.

Terrorism Insurance. The Walgreens Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Retail Portfolio Properties, as well as business interruption insurance covering the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Mortgage Loan No. 8 – South Brooklyn Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	ZBNA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Brooklyn, NY Various
Original Balance:	$46,150,000			General Property Type:	Multifamily
Cut-off Date Balance:	$46,150,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose:	Refinance/Acquisition			Year Built/Renovated:	Various/2025
Borrower Sponsor:	Angelo Parlanti			Size:	384 Units
Guarantor:	Angelo Parlanti			Cut-off Date Balance per Unit:	$120,182
Mortgage Rate:	6.1750%			Maturity Date Balance per Unit:	$120,182
Note Date:	10/29/2025			Property Manager:	Self-Managed
Maturity Date:	11/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(2):	$4,122,959
Amortization Term:	0 months			UW NCF:	$4,026,959
IO Period:	60 months			UW NOI Debt Yield:	8.9%
Seasoning:	1 month			UW NCF Debt Yield:	8.7%
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.39x
Additional Debt Type:	NAP			Most Recent NOI(2):	$2,092,811 (Various Ann.)
Additional Debt Balance:	NAP			2nd Most Recent NOI(2):	$2,027,333 (Various)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(2):	$2,054,199 (Various)
				Most Recent Occupancy(3):	98.2% (10/22/2025)
Reserves(1)				2nd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$857,374	$126,565	NAP	Appraised Value (as of)(4):	$63,400,000 (9/30/2025)
Insurance:	$30,000	$15,000	NAP	Appraised Value per Unit(4):	$165,104
Replacement Reserve:	$8,000	$8,000	NAP	Cut-off Date LTV Ratio(2)(4):	72.8%
				Maturity Date LTV Ratio(2)(4):	72.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$46,150,000	97.1%	Loan Payoff (3 Properties):	$25,371,268	53.4%
Borrower Sponsor Equity:	$1,181,712	2.5%	Purchase Price (2 Properties):	$20,000,000	42.1%
Seller Credits:	$212,964	0.4%	Closing Costs(5):	$1,278,034	2.7%
			Upfront Reserves:	$895,374	1.9%
Total Sources:	$47,544,676	100.0%	Total Uses:	$47,544,676	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Historical Net Operating Income (“NOI”) and occupancy data are not representative of the entire portfolio, as such information is unavailable for the 2911 Brighton 5th Street Property (as defined below) and the 230 73rd Street Property (as defined below), both of which were recently acquired as part of the South Brooklyn Multifamily Portfolio Mortgage Loan (as defined below). The increase in the historical NOI periods to the UW NOI is primarily driven by the inclusion of the two acquisition properties, which were not reflected in any of the historical operating periods.
(3)	Occupancy includes five superintendent occupied units that currently provide no rent.
(4)	The appraised value represents the “As-Portfolio” Appraised Value for the South Brooklyn Multifamily Portfolio Properties (as defined below) of $63,400,000 as of September 30, 2025, for which the appraisal gave a monetary benefit for the aggregation of the five South Brooklyn Multifamily Portfolio Properties (as defined below). Without such portfolio benefit, the sum of each of the South Brooklyn Multifamily Portfolio Properties appraised values is $60,900,000 as of September 24, 2025 through September 30, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value (without such as portfolio monetary benefit) are 75.8% and 75.8%, respectively. Notably, no individual South Brooklyn Multifamily Portfolio Property (as defined below) is permitted to be released pursuant to the South Brooklyn Multifamily Portfolio Mortgage Loan documents.
(5)	Closing Costs include an interest rate buydown of approximately $57,688.

The Mortgage Loan. The eighth largest mortgage loan (the “South Brooklyn Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $46,150,000 and secured by a first-priority fee mortgage encumbering five, mid-rise style multifamily properties totaling 384 units located throughout Brooklyn, New York (individually, each a “South Brooklyn Multifamily Portfolio Property” and collectively the “South Brooklyn Multifamily Portfolio Properties”). The South Brooklyn Multifamily Portfolio Mortgage Loan has a five-year interest-only term and accrues interest at a fixed rate of 6.1750% per annum on an Actual/360 basis.

The Borrowers and the Borrower Sponsor. The borrowers for the South Brooklyn Multifamily Portfolio Mortgage Loan are 2911 Brighton 5 LLC, 230 73 LLC, 6309 Bay Parkway LLC, 9302 Ridge LLC and 1302 Newkirk LLC, each a single-purpose entity and New York limited liability company, with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the South Brooklyn Multifamily Portfolio Mortgage Loan.

The borrower sponsor and non-recourse carve-out guarantor for the South Brooklyn Multifamily Portfolio Mortgage Loan is Angelo Parlanti. Mr. Parlanti has been actively acquiring multifamily properties since the early 2010s and is a locally focused owner-operator, currently managing a portfolio of over 500 apartment units across Brooklyn, New York. The South Brooklyn Multifamily Portfolio Mortgage Loan is fully recourse to the borrowers and borrower sponsor up to $4,230,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

The Properties. The South Brooklyn Multifamily Portfolio Properties comprise five Class B, fully rent stabilized multifamily properties located within approximately 8 miles of one another in Brooklyn, New York. The South Brooklyn Multifamily Portfolio Properties encompass a 106-unit (the “2911 Brighton 5th Street Property”), a 59-unit (the “230 73rd Street Property”), an 82-unit (the “6309 Bay Parkway Property”), a 47-unit (the “9302 Ridge Boulevard Property”), and a 90-unit (the “1302 Newkirk Avenue Property”) multifamily building.

The 2911 Brighton 5th Street Property is located within a ten-minute walk to Brighton Beach and the Brighton Beach subway station (B, Q lines). The 230 73rd Street Property is within walking distance to Owl’s Head Park (eleven-minute walk) and the 9302 Ridge Boulevard Property is within walking distance to the Bay Ridge–95th Street subway station (R line), a seven-minute walk. The 6309 Bay Parkway Property is located within 0.5 miles from Seth Low Playground and the 1302 Newkirk Avenue Property is located within 0.2 miles from Newkirk Plaza, with access to the B and Q subway lines.

The borrower sponsor acquired two of the three South Brooklyn Multifamily Portfolio Properties being refinanced (the 9302 Ridge Boulevard Property and the 1302 Newkirk Avenue Property) in September 2011 and January 2016, respectively for approximately $32.7 million in total. The borrower sponsor inherited the 6309 Bay Parkway Property, which is being refinanced, in 2010 from his father with an original estimated purchase price of approximately $5.9 million. The two acquisition properties (the 2911 Brighton 5th Street Property and the 230 73rd Street Property) went under contract by the borrower sponsor in June of 2025 for a total price of $20,000,000. As of October 22, 2025, the 384 residential unit South Brooklyn Multifamily Portfolio Properties reflected a 98.2% physical occupancy rate, in the aggregate.

Over the past 12 months the borrower sponsor has invested approximately $1,500,000 in capital improvement projects for the three properties being refinanced and approximately $250,000 in preemptive capital improvement projects for the two properties being acquired, including, but not limited to, the roofs, exterior work, apartment renovations and landscaping.

The following table presents a portfolio summary of the South Brooklyn Multifamily Portfolio Properties:

Portfolio Summary (1)
Property Name	Year Built/ Renovated	Number of Units (2)	Occ. %(2)	Allocated Amount (“ALA”)	Appraised Value(3)	Underwritten Net Cash Flow	Monthly Average In-Place Rent per Unit (4)
2911 Brighton 5th Street Property	1963/2025	106	98.1%	$11,594,335	$15,300,000	$1,068,719	$1,578
1302 Newkirk Avenue Property	1931/2025	90	98.9%	$10,988,095	$14,500,000	$958,749	$1,621
6309 Bay Parkway Property	1927/2025	82	98.8%	$10,609,195	$14,000,000	$966,153	$1,549
230 73rd Street Property	1963/2025	59	96.6%	$7,047,537	$9,300,000	$536,387	$1,673
9302 Ridge Boulevard Property	1931/2025	47	97.8%	$5,910,837	$7,800,000	$496,952	$1,761
Total/Wtd. Avg.		384	98.2%	$46,150,000	$63,400,000	$4,026,959	$1,619
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 22, 2025. Non-revenue superintendent units and one professional office unit are included in unit count and occupancy.
(3)	The total represents the as portfolio value of $63,400,000 as of September 30, 2025, for which the appraisal gave a monetary benefit for the aggregation of the five South Brooklyn Multifamily Portfolio Properties. Without such portfolio benefit, the sum of each of the South Brooklyn Multifamily Portfolio Properties appraised values is $60,900,000 as of September 24, 2025 through September 30, 2025.
(4)	Monthly Average In-Place Rent per Unit is based on occupied units, excluding the non-revenue superintendent occupied units.

The following table presents the available historical occupancy at four of the South Brooklyn Multifamily Portfolio Properties:

Historical Occupancy(1)
Property Name	2022(1)	2023(1)	2024(1)	Current(2)
2911 Brighton 5th Street Property(3)	NAV	NAV	NAV	98.1%
1302 Newkirk Avenue Property	100.0%	100.0%	100.0%	98.9%
6309 Bay Parkway Property	100.0%	100.0%	100.0%	98.8%
230 73rd Street Property	98.3%	98.3%	98.3%	96.6%
9302 Ridge Boulevard Property	97.8%	97.8%	97.8%	97.8%

(1)	Source: Third Party Market Research Provider. Occupancy figures, other than current occupancy, are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated October 22, 2025. Non-revenue superintendent units and one professional office unit are included in unit count and occupancy.
(3)	The historical occupancy for the 2911 Brighton 5th Street Property was not made available by the seller and was not available from a third party market research provider.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

2911 Brighton 5th Street Property. The 2911 Brighton 5th Street Property is a 106-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1963. The 2911 Brighton 5th Street Property features 106 rent-regulated residential units. As of October 22, 2025, the 2911 Brighton 5th Street Property was 98.1% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent and six Section 8 units. Amenities include a common laundry room and 22 parking spaces. The 2911 Brighton 5th Street Property is located in a flood zone.

2911 Brighton 5th Street Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
One Bedroom	60	59	98.30%	746	44,762	$1,565	$2,250
Two Bedroom	45	44	97.80%	995	44,762	$1,595	$2,850
Total/Wtd. Avg.	105	103	98.10%	853	89,524	$1,578	$2,507
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent.
(3)	All units at 2911 Brighton 5th Street Property are rent-stabilized
(4)	Based on the underwritten rent roll dated October 22, 2025.

1302 Newkirk Avenue Property. The 1302 Newkirk Avenue Property is a 90-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1931. The 1302 Newkirk Avenue Property features 89 rent-regulated residential units. As of October 22, 2025, the 1302 Newkirk Avenue Property was 98.9% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent. There is a professional office on the ground that is estimated to be 1,000 SF.

1302 Newkirk Avenue Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
One Bedroom	62	61	98.4%	805	49,895	$1,561	$2,450
Two Bedroom	24	24	100.0%	1,073	25,752	$1,731	$3,250
Three Bedroom	2	2	100.0%	1,341	2,683	$2,131	$3,750
Total/Wtd. Avg.	88	87	98.9%	890	78,330	$1,621	$2,698
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent and one professional office unit estimated to be 1,000 SF.
(3)	One (1), one-bedroom residential unit at the 1302 Newkirk Avenue Property is rent controlled, the remaining residential units are rent-stabilized.
(4)	Based on the underwritten rent roll dated October 22, 2025.

1302 Newkirk Avenue Property Commercial Tenancy(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Comm. Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
New York Modern LLC	NR/NR/NR	1,000	100.0%	$30,000	100.0%	$30.00	9/30/2030	N	N
(1)	Source: Appraisal.

6309 Bay Parkway Property. The 6309 Bay Parkway Property is a 82-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1927. The 6309 Bay Parkway Property features 82 rent-regulated residential units. As of October 22, 2025, the 6309 Bay Parkway Property was 98.8% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent.

6309 Bay Parkway Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
Studio	6	6	100.0%	400	2,400	$1,271	$1,750
One Bedroom	58	58	100.0%	670	38,851	$1,530	$2,150
Two Bedroom	17	16	94.1%	948	16,121	$1,721	$2,550
Total/Wtd. Avg.	81	80	98.8%	708	57,372	$1,549	$2,204
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent.
(3)	All units at the 6309 Bay Parkway Property are rent-stabilized
(4)	Based on the underwritten rent roll dated October 22, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

230 73rd Street Property. The 230 73rd Street Property is a 59-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1963. The 230 73rd Street Property features 59 rent-regulated residential units. As of October 22, 2025, the 230 73rd Street Property was 96.6% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent. Amenities include a common laundry room and 9 parking spaces. The 230 73rd Street Property also generates income through an antenna lease.

230 73rd Street Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
One Bedroom	46	44	95.7%	686	31,543	$1,637	$2,200
Two Bedroom	12	12	100.0%	914	10,971	$1,808	$2,700
Total/Wtd. Avg.	58	56	96.6%	733	42,514	$1,673	$2,303
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent.
(3)	All units at the 230 73rd Street Property are rent-stabilized.
(4)	Based on the underwritten rent roll dated October 22, 2025.

9302 Ridge Boulevard Property. The 9302 Ridge Boulevard Property is a 47-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1931. The 9302 Ridge Boulevard Property features 47 rent-regulated residential units. As of October 22, 2025, the 9302 Ridge Boulevard Property was 97.8% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent.

9302 Ridge Boulevard Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
One Bedroom	36	35	97.2%	720	25,916	$1,705	$2,150
Two Bedroom	9	9	100.0%	1,016	9,147	$2,014	$2,900
Three Bedroom	1	1	100.0%	1,270	1,270	$1,420	$3,750
Total/Wtd. Avg.	46	45	97.8%	790	36,333	$1,761	$2,332
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent.
(3)	All units at the 9302 Ridge Boulevard Property are rent-stabilized
(4)	Based on the underwritten rent roll dated October 22, 2025.

The Markets. The 2911 Brighton 5th Street Property is located in Brooklyn, Kings County, New York, approximately 12.9 miles southwest of John F. Kennedy International Airport. It is 0.4 miles north of the Riegelmann Boardwalk, a designated Scenic Landmark since 2018. The 230 73rd Street and 9302 Ridge Boulevard Properties are located in Bay Ridge, approximately 1.1 miles apart from each other, with the 230 73rd Street Property within 0.5 miles of Owl’s Head Park and the 9302 Ridge Boulevard Property within 0.3 miles of the Bay Ridge–95th Street subway station. The 6309 Bay Parkway and 1302 Newkirk Avenue Properties are situated in central Brooklyn, approximately 1.8 miles apart, with the 6309 Bay Parkway Property within 0.5 miles of Seth Low Playground and the 1302 Newkirk Avenue Property within 0.2 miles from Newkirk Plaza that has access to the B and Q subway lines. According to the appraisal, total employment in the New York Metro has increased by 2.5% since 2019, with 64.2% of current employment within the white-collar sector, which includes sectors such as administrative support, management/business/financial, professional, and sales and sales related.

According to a third-party market research report, the 2911 Brighton 5th Street Property is situated within the South Shore Brooklyn multifamily market, and as of October 21, 2025, the submarket reported total multifamily inventory of approximately 29,658 units with a 1.1% vacancy rate and average monthly asking rents of $2,106 per unit. The South Shore Brooklyn multifamily submarket vacancy rate has not surpassed 2.1% since 2013. Furthermore, the 230 73rd Street Property, 6309 Bay Parkway Property and the 9302 Ridge Boulevard Property are situated in the Southwest Brooklyn multifamily submarket, and as of October 21, 2024, the submarket reported total multifamily inventory of approximately 39,310 units with a 1.4% vacancy rate and average monthly asking rents of $1,769 per unit. The Southwest Brooklyn multifamily submarket vacancy rate has not surpassed 2.7% since 2013. The 1302 Newkirk Avenue Property is situated within the Flatbush multifamily submarket, and as of October 21, 2025, the submarket reported total multifamily inventory of approximately 62,318 units with a 1.4% vacancy rate and average monthly asking rents of $2,092 per unit. The submarket vacancy rate has not surpassed 2.2% since 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

The following table presents information regarding the appraiser’s concluded market rents for the South Brooklyn Multifamily Portfolio Properties:

Market Rental Rate Conclusion(1)
Property Name / Location	Unit Type	Market Rent Monthly	Market Rent PSF per Month
2911 Brighton 5th Street Brooklyn, NY	One Bedroom Two Bedroom	$2,250 $2,850	$36.19 $34.38
230 73rd Street Brooklyn, NY	One Bedroom Two Bedroom	$2,200 $2,700	$38.50 $35.44
6309 Bay Parkway Brooklyn, NY	Studio One Bedroom Two Bedroom	$1,750 $2,150 $2,550	$52.50 $38.52 $32.27
9302 Ridge Boulevard Brooklyn, NY	One Bedroom Two Bedroom Three Bedroom	$2,150 $2,900 $3,750	$35.84 $34.24 $35.42
1302 Newkirk Avenue Brooklyn, NY	One Bedroom Two Bedroom Three Bedroom Office(2)	$2,450 $3,250 $3,750 $30,000(2)	$36.53 $36.35 $33.55 $30.00
(1)	Source: Appraisal.
(2)	Based on the Appraiser’s concluded yearly commercial market rent

Appraisal. The appraisal concluded to an “as-is” value for the 2911 Brighton 5th Street Property of $15,300,000 as of September 30, 2025, an “as-is” value for the 230 73rd Street Property of $9,300,000 as of September 30, 2025, an “as-is” value for the 6309 Bay Parkway Property of $14,000,000 as of September 25, 2025, an “as-is” value for the 9302 Ridge Boulevard Property of $7,800,000 as of September 25, 2025, and an “as-is” value for the 1302 Newkirk Avenue Property of $14,500,000 as of September 24, 2025, which in total sum to $60,900,000. The appraiser also provided a portfolio appraisal which had an “as-portfolio” value of $63,400,000 as of September 30, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value (without such as portfolio monetary benefit) are 75.8% and 75.8%, respectively. Notably, no individual South Brooklyn Multifamily Portfolio Property are permitted to be released pursuant to the South Brooklyn Multifamily Portfolio Mortgage Loan documents.

Environmental Matters. According to the Phase I environmental site assessments dated October 3, 2025 through October 8, 2025 there were no recognized environmental conditions at the South Brooklyn Multifamily Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the South Brooklyn Multifamily Portfolio Properties:

Cash Flow Analysis
	2022(1)	2023(1)	2024(1)	8/31/2025 TTM(1)	UW(1)	UW Per Unit
Gross Potential Rent(2)	$3,269,789	$3,384,856	$3,407,331	$3,652,051	$7,358,861	$19,164
Parking Income	$0	$0	$0	$0	$92,913	$242
Laundry Income	$0	$0	$0	$0	$27,163	$71
Other Income(3)	$0	$0	$0	$0	$28,430	$74
Net Rental Income	$3,269,789	$3,384,856	$3,407,331	$3,652,051	$7,507,367	$19,550
Less Vacancy, Concessions & Credit Loss	$0	$0	$0	$0	($165,826)(4)	($432)
Effective Gross Income	$3,269,789	$3,384,856	$3,407,331	$3,652,051	$7,341,540	$19,119
Real Estate Taxes	$737,728	$703,886	$718,904	$733,048	$1,446,458	$3,767
Insurance	$145,570	$123,660	$152,953	$221,903	$498,320	$1,298
Utilities	$455,249	$431,692	$445,763	$478,862	$790,517	$2,059
Repairs & Maintenance	$67,803	$28,269	$17,478	$74,590	$192,000	$500
Management Fee	$7,850	$0	$0	$4,240	$220,246	$574
Payroll & Benefits	$46,066	$43,150	$44,900	$46,597	$57,600	$150
General & Administrative	$0	$0	$0	$0	$13,440	$35
Total Operating Expenses	$1,460,266	$1,330,657	$1,379,998	$1,559,240	$3,218,582	$8,382
Net Operating Income	$1,809,523	$2,054,199	$2,027,333	$2,092,811	$4,122,959	$10,737
Replacement Reserves	$0	$0	$0	$0	$96,000	$250
Net Cash Flow	$1,809,523	$2,054,199	$2,027,333	$2,092,811	$4,026,959	$10,487
Occupancy (%)	NAV(1)	NAV(1)	NAV(1)	NAV(1)	98.3%(4)
NOI DSCR	0.63x(1)	0.71x(1)	0.70x(1)	0.72x(1)	1.43x
NCF DSCR	0.63x(1)	0.71x(1)	0.70x(1)	0.72x(1)	1.39x
NOI Debt Yield	3.9%(1)	4.5%(1)	4.4%(1)	4.5%(1)	8.9%
NCF Debt Yield	3.9%(1)	4.5%(1)	4.4%(1)	4.5%(1)	8.7%

(1)	Historical cash flows and occupancy data are not representative of the entire portfolio, as such information is unavailable for the 2911 Brighton 5th Street Property and the 230 73rd Street Property, both of which were acquired as part of this South Brooklyn Multifamily Portfolio Mortgage Loan financing. As such, only available data for the 6309 Bay Parkway Property, the 9302 Ridge Boulevard Property and the 1302 Newkirk Avenue Property, thereby skewing the DSCR and Debt Yield downwards. The increase in Net Operating Income from the historical periods to the UW Net Operating Income is primarily driven by income from the two acquisition properties. Please refer to “The Properties” section above for additional details.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated October 22, 2025 and includes professional office rent.
(3)	Other Income is comprised of actual contractual per the antenna lease.
(4)	Based on the underwritten rent roll dated October 22, 2025 and represents the underwritten economic occupancy. The South Brooklyn Multifamily Portfolio Properties were 98.2% leased as of October 22, 2025.

Escrows and Reserves. As of the date of origination of the South Brooklyn Multifamily Portfolio Mortgage Loan, the borrowers were required to deposit (i) $857,374 in a real estate tax reserve account, (ii) $30,000 in a property insurance reserve account and (iii) $8,000 in a replacement reserve account. Certain reserves may have been drawn upon between the time of origination and the Cut-off Date.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $126,565).

Insurance Reserve – The borrowers are required to deposit into a property insurance reserve, on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least 30 days prior to the expiration of the policies (initially approximately $15,000).

Replacement Reserve – The South Brooklyn Multifamily Portfolio Mortgage Loan documents require ongoing monthly replacement reserve deposits of $8,000 for replacements, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the South Brooklyn Multifamily Portfolio Properties.

Lockbox and Cash Management. The South Brooklyn Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrowers are required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all commercial tenants to deposit all sums due under their respective leases directly into such deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within two business days of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

A “Cash Trap Event Period” will commence upon the occurrence of any of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 7.25% (tested quarterly); or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DY being equal to or greater than 7.50% for two consecutive calendar quarters; or
●	with regard to clause (iii), the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The South Brooklyn Multifamily Portfolio Properties are self-managed by the borrower sponsor.

Terrorism Insurance. The South Brooklyn Multifamily Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the South Brooklyn Multifamily Portfolio Properties except for the 1302 Newkirk Avenue Property, for which the lender has accepted the applicable policies without terrorism coverage until the renewal of the current policy term (such policy term ends on January 16, 2026). The South Brooklyn Multifamily Portfolio Mortgage Loan is recourse for losses arising out of or in connection with uninsured damage to the South Brooklyn Multifamily Portfolio Properties resulting from terrorism. Additionally, the South Brooklyn Multifamily Portfolio Mortgage Loan documents require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 60-day extended period of indemnity with respect to all South Brooklyn Multifamily Portfolio Properties except for the 9302 Ridge Boulevard Property, which such property has a 90-day extended period of indemnity. The South Brooklyn Multifamily Portfolio Mortgage Loan is recourse for losses arising out of or in connection with the failure to maintain loss of rents and/or business interruption insurance containing an extended period of indemnity endorsement for 180 days. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Mortgage Loan No. 9 – Crossgates Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Albany, NY 12203
Original Balance(1):	$35,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$35,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	4.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1983, 1994 and 2013-2015/NAP
Borrower Sponsors(2):	Various			Size(7):	1,504,884 SF
Guarantors(2):	Various			Cut-off Date Balance PSF(1):	$70
Mortgage Rate(3):	8.5000%			Maturity Date Balance PSF(1):	$70
Note Date:	11/18/2025			Property Manager:	Pyramid Management Group, LLC
Maturity Date:	12/6/2030				(borrower related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$26,438,944
Seasoning:	0 months			UW NCF:	$24,256,862
Prepayment Provisions(4):	L(24),D(29),O(7)			UW NOI Debt Yield(1):	25.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield(1):	23.1%
Additional Debt Type(1):	Pari Passu/B-Note/Mezzanine			UW NOI Debt Yield at Maturity(1):	25.2%
Additional Debt Balance(1):	$70,000,000/$68,000,000/$20,000,000			UW NCF DSCR(1):	2.68x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$24,774,961 (6/30/2025 TTM)
				2nd Most Recent NOI:	$23,739,347 (12/31/2024)
Reserves(5)				3rd Most Recent NOI:	$24,328,734 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(8):	89.1% (10/31/2025)
RE Taxes:	$1,388,393	$347,098	NAP	2nd Most Recent Occupancy:	88.3% (12/31/2024)
Insurance:	$0	$71,798	NAP	3rd Most Recent Occupancy:	91.3% (12/31/2023)
Replacement Reserve:	$0	$25,081	NAP	Appraised Value (as of):	$285,000,000 (10/7/2025)
TI/LC Reserve:	$2,000,000	$156,759	NAP	Appraised Value PSF:	$189
TATILC Reserve:	$3,625,903	$0	NAP	Cut-off Date LTV Ratio(1):	36.8%
Other Reserves(6):	$1,443,776	Springing	NAP	Maturity Date LTV Ratio(1):	36.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$105,000,000	49.6%	Loan Payoff:	$164,000,540	77.4%
Subordinate Loan Amount:	$68,000,000	32.1%	Conversion(9):	$35,000,000	16.5%
Mezzanine Loan Amount(9):	$20,000,000	9.4%	Upfront Reserves:	$8,458,072	4.0%
Borrower Sponsor Equity(9):	$18,771,062	8.9%	Closing Costs:	$4,312,451	2.0%
Total Sources	$211,771,062	100.0%	Total Uses	$211,771,062	100.0%

(1)	The Crossgates Mall Mortgage Loan (as defined below) is part of the Crossgates Mall Whole Loan (as defined below) evidenced by (i) six senior pari passu promissory notes with an aggregate original principal balance of $105,000,000 and (ii) one subordinate note with an original principal balance of $68,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Crossgates Mall Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Crossgates Mall Whole Loan are $115, $115, 15.3%, 14.0%, 15.3%, 1.30x, 60.7% and 60.7%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Crossgates Mall Whole Loan and the Crossgates Mall Mezzanine Loan (as defined below) are $128, $128, 13.7%, 12.6%, 13.7%, 1.07x, 67.7% and 67.7%, respectively.
(2)	See “The Borrower and the Borrower Sponsors” below for further details.
(3)	Mortgage Rate represents the per annum interest rate associated with the Crossgates Mall Senior Loan. The per annum interest rate associated with the Crossgates Mall Trust Subordinate Companion Loan (as defined below) is 14.0000% and the weighted average per annum interest rate for the Crossgates Mall Whole Loan is 10.6618497109827%.
(4)	Defeasance of the Crossgates Mall Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	Other Reserves consists of (i) an upfront reserve with respect to the outstanding free rents, rent abatements or other rent concessions, (ii) a springing monthly Material Tenant (as defined below) reserve and (iii) a springing monthly debt service coverage ratio (“DSCR”) trigger suspension funds reserve. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(7)	Size does not include Macy’s (200,000 SF), which is tenant-owned.
(8)	Includes specialty tenants (143,829 SF).
(9)	The conversion amount of $35.0 million was used to convert (i) $20.0 million into the Crossgates Mall Mezzanine Loan and (ii) $15.0 million into Borrower Sponsor Equity.

The Mortgage Loan. The ninth largest mortgage loan (the “Crossgates Mall Mortgage Loan”) is part of a whole loan evidenced by six pari passu senior promissory notes in the aggregate original principal amount of $105,000,000 (the “Crossgates Mall Senior Loan”) and a subordinate B-Note in the original principal amount of $68,000,000 that is subordinate to the Crossgates Mall Senior Loan (the “Crossgates Mall Trust Subordinate Companion Loan”, and together with the Crossgates Mall Senior Loan, the “Crossgates Mall Whole Loan”). The Crossgates Mall Whole Loan is secured by the borrower’s first priority fee interest in a super regional mall located in Albany, New York (the “Crossgates Mall Property”). The Crossgates Mall Mortgage Loan is evidenced by the non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $35,000,000. The Crossgates Mall Whole Loan will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 transaction until such time Note A-1 is securitized after which it will be serviced pursuant to the securitization trust to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift AB Whole Loan—The Crossgates Malls Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan” in the prospectus.

The table below identifies the promissory notes that comprise the Crossgates Mall Whole Loan:

Crossgates Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$55,000,000	$55,000,000	UBS AG	No
A-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
A-3	$10,000,000	$10,000,000	WFCM 2025-5C7	No
A-4(1)	$5,000,000	$5,000,000	UBS AG	No
A-5(1)	$5,000,000	$5,000,000	UBS AG	No
A-6(1)	$5,000,000	$5,000,000	UBS AG	No
Senior Loan	$105,000,000	$105,000,000
B(2)	$68,000,000	$68,000,000	WFCM 2025-5C7 (loan-specific certificates)	Yes(3)
Whole Loan	$173,000,000	$173,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	Note B serves as collateral only with respect to the loan-specific certificates related to Crossgates Mall Trust Subordinate Companion Loan (the “Crossgates Mall Loan-Specific Certificates”). The Crossgates Mall Trust Subordinate Companion Loan is not part of the pool of mortgage loans securing the WFCM 2025-5C7 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift AB Whole Loans—The Crossgates Mall Whole Loan” in the prospectus.
(3)	Pursuant to the related the co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under such agreement, in which case Note A-1 will become the controlling noteholder. For so long as the Crossgates Mall Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization and no control appraisal event has occurred, such rights will be exercised by the controlling class representative of the WFCM 2025-5C7 Crossgates Mall Loan-Specific Certificates.

The Borrower and the Borrower Sponsors. The borrower under the Crossgates Mall Whole Loan is XG Mall Company, LLC, a Delaware limited liability company and single purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crossgates Mall Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Madeira Associates, Bruce A. Kenan, Andrew M. Von Deak, Bruce A. Kenan Living Trust, Leonard Leveen Revocable Trust, Donald W. Hollings, Jr. 2003 Revocable Trust, Joseph Stockwell, Gary L. Dower, 2018 Tuozzolo CPT Trust and The Robert J. Congel Amended and Restated Declaration of Trust, as amended.

The Property. The Crossgates Mall Property is a 1,504,884 SF super regional mall property located in Albany, New York. The Crossgates Mall Property was built in 1983 with expansions in 1994 and from 2013 to 2015. The Crossgates Mall Property consist of a two- and three-story enclosed mall situated on a 109.93-acre site with 6,469 surface parking spaces (4.30 spaces per owned 1,000 SF). The Crossgates Mall Property is anchored by J.C. Penney, Regal Crossgates 18, Dick’s Sporting Goods, Inc. (“Dick’s Sporting Goods”), Best Buy and Going Going Gone and shadow anchored by Macy’s (200,000 SF). Macy’s is under separate ownership and is not part of the collateral for the Crossgates Mall Whole Loan. Macy’s serves as a non-collateral shadow anchor of the Crossgates Mall Property. Notable tenants at the Crossgates Mall Property include Apple, REI, Regal Crossgates 18, Primark, H&M, Zara, lululemon athletica, Aeropostale, American Eagle Outfitters, Gap/Gap Kids, Old Navy, Banana Republic, Bath & Body Works, Express and Five Below.

As of October 31, 2025, the Crossgates Mall Property was 89.1% leased including specialty tenants. From 2019 through 2024, the borrower sponsors spent approximately $4.7 million on capital improvements at the Crossgates Mall Property including new mall entrances, upgraded soft seating areas, interior and exterior landscaping, enhanced lighting features, updated signage, and new floor tile.

Major Tenants. The three largest tenants based on SF are J.C. Penney, Regal Crossgates 18 and Dick’s Sporting Goods.

J.C. Penney (179,964 SF; 12.0% of NRA; 2.6% of underwritten annual rent). Founded in 1902, J.C. Penney is a retailer of apparel, home, jewelry, and beauty merchandise. J.C. Penney has a portfolio of private and national brands of quality and value including private brands like Liz Claiborne®, Stafford®, okie dokie™, and Worthington™. J.C. Penney stores provide many services outside of apparel, including salon, optical, portrait, and in-store events at the kids zone or suit up shopping experiences with students from colleges and universities across the country. J.C. Penney has been a tenant at the Crossgates Mall Property since July 1994.

Regal Crossgates 18 (100,000 SF; 6.6% of NRA; 3.8% of underwritten annual rent). Regal (aka Regal Entertainment Group), a subsidiary of the British company Cineworld Group, is an American movie theater chain founded in 1989 and is headquartered in Knoxville, Tennessee. After being acquired by Cineworld Group in 2018, it became the second largest movie theater chain in the world, consisting of 5,774 screens in 425 theatres in 41 states along with the District of Columbia and Guam as of May 31, 2024. Regal Crossgates 18 has been a tenant at the Crossgates Mall Property since July 1997.

Dick’s Sporting Goods (80,000 SF; 5.3% of NRA; 3.2% of underwritten annual rent). Dick’s Sporting Goods (Moody’s/S&P: Baa2/BBB) founded and incorporated in 1948 in New York is a leading omnichannel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of February 1, 2025, Dick’s Sporting Goods operated 723 Dick’s Sporting Goods locations across the United States. Dick’s Sporting Goods has been a tenant at the Crossgates Mall Property since November 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

The following table presents certain information relating to the tenancy at the Crossgates Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	TTM 5/31/2025 Sales $	Sales PSF	Occ Cost %	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
J.C. Penney	NR/NR/NR	179,964	12.0%	$670,217	2.6%	$3.72	$8,503,194	$47	9.4%	5/31/2028	4 x 5 yrs	N
Regal Crossgates 18	NR/NR/NR	100,000	6.6%	$1,000,000	3.8%	$10.00	$6,779,893	$68	14.7%	12/31/2028	1 x 5 yrs	N
Dick's Sporting Goods	Baa2/NR/BBB	80,000	5.3%	$840,000	3.2%	$10.50	$21,071,582	$263	8.1%	1/31/2030	3 x 5 yrs	N
APEX Entertainment Center	NR/NR/NR	50,030	3.3%	$577,500	2.2%	$11.54	$2,808,017	$56	31.0%	12/17/2029	2 x 5 yrs	N
Best Buy	A3/NR/BBB+	50,000	3.3%	$965,500	3.7%	$19.31	$82,000,000	$1,640	1.5%	3/31/2030	3 x 5 yrs	N
Going Going Gone	NR/NR/NR	50,000	3.3%	$468,293	1.8%	$9.37	$7,400,000	$148	6.3%	1/31/2030	1 x 5 yrs	N
Primark	NR/NR/NR	45,992	3.1%	$915,133	3.5%	$19.90	$14,400,000	$313	6.4%	1/31/2034	3 x 5 yrs	N
Zara	NR/NR/NR	33,376	2.2%	$958,044	3.7%	$28.70	$5,601,017	$168	17.5%	1/31/2028	1 x 5 yrs	N
Dave & Buster's	NR/NR/NR	33,154	2.2%	$882,559	3.4%	$26.62	$9,408,052	$284	14.3%	8/23/2028	3 x 5 yrs	N
Ashley Furniture(3)	NR/NR/NR	33,045	2.2%	$267,474	1.0%	$8.09	$0	$0	0.0%	5/14/2036	None	N
Major Tenants Subtotal/Wtd. Avg.		655,561	43.6%	$7,544,720	29.0%	$11.51

Other Tenants		541,804	36.0%	$18,498,100	71.0%	$34.14
Occupied Subtotal/Wtd. Avg.		1,197,365	79.6%	$26,042,820	100.0%	$21.75

Vacant Space(4)		307,519	20.4%
Total/Wtd. Avg.		1,504,884	100.0%

(1)	Information is based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Ashley Furniture recently signed its lease and has an expected opening date of May 2026.
(4)	Includes specialty tenants (143,829 SF).

The following table presents certain information relating to the lease rollover schedule at the Crossgates Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	8	28,451	1.9%	1.9%	$1,552,724	6.0%	6.0%	$54.58
2026	18	88,554	5.9%	7.8%	$2,499,266	9.6%	15.6%	$28.22
2027	17	96,218	6.4%	14.2%	$3,207,999	12.3%	27.9%	$33.34
2028	27	425,324	28.3%	42.4%	$7,086,117	27.2%	55.1%	$16.66
2029	11	103,201	6.9%	49.3%	$1,952,094	7.5%	62.6%	$18.92
2030	12	207,190	13.8%	63.1%	$3,807,149	14.6%	77.2%	$18.38
2031	10	49,757	3.3%	66.4%	$1,496,144	5.7%	82.9%	$30.07
2032	6	24,910	1.7%	68.0%	$978,369	3.8%	86.7%	$39.28
2033	1	5,768	0.4%	68.4%	$160,180	0.6%	87.3%	$27.77
2034	10	90,925	6.0%	74.4%	$2,362,436	9.1%	96.4%	$25.98
2035	4	13,472	0.9%	75.3%	$451,070	1.7%	98.1%	$33.48
2036 & Thereafter(3)	4	63,595	4.2%	79.6%	$489,271	1.9%	100.0%	$7.69
Vacant(4)	0	307,519	20.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	128	1,504,884	100.0%		$26,042,820	100.0%		$21.75

(1)	Information is based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes Ashley Furniture, which has recently signed its lease and has an expected opening date of May 2026.
(4)	Includes specialty tenants (143,829 SF).

The Market. The Crossgates Mall Property is located in Albany, New York. The city of Albany borders Schenectady County, New York, including the towns of Princetown and Rotterdam on the northern and western edges as well as the towns of Berne, Colonie and New Scotland. Albany is the state capital of New York and is located approximately 150 miles north of New York City and approximately 235 miles south of Montreal, Canada. The Crossgates Mall Property is located at the intersection of Interstates 87 and 90. Adjacent land uses include retail, office, and residential. To the northwest across the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

Washington Avenue Extension, is Crossgates Commons, a two-story, 690,000 SF power center anchored by Home Depot and Walmart. To the east of the Crossgates Mall Property, across Interstate 87, are several office buildings as well as Stuyvesant Plaza, a 235,000 SF, lifestyle center. The Crossgates Mall Property’s location, which includes both Crossgates Mall and Crossgates Commons, represents the dominant retail hub for the Albany metro area. According to a third-party market research report, the Crossgates Mall experiences a high traffic count paired with strong visibility with approximately 42,092 daily vehicles at the intersection of US 20 and Church Road.

According to a third-party market research report, the Crossgates Mall Property is located in the Albany - NY retail market within the W Outer Albany County retail submarket. As of October 2025, W Outer Albany County retail submarket contained 6,751,996 SF of retail inventory space with an average rent of $22.93 PSF and a vacancy rate of 5.7%. As of year-end 2024, the W Outer Albany County retail submarket contained 6,751,918 SF of retail inventory space with an average rent of $22.62 and a vacancy rate of 5.6%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Crossgates Mall Property is 6,204, 55,795 and 159,519, respectively, and the estimated 2025 average household income within the same radii is $109,678, $111,482 and $109,804, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Crossgates Mall Property:

Competitive Property Summary (1)
Property Name/Location	Detailed Property Type	Year Built/ Renovated	Total GLA (SF)	Anchor Tenant	Anchor GLA (SF)	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
Crossgates Mall 1 Crossgates Mall Road Albany, NY	Super Regional Mall	1983, 1994 and 2013-2015/NAP	1,504,884(2)	J.C. Penney(2)	179,964(2)	Jul-94/33.8(2)	$3.72(2)	Net(2)
Market32 Plaza 1355 New Scotland Road Slingerlands, NY	Neighborhood Center	1998/2021	95,433	Market 32 (Price Chopper)	73,743	Jun-23/13.0	$14.49	NAV
Walden Galleria 1 Walden Galleria Buffalo, NY	Super Regional Center/Mall	1989/2013	1,448,003	Primark	47,668	Aug-22/10.0	$18.75	Modified Gross
Station Twelve 3097 Sheridan Drive Amherst, NY	Community Center	2002/2022	230,240	At Home	79,860	Jul-22/10.0	$9.00	Net
Burlington Coat Factory 402-436 Balltown Road Schenectady, NY	Community Center	1976/NAP	NAV	Burlington	26,041	Jan-21/10.0	$13.50	Net
Staples 24 Maxwell Drive NY	Freestanding	2008/NAP	20,388	Staples	20,388	Mar-19/5.0	$17.50	Net
Latham Center 221 Wade Road Extension Latham, NY	Power Center	2004/NAP	22,827	Michaels Stores	22,827	Jan-19/10.0	$12.50	Net
Harbor Freight 1617 U.S. 9 Clifton Park, NY	Freestanding Retail Store	NAV	15,000	Harbor Freight	15,000	Oct-17/10.0	$16.10	Net

(1)	Information is based on the appraisal.
(2)	Information is based on the underwritten rent roll dated October 31, 2025 and excludes Macy’s (200,000 SF), which is tenant-owned.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Crossgates Mall Property:

Market Rent Summary(1)
Tenant Category	Market Rent	Lease Term (Years)	Lease Type	Escalations
0 - 1,000 SF	$120.00	5.0	Modified	1.0% per year
1,001 - 2,500 SF	$50.00	5.0	Modified	1.0% per year
2,501 - 5,000 SF	$35.00	5.0	Modified	1.0% per year
5,001 - 7,500 SF	$34.00	5.0	Modified	1.0% per year
7,501 - 10,000 SF	$33.00	5.0	Modified	1.0% per year
Over 10,000 SF	$25.00	5.0	Modified	1.0% per year
Jewelry	$80.00	5.0	Modified	1.0% per year
Restaurants	$25.00	5.0	Modified	1.0% per year
Food Court	$175.00	10.0	Modified	2.5% per year
Kiosks	$500.00	5.0	Modified	2.5% per year
Majors	$15.00	10.0	Gross	10.0% in year 6
Majors - 3rd Level	$14.00	10.0	Gross	10.0% in year 6
Cinema	$18.00	10.0	Gross	10.0% in year 6
Anchors	$3.00	10.0	Gross	10.0% in year 6

(1)	Information is based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

Appraisal. The appraisal concluded to an “as-is” appraised value for the Crossgates Mall Property of $285,000,000 as of October 7, 2025.

Environmental Matters. According to the Phase I environmental report dated October 10, 2025, there was no evidence of any recognized environmental conditions at the Crossgates Mall Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Crossgates Mall Property:

Cash Flow Analysis
	2022	2023	2024	TTM 6/30/2025	UW	UW PSF
Base Rent(1)	$27,097,102	$26,340,556	$26,006,107	$25,514,777	$26,042,820	$17.31
Percentage Rent	1,141,916	1,127,799	1,418,601	1,376,525	1,678,893	1.12
Grossed Up Vacant Space	0	0	0	0	11,997,262	7.97
Gross Potential Rent	$28,239,019	$27,468,355	$27,424,708	$26,891,301	$39,718,975	$26.39
Other Income	3,498,149	3,609,421	3,367,027	3,203,256	3,203,256	2.13
Total Recoveries	9,065,703	8,858,033	7,321,446	9,116,812	9,110,720	6.05
Net Rental Income	$40,802,870	$39,935,809	$38,113,181	$39,211,369	$52,032,951	$34.58
(Vacancy & Credit Loss)	0	0	0	0	(11,997,262)	(7.97)
Effective Gross Income	$40,802,870	$39,935,809	$38,113,181	$39,211,369	$40,035,689	$26.60

Real Estate Taxes	$6,405,700	$6,268,217	$4,909,827	$4,890,157	$4,165,178	$2.77
Insurance	552,043	487,288	635,265	554,337	520,024	0.35
Management Fee	1,426,458	1,241,523	1,113,701	1,080,371	1,000,000	0.66
Other Operating Expenses	6,790,438	7,610,046	7,715,041	7,911,543	7,911,543	5.26
Total Expenses	$15,174,639	$15,607,075	$14,373,834	$14,436,408	$13,596,745	$9.04

Net Operating Income	$25,628,230	$24,328,734	$23,739,347	$24,774,961	$26,438,944	$17.57
Replacement Reserves	0	0	0	0	300,977	0.20
TI/LC	0	0	0	0	1,881,105	1.25
Net Cash Flow	$25,628,230	$24,328,734	$23,739,347	$24,774,961	$24,256,862	$16.12

Occupancy %(2)	90.4%	91.3%	88.3%	89.6%	75.4%
NOI DSCR(3)	2.83x	2.69x	2.62x	2.74x	2.92x
NCF DSCR(3)	2.83x	2.69x	2.62x	2.74x	2.68x
NOI Debt Yield(3)	24.4%	23.2%	22.6%	23.6%	25.2%
NCF Debt Yield(3)	24.4%	23.2%	22.6%	23.6%	23.1%

(1)	Information is based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	The UW Occupancy % represents the in-place economic occupancy. Historical occupancies represent physical occupancies. UW Occupancy % based on physical occupancy is 89.1% as of October 31, 2025 including specialty tenants (143,829 SF).
(3)	Based on the Crossgates Mall Senior Loan.

Escrows and Reserves.

Real Estate Taxes – The Crossgates Mall Whole Loan documents require an upfront deposit of approximately $1,388,393 and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $347,098.

Insurance – The Crossgates Mall Whole Loan documents require an ongoing monthly insurance reserve in an amount equal to approximately $71,798 commencing on January 6, 2026 through August 6, 2026 and thereafter 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, any and all monthly deposits will be waived to the extent that the insurance requirements under the Crossgates Mall Whole Loan documents are satisfied pursuant to a blanket policy in that (i) such blanket policy is maintained in full force and effect, (ii) the insurance premiums for such blanket policy are not paid in installments or financed and (iii) not less than 15 days prior to the expiration date of such blanket policy, the borrower provides the lender with (a)(1) a certificate of insurance evidencing the renewal of such blanket policy or (2) a certificate of insurance evidencing a new blanket policy approved by the lender and (b) evidence reasonably satisfactory to the lender of the payment in full of the insurance premiums then due thereunder. Notwithstanding the foregoing, there is currently no blanket policy in place.

Replacement Reserve – The Crossgates Mall Whole Loan documents require an ongoing monthly replacement reserve deposit of approximately $25,081.

TI/LC Reserve – The Crossgates Mall Whole Loan documents require an upfront deposit of $2,000,000 and an ongoing monthly tenant improvements and leasing reserve deposit of approximately $156,759.

Rent Concession Funds – The Crossgates Mall Whole Loan documents require an upfront deposit of $1,443,776 with respect to the outstanding free rents, rent abatements or other rent concessions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

TATILC Reserves – The Crossgates Mall Whole Loan documents require an upfront deposit of $3,625,903 with respect to the outstanding tenant allowances, tenant improvements and leasing commissions.

DSCR Trigger Suspension Funds – If the borrower elects to suspend a Cash Sweep DSCR Trigger Event (as defined below), the borrower will have the right to deposit with or deliver to the lender an amount in cash or a letter of credit (as more particularly described below) that, if applied to pay down the then current outstanding principal balance of the Crossgates Mall Whole Loan, would cause the DSCR to equal at least 1.25x (the “DSCR Trigger Suspension Payment”), to be held as additional collateral for the Crossgates Mall Whole Loan.

Lockbox / Cash Management. The Crossgates Mall Whole Loan is structured with a hard lockbox and in-place cash management. Rents from the Crossgates Mall Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Crossgates Mall Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Crossgates Mall Whole Loan and the Crossgates Mall Mezzanine Loan, operating expenses, accrued management fees, as applicable, and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover reserve (subject to a cap of $220,000 in any calendar month prior to the occurrence of either (i) a redemption in full of CGML Member, LLC’s (“CGML Member”) interest as class B member in the joint venture between CGML Member and XG Pyramid JV LLC (“Pyramid Member”), or (ii) a foreclosure by the Mezzanine Lender (as defined below), after which there shall be no cap, (b) if a Shadow Anchor Trigger Event (as defined below) has occurred and is continuing, to the TI/LC reserve account, (c) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account, (d) if an event of default under the Crossgates Mall Mezzanine Loan documents has occurred, to the Mezzanine Lender, in accordance with the Crossgates Mall Mezzanine Loan documents or (e) if none of the above have occurred and are continuing, to an account designated by the borrower.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Crossgates Mall Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager or (iii) a Cash Sweep DSCR Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, either the filing being discharged, stayed or dismissed within 45 days or, if such bankruptcy action relates to a guarantor, such guarantor is replaced in compliance with the Crossgates Mall Whole Loan documents; provided, that the borrower is then in compliance with the single purpose covenants set forth in the Crossgates Mall Whole Loan documents or (c) with respect to clause (iii) above, the DSCR is at least 1.30x for one calendar quarter (without taking into account any DSCR Trigger Suspension Payment or any DSCR Trigger Suspension Renewal Payment(s) (as defined below).

A “Cash Sweep DSCR Trigger Event” means that, as of any date on which the lender determines the DSCR, the DSCR falling below 1.25x; provided, however, that, so long as no other Cash Sweep Trigger Event is continuing, the borrower will have the right to suspend a Cash Sweep DSCR Trigger Event by delivering notice to the lender, within five days after notice from the lender that the DSCR was less than 1.25x as of the applicable date of determination (such notice from the lender, a “DSCR Trigger Notice”), of its intent to deposit, the DSCR Trigger Suspension Payment, and thereafter depositing with the lender, within 15 days after the borrower’s receipt of such DSCR Trigger Notice, the DSCR Trigger Suspension Payment in accordance with the Crossgates Mall Whole Loan documents; and provided, further that, on any date after the date upon which DSCR Trigger Suspension Funds are initially deposited into the DSCR Trigger Suspension Funds account in accordance with the Crossgates Mall Whole Loan documents on which the lender determines the DSCR is less than 1.25x (taking into account any DSCR Trigger Suspension Payment plus any DSCR Trigger Suspension Renewal Payment(s) (as defined below) that lender is then holding), the borrower will have the right (but not the obligation) to continue to suspend the Cash Sweep DSCR Trigger Event by delivering notice to the lender, within five days after notice from the lender that the DSCR was less than 1.25x (taking into account any DSCR Trigger Suspension Payment plus any DSCR Trigger Suspension Renewal Payment(s) then being held by the lender) (each such notice from the lender, a “Subsequent DSCR Trigger Notice”), as of the applicable date of determination, of its intent to deposit an additional DSCR Trigger Suspension Renewal Payment, and thereafter depositing with the lender, within 15 days after the borrower’s receipt of such Subsequent DSCR Trigger Notice, the DSCR Trigger Suspension Renewal Payment in accordance with the Crossgates Mall Whole Loan documents.

A “DSCR Trigger Suspension Renewal Payment” means an additional letter of credit or cash in an amount equal to the DSCR Trigger Suspension amount as of such date of determination, less the amount of any previously deposited or delivered DSCR Trigger Suspension Payment and DSCR Trigger Suspension Renewal Payment(s) then being held by the lender.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving written notice to the borrower of its intention to terminate or not extend its Material Tenant lease, (ii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, such Material Tenant does not give such notice, (iii) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (v) a Material Tenant lease being terminated with respect to 20% or more of the applicable Material Tenant space or is no longer in full force and effect, (vi) a Material Tenant “going dark”, vacating or ceasing to conduct business in the ordinary course with respect to 20% or more of its space, (vii) a Material Tenant announces or discloses publicly, its intention to relocate or vacate 20% or more of its space or (viii) 20% or more of a Material Tenant’s space is marketed for sublease by or on behalf of a Material Tenant and expiring upon (a) with respect to clause (i), (ii), (v), (vi), (vii) or (viii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Crossgates Mall Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, the revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, (w) the dismissal of the applicable bankruptcy action with prejudice, (x) the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease, (y) the assumption of the applicable Material Tenant lease by a third party in a manner reasonably satisfactory to lender and the payment in full of all related rents and other amounts due under such Material Tenant lease or (z) if applicable, the discharge or dismissal of the applicable lease guarantor from the bankruptcy action, (e) with respect to clause (vi) above and if the conditions in clause (i) above are not satisfied, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Crossgates Mall Property or a portion thereof, (f) with respect to clause (vii) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space and (g) with respect to clause (viii) above and if the conditions in clause (i) above are not satisfied, the cessation of marketing efforts with respect to its Material Tenant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

A “Material Tenant” means (i) J.C. Penney, (ii) Dick’s Sporting Goods, (iii) Regal Crossgates 18, (iv) Best Buy or (v) any tenant at the Crossgates Mall Property that, together with its affiliates, either (a) leases no less than 5.0% of the total rentable square footage of the Crossgates Mall Property or (b) accounts for (or would account for) no less than 5.0% of the total in-place base rent at the Crossgates Mall Property.

A “Shadow Anchor Trigger Event” means (i) a default by Macy’s under the construction, operating and reciprocal easement agreement as further detailed in the Crossgates Mall Whole Loan documents, (ii) any bankruptcy action involving Macy’s or (iii) Macy’s “going dark”, vacating, ceasing to occupy or discontinuing its operations at the parcel adjacent to the Crossgates Mall Property currently occupied by Macy’s or a portion thereof and expiring upon the DSCR being at least 1.30x for two consecutive calendar quarters.

Subordinate Debt. The Crossgates Mall Property also secures the Crossgates Mall Trust Subordinate Companion Loan, which has a Cut-off Date principal balance of $68,000,000. The Crossgates Mall Trust Subordinate Companion Loan is coterminous with the Crossgates Mall Senior Loan and accrues interest at a fixed rate per annum equal to 14.0000%. The Crossgates Mall Senior Loan is senior in right of payment to the Crossgates Mall Trust Subordinate Companion Loan to the extent set forth in the related co-lender agreement. The holders of the promissory notes evidencing the Crossgates Mall Whole Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Crossgates Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced AB Whole Loans—The Crossgates Mall Whole Loan” in the prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV	Whole Loan Maturity Date LTV
Crossgates Mall Trust Subordinate Companion Loan	$68,000,000	14.0000%	60	0	60	1.30x	15.3%	60.7%	60.7%

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the Crossgates Mall Whole Loan, CGML Lender, LLC (the “Mezzanine Lender”) funded a mezzanine loan in the amount of $20,000,000 to be secured by the mezzanine borrower’s interests in the borrower as collateral for the Crossgates Mall mezzanine loan (the “Crossgates Mall Mezzanine Loan”). The Crossgates Mall Mezzanine Loan is coterminous with the Crossgates Mall Whole Loan. The Crossgates Mall Mezzanine Loan accrues interest at a rate of 20.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination. At repayment or prepayment of the Crossgates Mall Mezzanine Loan, the mezzanine borrower is also required to make a payment of interest generally equal to 2.0 times the balance of such loan, less the aggregate amount of interest actually paid by such borrower over the term of such loan.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Mezzanine Loan Term (mos.)	Mezzanine Amortization Term (mos.)	Mezzanine IO Period (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI DY	Total Debt Cut-off Date LTV Ratio	Total Debt Maturity Date LTV Ratio
Crossgates Mall Mezzanine Loan	$20,000,000	20.0000%	60	0	60	1.07x	13.7%	67.7%	67.7%

Concurrently with the funding of the Crossgates Mall Whole Loan, CGML Owner, LLC (predecessor in interest to CGML Member as the class B member under the joint venture with the Pyramid Member) made a $15,000,000 capital contribution to a parent of the borrower. The class B member interest has a 35% per annum rate of return, compounded monthly. Upon redemption, the class B member will be entitled to a payment generally equal to 2.5 times the capital contributions made by the class B member, less any distributions to the class B member of available cash flow and any distributions of amounts received on account of certain liquidation events at the 35% per annum rate of return.

Terrorism Insurance. The Crossgates Mall Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Crossgates Mall Property, as well as business interruption insurance covering the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Mortgage Loan No. 10 – Cedarbrook & Oak Lane Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Baton Rouge, LA Various
Original Balance:	$25,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/2024
Borrower Sponsor:	Israel Rosenberg			Size:	411 Units
Guarantor:	Israel Rosenberg			Cut-off Date Balance per Unit:	$60,827
Mortgage Rate:	6.3900%			Maturity Date Balance per Unit:	$60,827
Note Date:	11/5/2025			Property Manager:	Vered Management LLC
Maturity Date:	11/6/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,223,465
IO Period:	60 months			UW NCF:	$3,120,715
Seasoning:	1 month			UW NOI Debt Yield:	12.9%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	12.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.93x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,136,524 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,665,084 (12/31/2024)
				3rd Most Recent NOI:	$1,406,720 (12/31/2023)
				Most Recent Occupancy:	95.1% (10/6/2025)
Reserves(1)				2nd Most Recent Occupancy:	92.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.3% (12/31/2023)
RE Taxes:	$177,043	$16,095	NAP	Appraised Value (as of):	$42,100,000 (9/9/2025)
Insurance:	$63,098	$31,549	NAP	Appraised Value per Unit:	$102,433
Replacement Reserve:	$0	$8,563	NAP	Cut-off Date LTV Ratio:	59.4%
Deferred Maintenance:	$360,891	$0	NAP	Maturity Date LTV Ratio:	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$19,556,107	78.2%
			Return of Equity:	$3,786,190	15.1%
			Closing Costs:	$1,056,671	4.2%
			Upfront Reserves:	$601,032	2.4%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	See “The Properties” below.

The Mortgage Loan. The tenth largest mortgage loan (the “Cedarbrook & Oak Lane Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 and secured by the borrowers’ fee simple interests in a portfolio of two garden-style multifamily properties, totaling 411 units, located in Baton Rouge, Louisiana (the “Cedarbrook & Oak Lane Apartments Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are Cedarbrook Apartments LLC and Oak Lane Apartments LLC, each a Delaware limited liability company and each a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cedarbrook & Oak Lane Apartments Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Israel Rosenberg of Vered Equities LLC (“Vered Equities”). Vered Equities is a vertically integrated real estate company that specializes in the acquisition, renovation, management, and disposition of multifamily properties across the United States. As a vertically integrated company, Vered Equities features its own due diligence team, construction team, property management division, and asset expertise. The Vered Equities portfolio is comprised of 567 multifamily units located across New York and Louisiana.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

The Properties. The Cedarbrook & Oak Lane Apartments Properties are comprised of two garden-style, multifamily properties, totaling 411 units, located approximately 3.1 miles apart in Baton Rouge, Louisiana.

The following table presents certain information relating to the Cedarbrook & Oak Lane Apartment Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
Cedarbrook Apartments	Baton Rouge, LA	1976 / 2024	208	94.7%	$13,750,000	55.0%	$1,769,421	54.9%	$22,900,000
Oak Lane Apartments	Baton Rouge, LA	1975 / 2024	203	95.6%	$11,250,000	45.0%	$1,454,044	45.1%	$19,200,000
Total/ Wtd. Avg			411	95.1%	$25,000,000	100.0%	$3,223,465	100.0%	$42,100,000

(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

Cedarbrook Apartments

The Cedarbrook Apartments property is a 208-unit garden-style multifamily property located at 1860 Boulevard De Province in Baton Rouge, Louisiana (the “Cedarbrook Apartments Property”). The Cedarbrook Apartments Property was originally constructed in 1976, most recently renovated in 2024, and is comprised of 32 two-story apartment buildings that are situated on an approximately 9.60-acre site. Recent renovations at the Cedarbrook Apartments Property were completed from 2021 to 2024, totaled $5,730,800, and included kitchen appliances, kitchen upgrades, bathroom upgrades, painting/drywall, plumbing/electrical/drain lines, common area upgrades, new HVAC units, parking area repairs and exterior maintenance/pool repairs. Furthermore, in 2025, the borrower sponsor completed additional capital improvements to common areas totaling $701,990. Community amenities at the Cedarbrook Apartments Property include two swimming pools, a fitness center, two laundry facilities, and a leasing office. The Cedarbrook Apartments Property also features 342 parking spaces, resulting in a parking ratio of 1.64 spaces per unit.

The Cedarbrook Apartments Property unit mix is comprised of 104 one-bedroom units, 84 two-bedroom units, 16 three-bedroom units, and four four-bedroom units. Unit amenities include standard appliances, vinyl flooring, and patio/balconies. As of October 6, 2025, the Cedarbrook Apartments Property was 94.7% leased.

The following table presents certain information relating to the unit mix at the Cedarbrook Apartments Property:

Cedarbrook Apartments Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1BR/1BA	104	93	89.4%	740	$940	$940
2BR/1BA	56	56	100.0%	900	$1,022	$1,025
2BR/1.5BA	28	28	100.0%	1,000	$1,077	$1,100
3BR/2BA	16	16	100.0%	1,460	$1,344	$1,350
4BR/2BA	4	4	100.0%	1,550	$1,445	$1,450
Total/Wtd. Avg.	208	197	94.7%	889	$1,026	$1,026

(1)	Based on the underwritten rent roll dated October 6, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisals.

Oak Lane Apartments

The Oak Lane Apartments property is a 203-unit garden-style multifamily property located at 11440 and 11445 Bard Avenue in Baton Rouge, Louisiana (the “Oak Lane Apartments Property”). The Oak Lane Apartments Property was originally constructed in 1975, most recently renovated in 2024, and is comprised of 30 two- and three-story apartment buildings that are situated on an approximately 7.98-acre site. Recent renovations at the Oak Lane Apartments Property were completed from 2021 to 2024, totaled $7,549,225, and included kitchen appliances, kitchen upgrades, bathroom upgrades, painting/drywall, plumbing/electrical/drain lines, common area upgrades, roofing, new HVAC units, parking area repairs, exterior maintenance and new windows. Community amenities at the Oak Lane Apartments Property include a fitness center, two laundry facilities, and a leasing office. The Oak Lane Apartments Property also features 252 parking spaces, resulting in a parking ratio of 1.24 spaces per unit.

The Oak Lane Apartments Property unit mix is comprised of 84 one-bedroom units, 107 two-bedroom units, and 12 three-bedroom units. Unit amenities include standard kitchen appliances, fireplaces, patio/balconies, and in unit washer / dryers for the three-bedroom units. As of October 6, 2025, the Oak Lane Apartments Property was 95.6% leased. As of such date the Oak Lane Apartments Property had five Section 8 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

The following table presents certain information relating to the unit mix at the Oak Lane Apartments Property:

Oak Lane Apartments Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1BR/1BA	23	21	91.3%	660	$852	$850
1BR/1.5BA/Loft	61	57	93.4%	720	$845	$875
2BR/1BA	14	14	100.0%	906	$936	$930
2BR/1.5BA/Loft	62	62	100.0%	1,133	$935	$950
2BR/2BA	31	28	90.3%	1,271	$1,010	$1,050
3BR/2BA/Townhouse	12	12	100.0%	1,475	$1,291	$1,305
Total/Wtd. Avg.	203	194	95.6%	981	$933	$951

(1)	Based on the underwritten rent roll dated October 6, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisals.

The Market. The Cedarbrook & Oak Lane Apartments Properties are located in Baton Rouge, Louisiana and are a part of the Baton Rouge metropolitan statistical area (the “Baton Rouge MSA”). Baton Rouge is the capital of Louisiana and is home to Louisiana State University (“LSU”), the LSU system’s flagship university and the state’s largest higher education institution. According to the appraisal, the city of Baton Rouge is considered a growing industrial, petrochemical, medical, research, motion picture, and technology center of the American South with major employers in the Baton Rouge MSA including Amazon, ExxonMobil, Shell, Dow Chemical Company, Lamar Advertising Company, and Raising Cane’s Chicken Fingers.

According to a third-party market research report, the Cedarbrook & Oak Lane Apartments Properties are located in the East Baton Rouge Parish multifamily submarket of the Baton Rouge MSA. As of June 19, 2025, the East Baton Rouge Parish multifamily submarket had an inventory of 12,374 units, a vacancy rate of 14.0%, and an average asking rental rate of $1,053 per unit.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Cedarbrook Apartments Property was 12,434, 87,436, and 164,345, respectively. The estimated 2024 average household income within the same radii was $75,647, $87,787, and $92,700, respectively. Furthermore, the estimated 2024 population within a one-, three- and five-mile radius of the Oak Lane Apartments Property was 9,322, 63,949, and 153,577, respectively. The estimated 2024 average household income within the same radii was $65,372, $80,279, and $84,991, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

The following table presents information regarding certain competitive properties to the Cedarbrook & Oak Lane Apartments Properties:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
Cedarbrook & Oak Lane Apartments	-	1975, 1976 / 2024	95.1%(2)	411(2)	1BR/1BA(2)	726	$924
					1BR/1.5BA/Loft(2)	720	$845
					2BR/1BA(2)	901	$1,005
					2BR/1.5BA(2)	1,000	$1,077
					2BR/1.5BA/Loft(2)	1,133	$935
					2BR/2BA(2)	1,271	$1,010
					3BR/2BA(2)	1,460	$1,344
					3BR/2BA/Townhouse(2)	1,475	$1,291
					4BR/2BA(2)	1,550	$1,445
Bella of Baton Rouge 1855 Boulevard De Province	0.2 mi	1973 / NAP	91.3%	215	1BD/1BA	660	$725
					2BD/1.5BA	990	$881
					2BD/1.5BA	1,010	$913
					2BD/1.5BA	1,050	$899
					2BD/2BA	930	$856
					2BD/2BA/Townhouse	990	$799
					2BD/2BA	1,040	$863
Afton Oaks 12074 Newcastle Avenue	0.4 mi	1983 / NAP	95.8%	284	Studio	425	$799
					1BD/1BA	530	$905
					1BD/1BA	690	$950
					1BD/1BA	720	$1,000
					2BD/1BA	825	$1,100
					2BD/2BA	952	$1,105
					2BD/2BA	1,040	$1,200
					3BD/2BA	1,103	$1,332
Spires of Sherwood 11888 Old Hammond Highway	0.7 mi	1973 / NAP	99.0%	124	2BD/1BA	864	$787
					2BD/1BA	1048	$917
					2BD/1BA	1,192	$1,025
					2BD/2BA	864	$1,100
					2BD/2BA	1,048	$1,200
					2BD/2BA	1,120	$1,025
					2BD/2BA	1,192	$1,025
					3BD/2BA	1,048	$1,090
					3BD/2BA	1,296	$1,250
					4BD/2BA	1,192	$1,287
Eden Point 11528 Old Hammond Highway	1.4 mi	1978 / NAP	84.5%	186	1BD/1BA	660	$755
					2BD/1.5BA	925	$931
					2BD/2BA	1000	$1,183
Acadian Place 855 South Flannery Road	1.6 mi	1973 / NAP	85.1%	120	2BD/1BA	960	$881
					2BD/1BA/Townhouse	1,040	$957
					3BD/2BA	1,240	$1,057
					3BD/2BA	1,375	$1,158
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

Appraisal. The appraisal concluded to an aggregate “as-is” value for the Cedarbrook & Oak Lane Apartments Properties of $42,100,000 as of September 9, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between April 22, 2025 and April 23, 2025, there were no recognized environmental conditions at the Cedarbrook & Oak Lane Apartments Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cedarbrook & Oak Lane Apartments Properties:

Cash Flow Analysis
	2022	2023	2024	9/30/2025 TTM	U/W	UW Per Unit
Base Rent	$1,086,849	$2,831,903	$4,261,347	$4,536,659	$4,595,760	$11,182
Potential Income from Vacant Units	$0	$0	$0	$0	$224,160	$545
Gross Potential Rent - Residential	$1,086,849	$2,831,903	$4,261,347	$4,536,659	$4,819,920	$11,727
Vacancy/Credit Loss	($21,579)	($148,728)	($97,805)	($43,945)	($327,206)	($796)
Other Income(1)	$62,382	$164,778	$220,754	$249,425	$249,425	$607
Effective Gross Income - Residential	$1,127,652	$2,847,952	$4,384,296	$4,742,139	$4,742,139	$11,538

Real Estate Taxes	$187,516	$187,516	$183,868	$181,766	$192,510	$468
Insurance	$367,869	$435,320	$474,659	$463,695	$360,562	$877
Management Fee	$33,830	$85,439	$131,529	$142,264	$142,264	$346
Payroll & Benefits	$343,199	$316,008	$339,960	$304,534	$304,534	$741
Other Operating Expenses(2)	$436,567	$416,950	$589,197	$513,355	$518,804	$1,262
Total Operating Expenses	$1,368,982	$1,441,232	$1,719,212	$1,605,614	$1,518,674	$3,695

Net Operating Income	($241,330)	$1,406,720	$2,665,084	$3,136,524	$3,223,465	$7,843
Replacement Reserves - Residential	$0	$0	$0	$0	$102,750	$250
Net Cash Flow	($241,330)	$1,406,720	$2,665,084	$3,136,524	$3,120,715	$7,593

Occupancy	46.3%	67.3%	92.8%	95.1%(3)	93.2%(4)
NOI DSCR	-0.15x	0.87x	1.65x	1.94x	1.99x
NCF DSCR	-0.15x	0.87x	1.65x	1.94x	1.93x
NOI Debt Yield	-1.0%	5.6%	10.7%	12.5%	12.9%
NCF Debt Yield	-1.0%	5.6%	10.7%	12.5%	12.5%
(1)	Other Income includes items such as pet fees, month to month, application fees, NSF fees, late fees.
(2)	Other Operating Expenses represents repairs and maintenance, utilities, and general and administrative expenses.
(3)	Based on the underwritten rent rolls dated October 6, 2025.
(4)	Represents economic occupancy.

Escrows and Reserves. At origination of the Cedarbrook & Oak Lane Apartments Mortgage Loan, the borrowers deposited approximately (i) $360,891 into a reserve for immediate repairs, (ii) $177,043 into a reserve account for real estate taxes, and (iii) $63,098 into a reserve account for insurance premiums.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $16,095).

Insurance Reserve –The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $31,549).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $8,563.

Lockbox and Cash Management. The Cedarbrook & Oak Lane Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants at the Cedarbrook & Oak Lane Apartments Properties directing them to remit all payments into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Cedarbrook & Oak Lane Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Cedarbrook & Oak Lane Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cedarbrook & Oak Lane Apartments Mortgage Loan, unless a Trigger Period no longer exists, in which case they are to be disbursed to the borrowers. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Cedarbrook & Oak Lane Apartments Mortgage Loan documents, the lender may apply funds to the Cedarbrook & Oak Lane Apartments Mortgage Loan in such priority as it may determine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the Cedarbrook & Oak Lane Apartments Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.20x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Cedarbrook & Oak Lane Apartments Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Cedarbrook & Oak Lane Apartments Properties are managed by Vered Management LLC, which is an affiliate of the borrowers.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance in an amount equal to the full replacement cost of the Cedarbrook & Oak Lane Apartments Properties and business interruption insurance for 12 months plus an extended period of indemnity of up to six months. Such insurance is required to include terrorism insurance coverage. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Mortgage Loan No. 11 – Herbst Multifamily Portfolio #2

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location(2):	Various, NJ Various
Original Balance:	$23,200,000			General Property Type:	Multifamily
Cut-off Date Balance:	$23,200,000			Detailed Property Type(2):	Various
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/NAP
Borrower Sponsor:	Benjamin Herbst			Size:	201 Units
Guarantor:	Benjamin Herbst			Cut-off Date Balance per Unit:	$115,423
Mortgage Rate:	6.5300%			Maturity Date Balance per Unit:	$115,423
Note Date:	11/7/2025			Property Manager:	Benjamin H. Realty Corp.
Maturity Date:	12/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,117,662
Amortization Term:	0 months			UW NCF:	$2,053,094
IO Period:	60 months			UW NOI Debt Yield:	9.1%
Seasoning:	0 months			UW NCF Debt Yield:	8.8%
Prepayment Provisions:	L(24),D(33),O(3)			UW NOI Debt Yield at Maturity:	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.34x
Additional Debt Type:	NAP			Most Recent NOI:	$2,157,450 (7/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,037,508 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,454,927 (12/31/2023)
				Most Recent Occupancy:	98.0% (10/1/2025)
Reserves				2nd Most Recent Occupancy:	97.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	96.9% (12/31/2023)
RE Taxes:	$219,409	$73,136	NAP	Appraised Value (as of)(3):	$36,000,000 (8/12/2025)
Insurance(1):	$0	Springing	NAP	Appraised Value per Unit:	$179,104
Replacement Reserve:	$0	$5,381	NAP	Cut-off Date LTV Ratio(3):	64.4%
Deferred Maintenance:	$336,781	$0	NAP	Maturity Date LTV Ratio(3):	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,200,000	100.0%	Loan Payoff:	$18,788,636	81.0%
			Return of Equity:	$3,248,430	14.0%
			Closing Costs:	$606,744	2.6%
			Upfront Reserves:	$556,190	2.4%
Total Sources:	$23,200,000	100.0%	Total Uses:	$23,200,000	100.0%

(1)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrowers covering the Herbst Multifamily Portfolio #2 Properties (as defined below) does not constitute an approved blanket or umbrella policy pursuant to the Herbst Multifamily Portfolio #2 Mortgage Loan (as defined below) documents, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination, a blanket policy was in place.
(2)	See “Portfolio Summary” below.
(3)	Appraised Value represents the “As-Portfolio” value of the Herbst Multifamily Portfolio #2 Properties, which includes a 4.2% portfolio premium, and is based on the assumption that the entire portfolio of Herbst Multifamily Portfolio #2 Properties is marketed to a single purchaser. Based on the aggregate “As-Is” appraised value of the Herbst Multifamily Portfolio #2 Properties of approximately $34,550,000, the Herbst Multifamily Portfolio #2 Mortgage Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.1% and 67.1%, respectively.

The Mortgage Loan. The eleventh largest mortgage loan (the “Herbst Multifamily Portfolio #2 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,200,000 and secured by the borrowers’ fee simple interests in a portfolio of six mid-rise and low-rise multifamily properties, totaling 201 units, located in Orange and East Orange, New Jersey (the “Herbst Multifamily Portfolio #2 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are Zel Arlington LLC, Zel Summit LLC, Ben Lenox LLC, Tova Halstead LLC, Sarsim Arlington LLC, and Ben Highland LLC, each a New Jersey limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Herbst Multifamily Portfolio #2 Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Benjamin Herbst, a real estate professional with experience in property ownership, management, and acquisitions. Benjamin Herbst manages a portfolio of 36 buildings totaling 1,385 residential units, primarily located in Orange and East Orange, New Jersey.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Multifamily – Various	Loan #11	Cut-off Date Balance:	$23,200,000
Various	Herbst Multifamily Portfolio #2	Cut-off Date LTV:	64.4%
Various, NJ Various		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.1%

The Properties. The Herbst Multifamily Portfolio #2 Properties are comprised of six multifamily properties totaling 201 units, located within a 2.8-mile radius of each other in East Orange and Orange, New Jersey. The Herbst Multifamily Portfolio #2 Properties were built between 1910 and 1950, and have a unit mix of 11 studio units, 139 one-bedroom units, 49 two-bedroom units, and two three-bedroom units. All of the units in the Herbst Multifamily Portfolio #2 Properties are free market units, however, the Herbst Multifamily Portfolio #2 Properties are located in cities that have enacted limitations on annual rent increases. As of October 1, 2025, the Herbst Multifamily Portfolio #2 Properties were 98.0% leased with an average monthly rent of $1,553 per unit.

The following table presents certain information relating to the Herbst Multifamily Portfolio #2 Properties:

Portfolio Summary
Property Name	Location(1)	Property Subtype	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)(3)
The Hermitage	Orange, NJ	Mid Rise	1910 / NAP	81	96.3%	$10,100,000	43.5%	$917,692	43.3%	$15,000,000
The Eagle	East Orange, NJ	Mid Rise	1930 / NAP	33	100.0%	$3,650,000	15.7%	$332,994	15.7%	$5,300,000
The Allure	East Orange, NJ	Mid Rise	1950 / NAP	24	100.0%	$3,100,000	13.4%	$276,388	13.1%	$4,850,000
The Eminence	East Orange, NJ	Low Rise	1950 / NAP	25	100.0%	$2,475,000	10.7%	$230,550	10.9%	$3,600,000
The Grove	East Orange, NJ	Low Rise	1950 / NAP	21	100.0%	$2,150,000	9.3%	$203,317	9.6%	$3,200,000
The Oaks	East Orange, NJ	Mid Rise	1924 / NAP	17	94.1%	$1,725,000	7.4%	$156,721	7.4%	$2,600,000
Total/ Wtd. Avg				201	98.0%	$23,200,000	100.0%	$2,117,662	100.0%	$34,550,000

(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 1, 2025. Occupancy includes 4 superintendent units that are occupied but as to which no rent is attributable.
(3)	The Total Appraised Value represents the aggregate “As-Is” appraised value. The “As-Portfolio” appraised value, inclusive of a 4.2% portfolio premium, is $36,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Multifamily – Various	Loan #11	Cut-off Date Balance:	$23,200,000
Various	Herbst Multifamily Portfolio #2	Cut-off Date LTV:	64.4%
Various, NJ Various		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.1%

The following table presents certain information relating to the unit mix at the Herbst Multifamily Portfolio #2 Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit(2)
The Hermitage
Studio	10	12.3%	10	100.0%	600	$1,477	$1,500
1 BR/1 BA	61	75.3%	58	95.1%	750	$1,678	$1,750
2 BR/1 BA	10	12.3%	10	100.0%	900	$2,216	$2,250
Property Total / Wtd Avg.(3)	81	40.3%	78	96.3%	750	$1,715	$1,781
The Eagle
1 BR/1 BA	22	66.7%	22	100.0%	735	$1,457	$1,600
2 BR/1 BA	11	33.3%	11	100.0%	980	$1,727	$1,900
Property Total / Wtd Avg.(4)	33	16.4%	33	100.0%	817	$1,550	$1,700
The Allure
1 BR/1 BA	8	33.3%	8	100.0%	750	$1,457	$1,550
2 BR/1 BA	14	58.3%	14	100.0%	904	$1,754	$1,900
3 BR/1 BA	2	8.3%	2	100.0%	1,000	$2,050	$2,200
Property Total / Wtd Avg.(5)	24	11.9%	24	100.0%	860	$1,664	$1,808
The Eminence
1 BR/1 BA	25	100.0%	25	100.0%	750	$1,363	$1,550
Property Total / Wtd Avg.(6)	25	12.4%	25	100.0%	750	$1,363	$1,550
The Grove
Studio	1	4.8%	1	100.0%	620	$1,398	$1,350
1 BR/1 BA	14	66.7%	14	100.0%	750	$1,372	$1,550
2 BR/1 BA	6	28.6%	6	100.0%	892	$1,610	$1,900
Property Total / Wtd Avg.	21	10.4%	21	100.0%	784	$1,441	$1,640
The Oaks
1 BR/1 BA	9	52.9%	9	100.0%	750	$1,327	$1,550
2 BR/1 BA	8	47.1%	7	87.5%	950	$1,540	$1,900
Property Total / Wtd Avg.	17	8.5%	16	94.1%	844	$1,420	$1,715
Portfolio Total / Wtd Avg.(3)(4)(5)(6)	201	100.00%	197	98.0%	786	$1,584	$1,722
(1)	Based on the underwritten rent rolls dated October 1, 2025. Average Monthly Rent Per Unit is based on occupied units and excludes the superintendent units.
(2)	Source: Appraisals.
(3)	The Hermitage property includes one, two-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(4)	The Eagle property includes one, one-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(5)	The Allure property includes one, three-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(6)	The Eminence property includes one, one-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.

The Market. The Herbst Multifamily Portfolio #2 Properties are located in East Orange, New Jersey (five properties, 56.7% of underwritten NOI) and Orange, New Jersey (one property, 43.3% of underwritten NOI). The Herbst Multifamily Portfolio #2 Properties are part of the Newark-NJ-PA metropolitan statistical area (the “Newark MSA”). Major employers in the Newark MSA include Newark International Airport, the University of Medicine and Dentistry of New Jersey, Verizon, United Airlines, and Prudential Financial Inc. According to the appraisals, the Newark MSA has a concentration of white-collar and pharmaceutical jobs with a highly educated workforce and is in a central location with proximity to highways and transportation centers.

According to the appraisals, all of the Herbst Multifamily Portfolio #2 Properties are located within the Essex County multifamily submarket of the Newark MSA. As of the second quarter of 2025, the Essex County multifamily submarket had inventory of 76,576 units, a vacancy rate of 5.9%, average asking rent of $1,966 per unit, and positive net absorption of 2,452 units.

According to the appraisals, the average 2025 population within a one-, three- and five- mile radius of The Hermitage, The Eagle, The Eminence, The Grove and The Oaks properties was 63,002, 422,351 and 842,729, respectively. The 2025 average household income within the same radii was $81,437, $101,304, and $119,441, respectively.

According to the appraisal, the 2024 population within a one-, three- and five- mile radius of The Allure property was 52,812, 361,832 and 816,745, respectively. The 2024 average household income within the same radii was $86,288, $102,893, and $114,582, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Multifamily – Various	Loan #11	Cut-off Date Balance:	$23,200,000
Various	Herbst Multifamily Portfolio #2	Cut-off Date LTV:	64.4%
Various, NJ Various		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.1%

The following table presents information regarding certain competitive properties to the Herbst Multifamily Portfolio #2 Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit(1)
The Hermitage(2) 400 Highland Terrace Orange, NJ	-	1910 / NAP	81	96.3%	Studio	600	$1,477
					1 BR/1 BA	750	$1,678
					2 BR/1 BA	900	$2,216
Wedgewood House	0.2 mi	1968 / NAP	80	100.0%	Studio	350	$1,400
434 Lincoln Avenue					1 BR/1 BA	725	$1,800
Orange, NJ					2 BR/1 BA	1,100	$2,400
75 Prospect Street	2.4 mi	1928 / NAP	44	93.0%	Studio	539	$1,600
75 Prospect Street					1 BR/1 BA	761	$2,140
East Orange, NJ					2 BR/1 BA	1,600	$2,450
The Eagle(2) 182 North Arlington Avenue East Orange, NJ	-	1930 / NAP	33	100.0%	1 BR/1 BA	735	$1,457
					2 BR/1 BA	980	$1,727
60 North Arlington	0.3 mi	1920 / NAP	52	98.0%	1 BR/1 BA	450	$1,350
60 North Arlington Avenue East Orange, NJ					2 BR/1 BA	1,065	$1,550
The Allure(2) 70-74 South Arlington Avenue East Orange, NJ	-	1950 / NAP	24	100.0%	1 BR/1 BA	750	$1,457
					2 BR/1 BA	904	$1,754
					3 BR/1 BA	1,000	$2,050
179 South Harrison	1.0 mi	1924 / NAP	50	94.0%	1 BR/1 BA	900	$1,800
179 South Harrison Street					2 BR/1 BA	1,175	$2,150
East Orange, NJ					3 BR/1 BA	1,450	$2,605
					4 BR/1 BA	1,450	$2,990
Rockledge Apartments	1.2 mi	1950 / NAP	46	98.0%	Studio	555	$1,250
94 South Harrison Street					1 BR/1 BA	755	$1,400
East Orange, NJ					2 BR/1 BA	975	$1,600
					3 BR/1 BA	1,100	$1,850
The Eminence(2) 139 Halsted Street East Orange, NJ	-	1950 / NAP	25	100.0%	1 BR/1 BA	750	$1,363
120 S Harrison St	0.6 mi	1930 / NAP	44	73.0%	1 BR/1 BA	750	$2,000
120 South Harrison Street East Orange, NJ					2 BR/1 BA	1,000	$2,388
The Grove(2) 67 Lenox Avenue East Orange, NJ	-	1950 / NAP	21	100.0%	Studio	620	$1,398
					1 BR/1 BA	750	$1,372
					2 BR/1 BA	892	$1,610
107 New Street	0.6 mi	1950 / NAP	64	100.0%	Studio	540	$1,343
107 New Street					1 BR/1 BA	810	$1,645
East Orange, NJ					2 BR/1 BA	1,080	$1,933
The Oaks(2) 10 Summit Street East Orange, NJ	-	1924 / NAP	17	94.1%	1 BR/1 BA	750	$1,327
					2 BR/1 BA	950	$1,540
The Bordeau	1.2 mi	1920 / NAP	75	97.0%	Studio	500	$1,175
445 Central Avenue					1 BR/1 BA	650	$1,400
Orange, NJ					2 BR/1 BA	900	$1,675
					3 BR/1 BA	1,100	$2,225
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 1, 2025. Average Unit Size and Average Rent Per Unit reflects the average value for occupied units and excludes the superintendent units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Multifamily – Various	Loan #11	Cut-off Date Balance:	$23,200,000
Various	Herbst Multifamily Portfolio #2	Cut-off Date LTV:	64.4%
Various, NJ Various		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.1%

Appraisal. The appraisals concluded to an “As-Portfolio” value for the Herbst Multifamily Portfolio #2 Properties of $36,000,000 as of August 12, 2025, which includes a 4.2% portfolio premium, and is based on the assumption that the entire portfolio of Herbst Multifamily Portfolio #2 Properties is marketed to a single purchaser. The aggregate “As-Is” value of the individual Herbst Multifamily Portfolio #2 Properties is $34,550,000.

Environmental Matters. According to the Phase I environmental site assessments dated August 27, 2025, there were no recognized environmental conditions at the Herbst Multifamily Portfolio #2 Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Herbst Multifamily Portfolio #2 Properties:

Cash Flow Analysis(1)
	2023	2024	7/31/2025 TTM	U/W	UW Per Unit
Base Rent	$2,889,651	$3,453,194	$3,643,730	$3,667,505	$18,246
Potential Income from Vacant Units	0	0	0	85,800	427
Gross Potential Rent	$2,889,651	$3,453,194	$3,643,730	$3,753,305	$18,673
Other Income(1)	95,774	118,152	130,714	130,714	650
Net Rental Income	$2,985,426	$3,571,346	$3,774,444	$3,884,019	$19,323
(Vacancy / Credit Loss)	0	0	0	($112,599)	($560)
Total Effective Gross Income	$2,985,426	$3,571,346	$3,774,444	$3,771,420	$18,763

Real Estate Taxes	755,064	769,865	770,886	792,961	3,945
Insurance	250,140	260,531	284,649	275,203	1,369
Management Fee	89,563	107,140	113,233	113,143	563
Other Expenses(2)	435,732	396,302	448,226	472,451	2,351
Total Expenses	$1,530,499	$1,533,838	$1,616,995	$1,653,758	$8,228

Net Operating Income	$1,454,927	$2,037,508	$2,157,450	$2,117,662	$10,536
Replacement Reserves	0	0	0	64,568	321
Net Cash Flow	$1,454,927	$2,037,508	$2,157,450	$2,053,094	$10,214

Occupancy	96.9%	97.7%	98.4%	97.0%(3)
NOI DSCR	0.95x	1.33x	1.40x	1.38x
NCF DSCR	0.95x	1.33x	1.40x	1.34x
NOI Debt Yield	6.3%	8.8%	9.3%	9.1%
NCF Debt Yield	6.3%	8.8%	9.3%	8.8%
(1)	Other Income includes charges for use of the on-site laundry facility, as well as late fees, pet fees, and application fees.
(2)	Other Operating Expenses represents payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(3)	Represents Economic Occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Mortgage Loan No. 12 – Central Arts Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/S&P):	NR/NR/NR			Location:	Phoenix, AZ 85004
Original Balance(1):	$23,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$23,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990 / 2020
Borrower Sponsors:	David L. Long and Peggy L. Long			Size:	484,168 SF
Guarantors:	David L. Long and Peggy L. Long			Cut-off Date Balance Per SF(1):	$130
Mortgage Rate:	6.7300%			Maturity Date Balance Per SF(1):	$130
Note Date:	10/23/2025			Property Manager:	CBRE Inc.
Maturity Date:	11/6/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	60 months			UW NOI(4):	$8,415,982
Seasoning:	1 month			UW NCF:	$7,493,804
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield:	13.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	11.9%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	13.4%
Additional Debt Balance(1):	$40,000,000			UW NCF DSCR:	1.74x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$5,516,567 (TTM 9/30/2025)
				2nd Most Recent NOI(4):	$4,087,165 (12/31/2024)
Reserves				3rd Most Recent NOI(4):	$4,646,484 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.5% (8/1/2025)
Taxes:	$209,242	$69,747	N/A	2nd Most Recent Occupancy:	79.0% (12/31/2024)
Insurance:	$82,422	$10,303	N/A	3rd Most Recent Occupancy:	71.6% (12/31/2023)
Replacement Reserves:	$0	$8,069	N/A	Appraised Value (as of)(5):	$94,400,000 (8/20/2026)
TI / LC Reserve:	$1,909,035	$131,129	N/A	Appraised Value Per SF(5):	$195
Unfunded TI/LC Reserve:	$10,933,737	$0	N/A	Cut-off Date LTV Ratio(5):	66.7%
Abated Rent:	$2,858,583	$0	N/A	Maturity Date LTV Ratio(5):	66.7%
Gap Rent:	$1,134,394	$0	N/A
Critical Tenant Non-Renewal:	$0	Springing(3)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$63,000,000	95.3%	Loan Payoff	$48,434,074	73.3%
Principal Cash Contribution	$3,102,107	4.7%	Upfront Reserves	$17,127,413	25.9%
			Closing Costs	$540,620	0.8%
Total Sources	$66,102,107	100.0%	Total Uses	$66,102,107	100.0%
(1)	The Central Arts Plaza Mortgage Loan (as defined below) is part of the Central Arts Plaza Whole Loan (as defined below) evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $63,000,000. The Underwriting and Financial Information in the chart above reflects the Central Arts Plaza Whole Loan.
(2)	Defeasance of the Central Arts Plaza Whole Loan (as defined below) is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 23, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(3)	In the event a critical tenant fails to renew or exercise an extension option by the earlier of 12 months prior to its lease expiration or the notice period required under its lease, the borrower is required to make a monthly critical tenant non-renewal deposit in the amount of $343,099.57.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(5)	The appraised value reflects the “as-stabilized” value, which assumes that Tiffany & Bosco takes occupancy in April 2026 and begins paying rent in August 2026. The “as-is” appraised value is $77,600,000, which includes a $16,800,000 stabilization discount, resulting in a Cut-off Date LTV and Maturity Date LTV of 81.2%. All outstanding reserves owed to Tiffany & Bosco, P.A, along with gap rent to April 2026 and free rent through August 2026, were reserved by the lender at loan origination.

The Mortgage Loan. The twelfth largest mortgage loan (the “Central Arts Plaza Mortgage Loan”) is part of a whole loan (the “Central Arts Plaza Whole Loan”) evidenced by three pari passu loans with an aggregate principal balance as of the Cut-off Date of $63,000,000, which is secured by the borrower’s fee interest in an approximately 484,168 square foot office building located in Phoenix, Arizona (the “Central Arts Plaza Property”). The Central Arts Plaza Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $23,000,000. The Central Arts Plaza Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 60 months as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.73000% per annum. The Central Arts Plaza Whole Loan proceeds, alongside borrower sponsor equity, were used to refinance the prior loan, fund upfront reserves and cover closing costs. The relationship between the holders of the Central Arts Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Central Arts Plaza Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Office – Suburban	Loan #12	Cut-off Date Balance:	$23,000,000
1850 N Central Avenue	Central Arts Plaza	Cut-off Date LTV:	66.7%
Phoenix, AZ 85004		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	13.4%

The table below identifies the promissory notes that comprise the Central Arts Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$33,000,000	$33,000,000	BBCMS 2025-5C38	Yes
A-2	$23,000,000	$23,000,000	WFCM 2025-5C7	No
A-3(1)	$7,000,000	$7,000,000	Goldman Sachs Bank USA	No
Whole Loan	$63,000,000	$63,000,000
(1)	Expected to be contributed to one or more future securitizations or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower is 1850 Central, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Central Arts Plaza Whole Loan. The borrower sponsors and non-recourse carveout guarantors are David L. Long and Peggy L. Long. The borrower sponsors are the co-founders of DL Properties, a private real estate investment company that has accumulated a national retail portfolio comprised of over 26 commercial properties.

The Property. The Central Arts Plaza Property is a Class A high-rise office building located in Phoenix, Arizona. The Central Arts Plaza Property, built in 1990 and most recently renovated in 2020, encompasses 484,168 square feet and offers several on-site amenities, including a dry cleaner, a performing arts theater, two restaurants, a fitness center, three large meeting rooms, and a garden plaza with a water feature. As of August 1, 2025, the Central Arts Plaza Property is 90.5% leased to 25 tenants and is considered stabilized, inclusive of the Tiffany & Bosco, P.A. lease, which will occupy three suites on a lease that is expected to commence in April 2026. The borrower sponsors acquired the Central Arts Plaza Property in 2018 for $80.7 million, at which time the Central Arts Plaza Property was 73.0% occupied. Since acquisition, the borrower sponsors have invested approximately $8.4 million in capital improvement projects to upgrade tenant amenities and common areas, and over $24.5 million in tenant improvements and leasing commissions to re-tenant the space. These investments bring the borrower sponsor’s cost-basis to $113.6 million.

Since acquiring the Central Arts Plaza Property, the borrower sponsors have signed new and renewal leases across over 430,000 SF, including the recent lease execution to Tiffany & Bosco, P.A., which signed a 13-year lease, commencing in April 2026 and expiring in March 2039, with no delivery outs or early termination options.

Major Tenants. The three largest tenants by underwritten base rent at the Central Arts Plaza Property are Tiffany & Bosco, P.A., Burns & McDonnell Engineering and Dickinson Wright, PLLC.

Tiffany & Bosco, P.A. (57,813 square feet; 11.9% of NRA; 15.4% of underwritten base rent): Tiffany & Bosco, P.A. is a law firm that was founded in 1967 and is expected to be a new tenant at the Central Arts Plaza Property with a lease that is projected to commence in April 2026, with rent payments beginning in August 2026, following four months of free rent. We cannot assure you that Tiffany & Bosco, P.A. will take occupancy or commence paying rent as expected or at all.

Burns & McDonnell Engineering (52,027 square feet; 10.7% of NRA; 12.3% of underwritten base rent): Burns & McDonnell Engineering is a global engineering, architecture, construction, and consulting firm founded in 1898 and is 100% employee-owned. The company designs and builds critical infrastructure across a wide range of sectors, including power, transportation, environmental, and commercial. Its services cover the entire project lifecycle, from initial planning and design to construction and management. Burns & McDonnell Engineering has over 75 offices worldwide.

Dickinson Wright, PLLC (37,362 square feet; 7.7% of NRA; 9.0% of underwritten base rent): Dickinson Wright, PLLC is a full-service law firm with over 500 lawyers serving clients across the United States and Canada in more than 40 practice areas and industries. Founded in 1878, the firm is known for its commercial litigation, private equity and intellectual property practices.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Office – Suburban	Loan #12	Cut-off Date Balance:	$23,000,000
1850 N Central Avenue	Central Arts Plaza	Cut-off Date LTV:	66.7%
Phoenix, AZ 85004		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the major tenants at the Central Arts Plaza Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Options
Tiffany & Bosco, P.A.(2)	NR/NR/NR	57,813	11.9%	$32.50	$1,878,923	15.4%	3/31/2039	N	2 x 5 Yrs
Burns & McDonnell Engineering	NR/NR/NR	52,027	10.7%	$28.75	$1,495,776	12.3%	12/31/2027	N	2 x 5 Yrs
Dickinson Wright, PLLC	NR/NR/NR	37,362	7.7%	$29.25	$1,092,838	9.0%	5/31/2031	N	None
R. R. Donnelley(3)	NR/NR/NR	24,592	5.1%	$30.00	$737,760	6.1%	5/31/2029	Y(3)	2 x 3 Yrs
Jaburg & Wilk, P.C.	NR/NR/NR	23,254	4.8%	$31.00	$720,874	5.9%	5/31/2036	N	2 x 5 Yrs
The Cavanagh Law Firm, P.A.	NR/NR/NR	20,477	4.2%	$34.00	$696,218	5.7%	4/30/2038	N	None
May Potenza Baran Gillespie(4)	NR/NR/NR	25,448	5.3%	$26.70	$679,536	5.6%	4/1/2036	N	2 x 5 Yrs
National Default Service Corporation (NDSC)(5)	NR/NR/NR	19,896	4.1%	$32.50	$646,620	5.3%	3/31/2039	N	2 x 5 Yrs
Stinson LLP	NR/NR/NR	20,236	4.2%	$31.51	$637,722	5.2%	7/31/2034	N	2 x 5 Yrs
Burch & Cracchiolo, P.A.	NR/NR/NR	20,562	4.2%	$30.36	$624,262	5.1%	12/31/2033	N	2 x 5 Yrs
Major Tenants		301,667	62.3%	$30.53	$9,210,530	75.6%
Other Tenants		109,928	22.7%	$26.98	$2,966,074	24.4%
Occupied Total Collateral		411,595	85.0%	$29.58	$12,176,604	100.0%
Amenity Space		26,683	5.5%
Vacant Space		45,890	9.5%
Totals/ Wtd. Avg. All Tenants		484,168	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	Tiffany & Bosco, P.A.’s lease is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(3)	R. R. Donnelley has a right to terminate its lease with respect to the entirety or a portion of its 6th floor expansion space (totaling 4,779 SF) at any time before May 31, 2029 upon six months’ notice to the landlord and payment of a cancellation fee.
(4)	May Potenza Baran Gillespie has executed a lease expansion and extension. The tenant currently occupies 19,093 SF and is scheduled to expand its space by 6,355 SF with an expected rent commencement in April 2026. We cannot assure you that the tenant will take occupancy of the expansion space or commence paying rent.
(5)	The National Default Service Corporation (NDSC) lease is expected to commence in April 2026. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

The following table presents certain information relating to the lease rollover schedule at the Central Arts Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	45,890	9.5%	NAP	NAP	45,890	9.5%	NAP	NAP
2025 & MTM(3)	1	26,683	5.5%	$0	0.0%	72,573	15.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	72,573	15.0%	$0	0.0%
2027	5	70,550	14.6%	$2,041,023	16.8%	143,123	29.6%	$2,041,023	16.8%
2028	1	885	0.2%	$27,878	0.2%	144,008	29.7%	$2,068,901	17.0%
2029	4	46,750	9.7%	$1,403,928	11.5%	190,758	39.4%	$3,472,829	28.5%
2030	2	8,698	1.8%	$265,346	2.2%	199,456	41.2%	$3,738,175	30.7%
2031	3	69,955	14.4%	$1,734,748	14.2%	269,411	55.6%	$5,472,923	44.9%
2032	0	0	0.0%	$0	0.0%	269,411	55.6%	$5,472,923	44.9%
2033	3	40,001	8.3%	$1,218,796	10.0%	309,412	63.9%	$6,691,720	55.0%
2034	1	20,236	4.2%	$637,722	5.2%	329,648	68.1%	$7,329,442	60.2%
2035	0	0	0.0%	$0	0.0%	329,648	68.1%	$7,329,442	60.2%
2036 & Beyond	6	154,520	31.9%	$4,847,162	39.8%	484,168	100.0%	$12,176,604	100.0%
Total/Wtd. Avg.	26	484,168	100.0%	$12,176,604	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes amenity space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Office – Suburban	Loan #12	Cut-off Date Balance:	$23,000,000
1850 N Central Avenue	Central Arts Plaza	Cut-off Date LTV:	66.7%
Phoenix, AZ 85004		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	13.4%

The Market. The Central Arts Plaza Property is located in the Central Corridor submarket of Phoenix, Maricopa County, Arizona, which is part of the larger Phoenix-Mesa-Chandler metropolitan area. Within the Central Corridor submarket, the Central Arts Plaza Property benefits from its location along Central Avenue with visibility along the Phoenix Light Rail. The area is characterized by a mix of residential, commercial, and public uses, with significant office development. Notable developments include Park Central Mall, The Phoenix Plaza, and the Phoenix Indian School Site redevelopment. According to the appraisal, the neighborhood is considered to be in a revitalization phase with high barriers to entry for new developments. As of the second quarter of 2025, the Phoenix market had a vacancy rate of 16.7% and an average asking rent of $29.72 per square foot. The Central Corridor submarket had a higher vacancy rate of 22.8% and an average asking rent of $28.11 per square foot.

The following table presents certain information regarding comparable sales of the Central Arts Plaza Property:

Comparable Sales – Phoenix, AZ(1)
Property Name	SF	Year Built / Renovated	Occupancy	Stabilized Price	Price Per SF	Cap Rate
24th at Camelback	308,481	2000 / NAP	85%	$90,360,000	$293	7.53%
24th at Camelback II	306,877	2009 / NAP	81%	$97,900,000	$319	7.00%
Great American Tower	350,049	1985 / 2023	60%	$47,170,000	$135	8.42%
2800 Tower	370,736	1985 / 2024	56%	$60,300,000	$163	8.12%
(1)	Source: Appraisal.

Appraisal. According to the appraisal, the Central Arts Plaza Property has an “as-stabilized” appraised value of $94,400,000 as of August 20, 2026, which excludes the extraordinary assumption of a $16,800,000 stabilization discount, accounting for the Tiffany & Bosco lease that is expected to take occupancy in April 2026 and begin paying rent in August 2026. The “as-is” appraised value is $77,600,000, which includes the stabilization discount, resulting in a Cut-off Date LTV and Maturity Date LTV of 81.2%.

Environmental Matters. According to the Phase I environmental report dated September 4, 2025, there was no evidence of any recognized environmental conditions at the Central Arts Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Office – Suburban	Loan #12	Cut-off Date Balance:	$23,000,000
1850 N Central Avenue	Central Arts Plaza	Cut-off Date LTV:	66.7%
Phoenix, AZ 85004		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Central Arts Plaza Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 6/30/2025	Underwritten(2)	PSF	%(2)
Base Rental Revenue	$10,681,944	$9,769,629	$9,653,398	$9,913,156	$12,176,604	$25.15	85.1%
Total Commercial Reimbursement Revenue	11,597	62,701	102,691	133,201	40,490	$0.08	0.3%
HVAC Reimbursement	53,951	50,983	61,772	63,009	63,009	$0.13	0.4%
Market Revenue from Vacant Units	0	0	0	0	1,204,431	$2.49	8.4%
Parking Income	659,630	644,057	706,389	744,698	753,900	$1.56	5.3%
Other Revenue	46,823	65,136	58,825	68,977	64,000	$0.13	0.4%
Potential Gross Revenue	$11,453,945	$10,592,506	$10,583,075	$10,923,041	$14,302,434	$29.54	100.0%
Vacancy Loss	(1,407,932)	(676,108)	(1,085,749)	(529,373)	(1,204,431)	($2.49)	(8.4%)
Effective Gross Revenue	$10,046,013	$9,916,398	$9,497,326	$10,393,668	$13,098,003	$27.05	91.6%
Real Estate Taxes	1,694,936	1,553,400	1,573,896	896,043	836,969	$1.73	6.4%
Insurance	94,108	94,844	105,432	115,490	123,633	$0.26	0.9%
Utilities	819,703	873,157	993,018	1,014,969	1,000,000	$2.07	7.6%
Repairs & Maintenance	1,793,418	1,762,997	1,712,429	1,727,616	1,756,788	$3.63	13.4%
Management Fee	430,187	432,066	457,198	462,457	392,940	$0.81	3.0%
Payroll (Office, Security, Maintenance)	379,076	394,166	468,362	468,139	438,300	$0.91	3.3%
General and Administrative - Direct	82,068	159,284	99,826	192,387	133,391	$0.28	1.0%
Total Expenses	$5,293,496	$5,269,914	$5,410,161	$4,877,101	$4,682,021	$9.67	35.7%
Net Operating Income(3)	$4,752,517	$4,646,484	$4,087,165	$5,516,567	$8,415,982	$17.38	64.3%
Replacement Reserves	0	0	0	0	96,834	$0.20	0.7%
TI/LC	0	0	0	0	825,343	$1.70	6.3%
Net Cash Flow	$4,752,517	$4,646,484	$4,087,165	$5,516,567	$7,493,804	$15.48	57.2%

Occupancy %	84.0%	71.6%	79.0%	NAV	90.5%(5)
NOI DSCR(4)	1.11x	1.08x	0.95x	1.28x	1.96x
NCF DSCR(4)	1.11x	1.08x	0.95x	1.28x	1.74x
NOI Debt Yield(4)	7.5%	7.4%	6.5%	8.8%	13.4%
NCF Debt Yield(4)	7.5%	7.4%	6.5%	8.8%	11.9%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(4)	Based on the Central Arts Plaza Whole Loan.
(5)	Represents Occupancy per the underwritten rent roll dated August 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Mortgage Loan No. 13 – 1233 Eastern Parkway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Brooklyn, NY 11213
Original Balance:	$22,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$22,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2025/NAP
Borrower Sponsors:	Marc Jacobowitz and Yerachmeal Jacobson			Size:	54 Units
Guarantors:	Marc Jacobowitz and Yerachmeal Jacobson			Cut-off Date Balance per Unit:	$416,667
Mortgage Rate:	6.1600%			Maturity Date Balance per Unit:	$416,667
Note Date:	10/17/2025			Property Manager:	Bluejay Management LLC (borrower-related)
Maturity Date:	11/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$1,770,204
Amortization Term:	0 months			UW NCF:	$1,756,704
IO Period:	60 months			UW NOI Debt Yield:	7.9%
Seasoning:	1 month			UW NCF Debt Yield:	7.8%
Prepayment Provisions:	L(25),D(30),O(5)			UW NOI Debt Yield at Maturity:	7.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.25x
Additional Debt Type:	NAP			Most Recent NOI(2):	NAV
Additional Debt Balance:	NAP			2nd Most Recent NOI(2):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	98.1% (10/16/2025)
Reserves				2nd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$186,204	$37,241	NAP	Appraised Value (as of)(3):	$33,900,000 (8/20/2025)
Insurance:	$38,900	$5,557	NAP	Appraised Value per Unit:	$627,778
Replacement Reserve:	$0	$1,125	NAP	Cut-off Date LTV Ratio(3):	66.4%
Other Reserves(1):	$246,375	$0	NAP	Maturity Date LTV Ratio(3):	66.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$22,500,000	100.0%	Loan Payoff:	$19,969,393	88.8%
			Sponsor Equity:	$1,464,300	6.5%
			Closing Costs:	$594,828	2.6%
			Upfront Reserves:	$471,479	2.1%
Total Sources:	$22,500,000	100.0%	Total Uses:	$22,500,000	100.0%

(1)	Initial Other Reserves are comprised of a $246,375 upfront 421-a reserve.
(2)	Historical Occupancies and NOI are not available because the 1233 Eastern Parkway Property (as defined below) was recently constructed in 2025.
(3)	The Appraised Value takes into account the extraordinary assumption of the 1233 Eastern Parkway Property’s eligibility for an applied for 421-a tax exemption, and calculates the net present value of such applied-for 421-a tax exemption to be $8,600,000. If such net present value were to be subtracted from the Appraised Value, the Appraised Value of the 1233 Eastern Parkway Property would be $25,300,000, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 88.9%.

The Mortgage Loan. The thirteenth largest mortgage loan (the “1233 Eastern Parkway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,500,000 and secured by the borrower’s fee simple interest in a mid-rise multifamily property, totaling 54 units, located in the Crown Heights neighborhood of Brooklyn, New York (the “1233 Eastern Parkway Property”).

The Borrower and the Borrower Sponsors. The borrower is 1233 EPW LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1233 Eastern Parkway Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Marc Jacobowitz and Yerachmeal Jacobson, founders of Bluejay Management with over 50 years of combined real estate experience. Founded in 2003, Bluejay Management specializes in the acquisition, financing, disposition and management of commercial, multifamily and mixed-use properties in the New York area, and throughout the United States. Together with its affiliated company, Bluejay Capital, Bluejay Management has owned and managed over three million square feet of property. Please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$22,500,000
1233 Eastern Parkway	1233 Eastern Parkway	Cut-off Date LTV:	66.4%
Brooklyn, NY 11213		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

The Property. The 1233 Eastern Parkway Property is comprised of a 54-unit, seven-story, mid-rise, multifamily property located in the Crown Heights neighborhood of Brooklyn, New York. The 1233 Eastern Parkway Property was recently constructed in 2025 and is situated on an approximately 0.32-acre site. Community amenities at the 1233 Eastern Parkway Property include a fitness center, co-working lounge, terraces, and storage rooms. The 1233 Eastern Parkway Property also features 27 garage parking spaces, resulting in a parking ratio of 0.50 spaces per unit.

The 1233 Eastern Parkway Property unit mix is comprised of 28 free market one-bedroom / one-bathroom units, 12 rent stabilized one-bedroom / one-bathroom units, nine free market two-bedroom / two-bathroom units, and five rent stabilized two-bedroom / two-bathroom units. Unit amenities include standard appliance packages, in-unit washer/dryers, hardwood flooring, and private outdoor terraces for select units. As of October 16, 2025, the 1233 Eastern Parkway Property was 98.1% leased.

The borrower has applied for a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption for the 1233 Eastern Parkway Property. In order to qualify for the tax exemption, at least 30% of the units at the 1233 Eastern Parkway Property must be leased as “affordable units” to households earning not more than 130% of area median income. In addition, all of the affordable units are required to be rent stabilized. For years one through 25 of such exemption, 100% of the projected assessed value of the 1233 Eastern Parkway Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to the percentage of affordable units (31%) in years 26 through 35 of such exemption. Taxes were underwritten to the appraisal’s concluded 2025/2026 estimated abated tax expense of approximately $69,938. The appraisal’s estimated full tax liability for the 2025/2026 tax year is $492,750. At origination, the borrower placed $246,375 into an upfront 421-a reserve to be used to fund unabated real estate taxes if needed. We cannot assure you that the 421-a exemption will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents certain information relating to the unit mix at the 1233 Eastern Parkway Property:

1233 Eastern Parkway Property Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1BR/1BA - FM	28	27	96.4%	638	$3,238	$3,250
1BR/1BA - RS	12	12	100.0%	611	$2,450	$3,250
2BR/2BA - FM	9	9	100.0%	915	$4,067	$4,050
2BR/2BA - RS	5	5	100.0%	913	$2,700	$4,050
Total/Wtd. Avg.	54	53	98.1%	704	$3,150	$3,457

(1)	Based on the underwritten rent roll dated October 16, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisal.

The Market. The 1233 Eastern Parkway Property is located at 1233 Eastern Parkway in the Crown Heights neighborhood of Brooklyn, New York. According to the appraisal, Brooklyn is the most populous borough in New York City with an estimated 2024 population of 2,674,430 people. Furthermore, according to the appraisal, from 2010 to 2024, Brooklyn was the fastest growing borough in New York City, experiencing a 6.8% overall increase in population. Primary access to the Crown Heights neighborhood is provided by Eastern Parkway and Atlantic Avenue, along with the 2, 3, 4, 5, and S subway lines, and various routes on the MTA regional bus lines.

According to a third-party market research report, the 1233 Eastern Parkway Property is located in the Bushwick multifamily submarket of Brooklyn. As of July 7, 2025, the Bushwick multifamily submarket had an inventory of 52,731 units, a vacancy rate of 3.4%, and an average asking rental rate of $2,853 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$22,500,000
1233 Eastern Parkway	1233 Eastern Parkway	Cut-off Date LTV:	66.4%
Brooklyn, NY 11213		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

The following table presents information regarding certain competitive properties to the 1233 Eastern Parkway Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
1233 Eastern Parkway Brooklyn, NY 11213	-	2025 / NAP	98.1%(2)	54(2)	1BR/1BA - FM	638	$3,238
					1BR/1BA - RS	611	$2,450
					2BR/2BA - FM	915	$4,067
					2BR/2BA - RS	913	$2,700
1489 Sterling Place Brooklyn, NY 11213	0.3 mi	2022 / NAP	98.0%	8	1 Bedroom	591	$3,000
					2 Bedroom	914	$3,950
1120 Saint John's Place Brooklyn, NY 11213	0.9 mi	2022 / NAP	94.0%	75	1 Bedroom	581	$3,450
					2 Bedroom	788	$4,500
1705 Dean Street Brooklyn, NY 11213	1.0 mi	2015 / NAP	97.0%	25	1 Bedroom	NAV	$2,750
					2 Bedroom	NAV	$3,200
1875 Atlantic Avenue Brooklyn, NY 11233	1.2 mi	2017 / NAP	93.0%	129	1 Bedroom	700	$3,000
					2 Bedroom	992	$4,000
955 Sterling Place Brooklyn, NY 11213	1.2 mi	2024 / NAP	96.0%	158	1 Bedroom	600	$3,621
					2 Bedroom	870	$4,441
1407 Dean Street Brooklyn, NY 11216	1.6 mi	2020 / NAP	91.0%	4	1 Bedroom	NAV	$2,950
					2 Bedroom	NAV	$4,500
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 16, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 1233 Eastern Parkway Property of $33,900,000 as of August 20, 2025. The appraised value takes into account the extraordinary assumption of the 1233 Eastern Parkway Property’s eligibility for an applied for 421-a tax exemption, and calculates the net present value of such applied-for 421-a tax exemption to be $8,600,000. If such net present value were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $25,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2025, there were no recognized environmental conditions at the 1233 Eastern Parkway Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$22,500,000
1233 Eastern Parkway	1233 Eastern Parkway	Cut-off Date LTV:	66.4%
Brooklyn, NY 11213		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1233 Eastern Parkway Property:

Cash Flow Analysis(1)
	UW	UW Per Unit
Base Rent	$2,003,100	$37,094
Potential Income from Vacant Units	$39,000	$722
Gross Potential Rent	$2,042,100	$37,817
Vacancy/Credit Loss	($61,263)	($1,135)
Other Income(2)	$81,000	$1,500
Effective Gross Income	$2,061,837	$38,182

Real Estate Taxes(3)	$69,938	$1,295
Insurance	$63,510	$1,176
Management Fee	$61,855	$1,145
Other Operating Expenses(4)	$96,330	$1,784
Total Operating Expenses	$291,633	$5,401

Net Operating Income	$1,770,204	$32,782
Replacement Reserves - Residential	$13,500	$250
Net Cash Flow	$1,756,704	$32,532

Occupancy	97.0%(5)
NOI DSCR	1.26x
NCF DSCR	1.25x
NOI Debt Yield	7.9%
NCF Debt Yield	7.8%
(1)	Prior historical cash flows are not available as the 1233 Eastern Parkway Property was recently constructed in 2025.
(2)	Other Income consists of storage and parking income.
(3)	The 1233 Eastern Parkway Property has applied for a Section 421-a tax exemption. Real Estate Taxes were underwritten to the appraisal’s estimated 2025/2026 tax year tax expense, inclusive of the applied-for 421-a exemption, of $69,938. The appraisal’s estimated full tax liability for such tax year is $492,750. We cannot assure you that the 421-a tax exemption will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.
(4)	Other Operating Expenses represents payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(5)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Mortgage Loan No. 14 – 324 South Service Road

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Melville, NY 11747
Original Balance:	$22,040,000			General Property Type:	Office
Cut-off Date Balance:	$22,040,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007/NAP
Borrower Sponsor:	T. Weiss Realty Corporation			Size:	121,501 SF
Guarantor:	Teddy D. Weiss			Cut-off Date Balance Per SF:	$181
Mortgage Rate:	6.9500%			Maturity Date Balance Per SF:	$181
Note Date:	10/10/2025			Property Manager:	T. Weiss Realty Corp.
Maturity Date:	11/5/2030				(borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$2,941,153
IO Period:	60 months			UW NCF:	$2,795,352
Seasoning:	1 month			UW NOI Debt Yield:	13.3%
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NCF Debt Yield:	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.80x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$3,233,521 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$2,890,653 (12/31/2024)
				3rd Most Recent NOI(3):	$2,618,495 (12/31/2023)
Reserves				Most Recent Occupancy:	85.1% (9/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.0% (12/31/2024)
RE Taxes:	$146,463	$36,616	NAP	3rd Most Recent Occupancy:	84.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(4):	$39,200,000 (8/6/2025)
Replacement Reserve:	$2,025	$2,025	NAP	Appraised Value PSF(4):	$323
TI/LC Reserve:	$10,125	$10,125	$484,000	Cut-off Date LTV Ratio(4):	56.2%
Other Reserve(1):	$51,592	$0	NAP	Maturity Date LTV Ratio(4):	56.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$22,040,000	81.3%	Loan Payoff:	$26,597,907	98.1%
Sponsor Equity:	$5,082,454	18.7%	Closing Costs:	$314,342	1.2%
			Upfront Reserves:	$210,205	0.8%
Total Sources:	$27,122,454	100.0%	Total Uses:	$27,122,454	100.0%

(1)	Other Reserves consist of $51,592 in outstanding free rent reserves.
(2)	The NOI decrease from 7/31/2025 TTM to UW NOI is primarily attributable to two known vacancies totaling 10,376 SF, with lease expirations in September and December 2025, which have been underwritten as vacant.
(3)	The NOI increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to the nearly 20,000 SF of leasing at the 324 South Service Road Property in 2024.
(4)	The Appraised Value of $39,200,000 represents the appraisal’s concluded “Market Assuming Owner Affiliated Area is At Contract Rent ” value, as of August 6, 2025, which assumes the borrower sponsor’s lease remains at contract rent, and which results in the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.2%. The appraisal’s concluded “As Is” value as of August 6, 2025 for the 324 South Service Road Property (as defined below) is $39,100,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.4%.

The Mortgage Loan. The fourteenth largest mortgage loan (the “324 South Service Road Mortgage Loan”) is evidenced by a single promissory note with the original principal balance of $22,040,000. The 324 South Service Road Mortgage Loan is secured by the borrower’s fee interest in a 121,501 SF suburban office property, consisting of 23 tenants, in the town of Melville located on Long Island, New York (the “324 South Service Road Property”). The 324 South Service Road Mortgage Loan was originated by JPMorgan Chase Bank, National Association on October 10, 2025 to facilitate the refinance of its previous loan securitized in the CSAIL 2015-C4 transaction.

The Borrower and the Borrower Sponsor. The borrower is 324 South Service Road Associates, LLC, a New York limited liability company and single purpose entity with one independent director. The borrower sponsor for the 324 South Service Road Mortgage Loan is T. Weiss Realty Corporation (“T. Weiss Realty”). The non-recourse carveout guarantor is Teddy D. Weiss, a principal at T. Weiss Realty.

Founded by the non-recourse carveout guarantor, Teddy D. Weiss, in the early 1970s, T. Weiss Realty began by acquiring retail properties on Long Island and quickly transitioned its strategy to office. T. Weiss Realty, for nearly five decades, has been dedicated to the development and management of Class A office properties in the strongest business corridors on Long Island including Hauppauge, Huntington, Massapequa and Melville, which includes its headquarters at the 324 South Service Road Property. As of November 2025, T. Weiss Realty owns and manages approximately 450,000 SF of office space on Long Island, including the 324 South Service Road Property.

The Property. The 324 South Service Road Property is a Class A suburban office building, featuring both one- and four- story sections, strategically positioned along the Long Island Expressway in Melville, New York. Initially developed as an 80,000 SF single-story industrial property in 1964, the 324 South Service Road Property underwent a significant transformation in 2007, when the borrower sponsor redeveloped and converted it into the existing 121,501 SF office building. Located in Suffolk County on Long Island, the 324 South Service Road Property, situated right off the Long Island Expressway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

and approximately 0.3 miles east of New York State Route 110, offers strong accessibility to the broader Long Island and New York metropolitan area. The 324 South Service Road Property provides ample parking, with 386 spaces, resulting in a parking ratio of 3.18 per 1,000 SF. Additionally, the borrower sponsor, who developed and is headquartered at the 324 South Service Road Property, has demonstrated its commitment to the asset through the inclusion of amenities such as conference and fitness centers in addition to a full-service café which is used to attract tenants.

The 324 South Service Road Property tenant roster includes financial services, media and technology companies and is anchored by TD Bank, N.A. (“TD Bank”) making up 34,506 SF, approximately 28.4% of NRA or 35.1% of UW Base Rent. TD Bank has maintained a presence at the 324 South Service Road Property since 2010, recently renewing its lease in December 2022 and is notably the only tenant with signage on the 324 South Service Road Property’s exterior. According to the borrower sponsor, TD Bank invested approximately $860,000 ($25 PSF) in connection with its renewal. The remaining 22 tenants occupying the building are granular, with none comprising more than 7.2% of the total NRA or 8.2% of underwritten rent. Additionally, since May 2023, the borrower sponsor has successfully leased and renewed approximately 46,596 SF (38.4% of NRA) to 14 tenants, underscoring their ability to maintain strong occupancy levels, which has averaged approximately 88.0% over the past 10 years. The average tenant has been at the 324 South Service Road Property for over approximately nine years, with the top five tenants, based on UW Base Rent, in occupancy for over 15 years, totaling 49.1% of NRA or 59.3% of underwritten rent.

Major Tenants.

TD Bank, N.A. (34,506 SF; 28.4% of NRA; 35.1% of underwritten rent). Headquartered in Mount Laurel, New Jersey, TD Bank is a subsidiary of The Toronto-Dominion Bank. TD Bank is one of the largest banks in the U.S. offering retail, small business and commercial banking products and services to millions of customers through throughout the Northeast, Mid-Atlantic, Metro D.C., the Carolinas and Florida. TD Bank has occupied its space at the 324 South Service Road Property since 2010. Most recently renewing in December 2022, TD Banks’ lease contains two, five-year renewal options remaining with no termination options. To the extent TD Bank does not renew its lease 12 months prior to lease expiration in January 2030, a full cash flow sweep will be triggered.

ChyronHego US Holding Corp. (8,747 SF; 7.2% of NRA; 8.2% of underwritten rent). ChyronHego US Holding Corporation (“ChyronHego”) was founded in 1966 as Chyron and has since played a pioneering role in developing broadcast titling and graphics systems. With a foundation built on innovation and efficiency, ChyronHego has become is a global leader in broadcast, with a focus on customer-centric solutions. ChyronHego has occupied its current 8,747 SF space since November 2025. ChyronHego’s lease has an expiration date in March 2030 with no renewal options and contains a termination option effective October 2027, subject to a termination fee of $211,813 ($24.22 PSF).

T. Weiss Realty Corporation (6,528 SF; 5.4% of NRA; 6.2% of underwritten rent). Headquartered at the 324 South Service Road Property, T. Weiss Realty develops, leases and manages commercial office space in Suffolk County, Long Island. For over 50 years, T. Weiss Realty has developed Class-A office spaces in Long Island’s most critical business districts, including Melville, Hauppauge, Huntington and Massapequa. T. Weiss Realty has kept its presence at the 324 South Service Road Property since its conversion to an office building in 2007, occupying 6,528 SF with a lease expiration in November 2030. T. Weiss Realty’s lease does not contain any renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

The following table presents certain information relating to the tenancy at the 324 South Service Road Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
TD Bank, N.A.(3)	A2/AA-/A+	34,506	28.4%	$1,297,426	35.1%	$37.60	1/31/2030	2 x 5 years	N
ChyronHego US Holding Corp.(4)	NR/NR/NR	8,747	7.2%	$305,095	8.2%	$34.88	3/31/2030	None	Y
T. Weiss Realty Corporation(5)	NR/NR/NR	6,528	5.4%	$228,154	6.2%	$34.95	11/30/2030	None	N
CDM Smith, Inc.(6)	NR/NR/NR	5,443	4.5%	$192,435	5.2%	$35.35	1/31/2028	1 x 3 years	Y
Koval & Casagrande CPAs, P.L.L.C.	NR/NR/NR	4,381	3.6%	$170,771	4.6%	$38.98	7/31/2029	None	N
CMG Mortgage, lnc.(7)(8)	NR/NR/NR	4,924	4.1%	$157,223	4.3%	$31.93	5/31/2030	None	Y
Vitro Packaging, L.L.C.	NR/NR/NR	3,211	2.6%	$131,382	3.6%	$40.92	4/30/2026	None	N
First Heritage Ins Agency, Inc.	NR/NR/NR	2,994	2.5%	$120,447	3.3%	$40.23	6/30/2030	None	N
Totus, L.L.C.(9)	NR/NR/NR	3,094	2.5%	$105,010	2.8%	$33.94	6/30/2030	None	N
Praxis Public Relations, Inc.(10)	NR/NR/NR	3,174	2.6%	$102,481	2.8%	$32.29	6/30/2032	None	Y
Major Tenants Subtotal/Wtd. Avg.		77,002	63.4%	$2,810,424	76.0%	$36.50

Other Tenants(11)		26,346	21.7%	$888,162	24.0%	$33.71
Occupied Subtotal/Wtd. Avg.		103,348	85.1%	$3,698,587	100.0%	$35.79

Vacant Space(12)		18,153	14.9%
Total/Wtd. Avg.		121,501	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Rent for TD Bank is straight-lined over the remaining lease term. TD Bank’s In-place rent is $34.92 PSF.
(4)	ChyronHego has the right to terminate its lease effective October 2027, subject to 9 months prior notice and a termination fee of $211,813.
(5)	T. Weiss Realty Corporation, the borrower sponsor, uses this space as its corporate headquarters.
(6)	CDM Smith, Inc. has the rolling option to terminate its lease, solely with respect to the 245 SF unit (Unit H), subject to 6 months prior notice.
(7)	CMG Mortgage, Inc. has the right to terminate its lease, effective March 2028, subject to notice provided by June 2027, and a termination fee of $148,602.
(8)	CMG Mortgage, Inc. is eligible for $12,720 of free rent in April 2027.
(9)	Affiliate of the borrower sponsor.
(10)	Praxis Public Relations, Inc. has the right to terminate its lease, effective March 2029, subject to 9 months prior notice and a termination fee of $78,472.
(11)	One tenant, Sielken Davis L.L.C., is currently subleasing its space, which is approximately 2,635 SF or 2.2% of NRA, to GZA Geoenvironmental, Inc. co-terminous with the May 2026 expiration.
(12)	Vacant space includes one tenant expected to vacate its space totaling 3,488 SF, with a lease expiration in December 2025, and has been underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 324 South Service Road Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent	UW Base Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	6	10,667	8.8%	8.8%	$357,487	9.7%	9.7%	$33.51
2027	2	3,205	2.6%	11.4%	$147,688	4.0%	13.7%	$46.08
2028	2	5,443	4.5%	15.9%	$192,435	5.2%	18.9%	$35.35
2029	3	8,171	6.7%	22.6%	$302,152	8.2%	27.0%	$36.98
2030	7	61,992	51.0%	73.6%	$2,242,862	60.6%	87.7%	$36.18
2031	2	5,080	4.2%	77.8%	$167,793	4.5%	92.2%	$33.03
2032	4	8,790	7.2%	85.1%	$288,170	7.8%	100.0%	$32.78
2033	0	0	0.0%	85.1%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	85.1%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	85.1%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	85.1%	$0	0.0%	100.0%	$0.00
Vacant(3)	NAP	18,153	14.9%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	23	121,501	100.0%		$ 3,698,587	100.0%		$35.79(4)

(1)	Based on the underwritten rent roll dated September 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Vacant space includes one tenant expected to vacate its space totaling 3,488 SF, with a lease expiration in December 2025, and has been underwritten as vacant.
(4)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

The following table presents historical occupancy percentages at the 324 South Service Road Property:

Historical Occupancy
12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024	9/1/2025(1)(2)
90.0%	90.0%	85.0%	84.0%	94.0%	85.1%

(1)	Current occupancy is based on the underwritten rent roll dated as of September 1, 2025.
(2)	Inclusive of two known vacancies totaling 10,376 SF, with lease expirations in September and December 2025, which have been underwritten as vacant.

The Market. The 324 South Service Road Property is situated in Melville, New York within the Western Suffolk office submarket of the greater Long Island market. Primary access to the subject neighborhood is provided by Route 110, the Southern State Parkway, the Sunrise Highway and the Long Island Expressway (I-495). The Long Island Expressway and Southern State Parkway are the primary commercial highways connecting the neighborhood with Nassau County as well as Eastern Suffolk County and the resort communities of eastern Long Island to the east. Melville consists of a mixture of land uses including commercial, residential and industrial developments. Residential uses are situated mostly along the secondary roadways, the majority of which are single family homes. The 324 South Service Road Property is located a few miles south of the Walt Whitman Mall, a regional mall with anchors such as Lord & Taylor, Bloomingdale’s, Macy’s and Saks Fifth Avenue. Restaurants such as P.F Chang’s, and The Cheesecake Factory can also be found at the Walt Whitman Mall.

According to a third party market report, the Western Suffolk office submarket for Class A properties has an inventory of 17.7 million square feet with a vacancy rate of 10.8%. The appraisal indicates that the Western Suffolk office submarket consistently outperforms the broader Long Island market. In the second quarter of 2025, leasing activity in the Western Suffolk office submarket totaled 120,000 square feet making it the most active office submarket on Long Island. Despite the strong leasing activity, there are only a few developments under construction in the submarket and none of which are within Melville or the 324 South Service Road Property’s immediate area. There is limited product projected to come on-line in the near future, with only 2,400 square feet of Class A office space under development in the submarket. No new developments are expected to significantly impact the 324 South Service Road Property. It is also noted that demolitions have played a role in the submarket’s total office supply, with the former CA Technologies office park in Islandia having been demolished in early 2024. The 1.1 million square foot property is being redeveloped into nearly 1 million SF of warehouse and distribution space.

The 2024 population within a one-, three- and five-mile radius of the 324 South Service Road Property was 4,279, 47,490 and 246,795, respectively. The 2024 median household income within the same radius was $176,155, $164,100, and $152,021, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 324 South Service Road Property:

Market Rent Summary(1)
	Small Office (<5,000 SF)	Medium Office (5,001 – 15,000 SF)	Large Office (>15,00 SF)	Lower Level Office	Amenity
Market Rent (PSF)	$33.00	$32.00	$31.50	$25.00	$5.00
Lease Term (Months)	60	84	120	60	60
Lease Type	MG	MG	MG	MG	None

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

The table below presents certain information relating to comparable properties to the 324 South Service Road Property identified by the appraiser:

Comparable Office Leases(1)
Property Name	Year Built / Renovated	Total NRA (SF)	Tenant Names	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
324 South Service Road	2007 / NAP	121,501(2)			12.9(3)	14,815(3)	$35.79(4)
175 Broadhollow Road Melville, NY	1984	180,000	Customers Bank Peapack Private Bank & Trust	Sep-25 Sep-25	9.3 10.4	7,563 8,388	$30.95 $31.75
88 Froehlich Farm Boulevard Woodbury, NY	1999	124,244	Massachusetts Mutual Life Insurance	Sep-25	5.2	13,664	$31.50
395 North Service Road Melville, NY	1988	202,226	Power Home Remodeling Group	Apr-25	10.9	20,976	$32.00
290-300 Broad Hollow Road Melville, NY	1989 / 1995	256,252	Digital First Holdings GE Healthcare	Mar-25 Sep-24	5.3 NAV	8,181 4,519	$30.50 $30.75
68 South Service Road Melville, NY	2006	323,292	Bond, Schoeneck & King PLLC Regus	Sep-24 May-24	15.9 10.0	42,110 35,522	$35.75 $35.75
225 Broad Hollow Road Melville, NY	1983	195,309	Motorola Solutions	Sep-24	5.2	7,998	$35.00
58 South Service Road Melville, NY	2001	309,262	Morgan Stanley Ladenburg Thalman Financial Services	Nov-23 Jan-23	10.0 5.3	50,359 5,023	$36.00 $34.50

(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 1, 2025.
(3)	Represents the weighted average lease term/size of occupied tenant based on UW Base Rent.
(4)	Base Rent PSF excludes vacant space at the 324 South Service Road Property.

Appraisal. The appraisal concluded to “Market Assuming Owner Affiliated Area is At Contract Rent” value for the 324 South Service Road Property of $39,200,000 which assumes the borrower sponsor’s lease remains at contract rent. Additionally, the appraisal concluded to an “as-is” value for the 324 South Service Road Property of $39,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 15, 2025, historical recognized environmental conditions were identified. However, there was no evidence of any recognized environmental conditions at the 324 South Service Road Property to which any further investigation was recommended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 324 South Service Road Property.

Cash Flow Analysis(1)
	2023	2024	TTM 7/31/2025	UW	UW PSF
In-Place Base Rent	$4,258,632	$4,331,222	$4,360,704	$3,698,587	$30.44
Vacant Income	$0	$0	$0	$589,836	$4.85
Net Rental Income	$4,258,632	$4,331,222	$4,360,704	$4,288,423	$35.30

Expense Reimbursement	$459,875	$500,829	$592,320	$493,271	$4.06
Vacancy	($889,628)	($723,435)	($454,251)	($589,836)	($4.85)
Other Income	$108,871	$107,160	$126,269	$130,436	$1.07
Effective Gross Income	$3,937,750	$4,215,776	$4,625,042	$4,322,294	$35.57

Real Estate Taxes	$394,468	$411,781	$426,590	$426,590	$3.51
Insurance	$54,494	$40,531	$42,818	$47,078	$0.39
Other Expenses	$870,293	$872,811	$922,113	$907,473	$7.47
Total Expenses	$1,319,255	$1,325,123	$1,391,521	$1,381,141	$11.37

Net Operating Income(2)	$2,618,495	$2,890,653	$3,233,521	$2,941,153	$24.21
Capital Expenses	$0	$0	$0	$24,300	$0.20
TI/LC	$0	$0	$0	$121,501	$1.00
Net Cash Flow	$2,618,495	$2,890,653	$3,233,521	$2,795,352	$23.01

Occupancy (%)(3)	84.0%	94.0%	85.1%	84.1%
NOI DSCR	1.69x	1.86x	2.08x	1.89x
NCF DSCR	1.69x	1.86x	2.08x	1.80x
NOI Debt Yield	11.9%	13.1%	14.7%	13.3%
NCF Debt Yield	11.9%	13.1%	14.7%	12.7%

(1) Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2) The Net Operating Income decrease from TTM 7/31/2025 to UW is primarily attributable to two known vacancies totaling 10,376 SF, with lease expirations in September and December 2025, which have been underwritten as vacant.
(3) UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy. TTM occupancy is based on the underwritten rent roll dated September 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Mortgage Loan No. 15 – 80 International Drive

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG/WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/MDBRS):	NR/NR/NR			Location:	Windsor, CT 06095
Original Balance(1):	$20,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$20,000,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007/NAP
Borrower Sponsor(2):	Sycamore Partners Management, L.P.			Size:	698,574 SF
Guarantors(2):	Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P.			Cut-off Date Balance PSF(1):	$100
Mortgage Rate:	6.5520%			Maturity Balance PSF(1):	$100
Note Date:	9/9/2025			Property Manager:	Self-managed
Maturity Date:	10/6/2030
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$7,515,396
IO Period:	60 months			UW NCF:	$7,058,901
Seasoning:	2 months			UW NOI Debt Yield(1):	10.7%
Prepayment Provisions:	L(12),YM1(41),O(7)			UW NCF Debt Yield(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.52x
Additional Debt Balance(1):	$50,000,000			Most Recent NOI(8):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(8):	NAV
Reserves				3rd Most Recent NOI(8):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (12/1/2025)
RE Taxes(3):	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance(4):	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve(5):	$0	Springing	$558,859	Appraised Value (as of):	$118,800,000 (6/23/2025)
Low Debt Yield/DSCR Cure Funds(6):	$0	Springing	NAP	Appraised Value per SF:	$170
Material Tenant Reserve(7):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.9%
				Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$70,000,000	98.7%	Loan Payoff:	$70,057,679	98.8%
Borrower Sponsor Equity:	$900,345	1.3%	Closing Costs:	$842,665	1.2%
Total Sources:	$70,900,345	100.0%	Total Uses:	$70,900,345	100.0%

(1)	The 80 International Drive Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $70,000,000. The information presented above is based on the 80 International Drive Whole Loan (as defined below).
(2)	The borrower sponsor and guarantors for the 80 International Drive Whole Loan are the same borrower sponsor and guarantors for the seventh largest mortgage loan, Walgreens Retail Portfolio.
(3)	RE Taxes monthly reserves will be waived so long as (i) no event of default has occurred and is continuing, (ii) the Walgreens Eastern lease is in full force and effect and no monetary or non-monetary defaults have occurred and are continuing, and Walgreens Eastern continues to occupy all of the 80 International Drive Property (as defined below) and (iii) Walgreens Eastern continues to make the payments and perform the obligations required under its lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and provides the lender with a quarterly certification in connection with the same, it being understood that the lender will have the right to request evidence of the payment and performance of such obligations under the Walgreens Eastern lease at any time during an event of default (collectively, the “Reserve Waiver Conditions”).
(4)	Deposits to the insurance monthly reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the 80 International Drive Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the monthly escrow insurance premiums will be waived for so long as the Reserve Waiver Conditions with respect to insurance reserves are satisfied.
(5)	Replacement monthly reserves will be waived so long as the Reserve Waiver Conditions with respect to replacement reserves are satisfied.
(6)	If the borrower deposits in cash with the lender one or more of a Low Debt Yield Cure Deposit (as defined below) or Low DSCR Cure Deposit (as defined below) to avoid the occurrence of the pro forma debt yield falling below 9.0% (a “Cash Management Debt Yield Trigger Event”) and/or the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.30x (a “Cash Management DSCR Trigger Event”), the lender will transfer such amounts into the Low Debt Yield/DSCR Cure Funds account. The lender will hold such Low Debt Yield/DSCR Cure Deposit(s) as additional collateral for the 80 International Drive Whole Loan. At any time during the term of the 80 International Drive Whole Loan that Low Debt Yield/DSCR Cure Funds are on deposit in the Low Debt Yield/DSCR Cure Funds account, the lender will determine the DSCR or the pro forma debt yield, as applicable, on the last day of the 12th month following the making of such deposit, taking into account the Low Debt Yield/DSCR Cure Funds. If the lender determines that the Low Debt Yield/DSCR Cure Funds then on deposit in the Low Debt Yield/DSCR Cure Funds account, if applied to reduce the then outstanding principal balance, would be insufficient to cause either (i) the proforma debt yield to be at least 9.0% or (ii) the DSCR to be at least 1.30x, as applicable, in each case, for a period of 12 months, then the borrower may, in order to continue avoid the occurrence of a Cash Management Debt Yield Trigger Event and/or Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low Debt Yield/DSCR Cure Funds account, would be sufficient, if applied to reduce then outstanding principal balance, to result in either (i) a proforma debt yield of at least 9.0% or (b) a DSCR of at least 1.30x. A “Low DSCR Cure Deposit” means the trailing 12-month DSCR being at least 1.30x for two consecutive calendar quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount that, if applied to reduce the then outstanding principal balance, would result in a DSCR that is equal to or greater than 1.30x). A “Low Debt Yield Cure Deposit” means the pro forma debt yield being at least 9.0% for the succeeding 12 month period or the borrower has deposited with the lender a letter of credit or cash in an amount that, if applied to reduce the then outstanding principal balance, would result in a pro forma debt yield that is equal to or greater than 9.0%.
(7)	If a Material Tenant Trigger Event (as defined below) has occurred and is continuing, rents from the 80 International Drive Property are required to be deposited into a Material Tenant (as defined below) rollover reserve. A “Material Tenant” means (i) Walgreens Eastern or (ii) any tenant at the 80 International Drive Property that, together with its affiliates, either (a) leases no less than 20% of the total NRA of the 80 International Drive Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 80 International Drive Property. A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (iii) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (iv)(a) Walgreens Eastern “going dark”, vacating or ceasing to conduct business in the ordinary course with respect to 10% or more of its space or (b) a Material Tenant “going dark”,
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$20,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or substantially all of its space; provided, however, this clause (iv) will not include such portion of the 80 International Drive Property that (A) is currently the subject of a casualty, (B) is leased, licensed and/or subleased pursuant to agreements previously approved in writing by the lender or which are otherwise permitted under the 80 International Drive Whole Loan documents, (C) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the 80 International Drive Property or (D) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (v)(a) Walgreens Eastern announces or discloses publicly, its intention to relocate or vacate 10% or more of its space or (b) a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or any portion of its Material Tenant space, (vi)(a) 10% or more of Walgreens Eastern’s space is marketed for sublease by or on behalf of Walgreens Eastern or (b) all or substantially all of a Material Tenant’s space is marketed for sublease or subleased by or on behalf of a Material Tenant, (vii) with respect to Walgreens Eastern, commencing with the fiscal quarter ending February 28, 2026, the fixed charge coverage ratio of a parent entity of Walgreens Eastern (the “USR ABL Borrower”) is less than 1.0x for any fiscal quarter or (viii) an event of default under that certain loan (the “USR ABL Loan”) made to the USR ABL Borrower pursuant to that certain ABL credit agreement dated as of August 28, 2025 by and between certain parent entities of Walgreens Eastern and Wells Fargo Bank, National Association (“USR ABL Administrative Agent”) pursuant to the USR ABL Loan documents.

(8)	Historical financial information is not available due to the borrower acquiring the 80 International Drive Property in a sale leaseback transaction.

The Mortgage Loan. The fifteenth largest mortgage loan (the “80 International Drive Mortgage Loan”) is part of a whole loan (the “80 International Drive Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount of $70,000,000. The 80 International Drive Whole Loan was co-originated by UBS AG New York Branch (“UBS AG”) and Wells Fargo Bank, National Association (“WFB”). The 80 International Drive Whole Loan is secured by the fee interest in a 698,574 SF industrial warehouse/distribution center located in Windsor, Connecticut (the “80 International Drive Property”).

The 80 International Drive Mortgage Loan is evidenced by the non-controlling Note A-1-4 to be contributed by UBS AG and non-controlling Note A-2-4 to be contributed by WFB, with an aggregate original principal balance of $20,000,000. The 80 International Drive Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

80 International Drive Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$20,000,000	$20,000,000	WFCM 2025-5C6	Yes
A-1-2	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-1-3	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-1-4	$10,000,000	$10,000,000	WFCM 2025-5C7	No
A-2-1	$20,000,000	$20,000,000	WFCM 2025-5C6	No
A-2-2	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-2-3	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-2-4	$10,000,000	$10,000,000	WFCM 2025-5C7	No
Total	$70,000,000	$70,000,000

The Borrower and the Borrower Sponsors. The borrower is DC PropCo Borrower LLC, a Delaware limited liability company and a single purpose entity with two independent directors in its organizational structure. The borrower is an affiliate of the borrower sponsor. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 80 International Drive Whole Loan.

The non-recourse carveout guarantors are Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. The borrower sponsor is Sycamore Partners Management, L.P. (“Sycamore Partners”), a private equity firm based in New York specializing in consumer, distribution and retail-related investments. Sycamore Partners has approximately $11.0 billion in aggregate committed capital and its strategy is to partner with management teams to improve the operating profitability and strategic value of its businesses. Past and present portfolio companies include Walgreens, The Boots Group, Shields Health Solutions, Playa Bowls, KnitWell Group, RONA, The Goddard School, STE Michelle Wine Estates, AZAMARA Cruise Lines, Margaritaville at Sea, Lane Bryant, Pure Fishing, Rithum, Staples, Hot Topic, Torrid, Stuart Weitzman and Kurt Geiger.

The Property. The 80 International Drive Property consists of a 698,574 SF industrial warehouse and distribution center located in Windsor, Connecticut. Situated on an approximately 130.99-acre site, the 80 International Drive Property was built in 2007 for the former owner and current sole tenant, Walgreens Eastern, a wholly-owned subsidiary of Walgreen Co. (“Walgreens”) that is indirectly owned by the borrower sponsor. The 80 International Drive Property is comprised of three buildings and features 25- to 100-foot clear heights, a cafeteria, a locker room, a computer training room, 50 dock doors, six drive-in doors and approximately 6.2% of the NRA is office space. The 80 International Drive Property has 1,045 parking spaces, resulting in a parking ratio of approximately 1.50 parking spaces per 1,000 SF.

The 80 International Drive Property is the subject of a sale leaseback transaction in connection with the acquisition of the 80 International Drive Property by the related borrower. As of December 1, 2025, the 80 International Drive Property was 100.0% master leased by the borrower, as lessor, to Walgreens Eastern, as lessee. According to publications, Walgreens Eastern invested approximately $175.0 million in the construction of the 80 International Drive Property. The build-to-suit building was the 13th distribution center designed and constructed by Korte Company specifically for Walgreens Eastern. The master lease has an initial term of 15 years, and three, five-year renewal options remaining, with no termination options. The master lease is guaranteed by the parent company, Walgreens. The rental rate will increase 3.0% annually during the initial term and will increase over the renewal period at a rate equal to the greater of (i) 103% of base rent for the year immediately preceding the first year of the renewal term and base rent will increase by 3% annually during the renewal term and (ii) market rate as determined under the lease agreement and base rent will increase by 3% annually during the renewal term.

Sole Tenant.

Walgreens Eastern (698,574 SF; 100.0% of NRA; 100.0% of underwritten base rent). Walgreens is the seventh largest overall U.S. retailer and the second largest pharmacy retailer, generating annual sales of approximately $121.4 billion for the fiscal third quarter of 2025. Headquartered in Deerfield, Illinois, Walgreens has 8,560 retail and healthcare locations across all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. As of August 31, 2024, approximately 78% of the population of the U.S. lived within five miles of a store. Walgreens utilizes its vast scale and retail network to provide customers and patients with convenient, omnichannel access to consumer goods and services, as well as pharmacy and health and wellness services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$20,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the 80 International Drive Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Walgreens Eastern	NR/B1/BB-	698,574	100.0%	$8,033,601	100.0%	$11.50	8/31/2040	N	3 x 5 yr
Occupied Collateral Total		698,574	100.0%	$8,033,601	100.0%	$11.50

Vacant Space		0	0.0%
Total/Wtd. Avg.		698,574	100.0%

(1)	Information is based on the underwritten rent roll dated December 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 80 International Drive Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	698,574	100.0%	100.0%	$8,033,601	100.0%	100.0%	$11.50
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	698,574	100.0%		$8,033,601	100.0%		$11.50

(1)	Information is based on the underwritten rent roll dated December 1, 2025.

The Market. The 80 International Drive Property is located in Windsor, Hartford County, Connecticut, approximately 16.4 miles north of downtown Hartford, Connecticut. The 80 International Drive Property is located in the Hartford-West Hartford-East Hartford, Connecticut Metropolitan Statistical Area, with an estimated 2025 population of 1,157,215 and an estimated 2025 average household income of $132,294, according to a third-party market research report. Primary access to the 80 International Drive Property is provided by Interstate 91 (approximately 6.4 miles southeast), a major north-south corridor providing direct access to Hartford and Springfield, Massachusetts and is approximately 5.1 miles east of Highway 202. In addition, the 80 International Drive Property is approximately 4.3 miles southwest of Bradley International Airport, the second-largest airport in New England, which serves travelers from Connecticut, western Massachusetts, and other New England states. Development activity in the immediate area has been predominantly industrial, with major employers including Amazon, Town of Windsor, Voya Financial and Walgreens.

According to a third-party market research report, the 80 International Drive Property is located in the Hartford - Connecticut industrial market within the Windsor industrial submarket. As of July 2025, Windsor industrial submarket contained 13,700,705 SF of industrial inventory space with an average rent of $10.13 PSF and a vacancy rate of 8.8%. As of year-end 2024, the Windsor industrial submarket contained 13,515,105 SF of industrial inventory space with an average rent of $10.08 and a vacancy rate of 8.5%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the 80 International Drive Property was 1,685, 12,469 and 43,368, respectively, and the estimated 2025 average household income within the same radii was $124,133, $137,969 and $141,190, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$20,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the appraisal’s market rent conclusions for the 80 International Drive Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Office %	Clear Height	Annual Base Rent PSF	Lease Type
80 International Drive 60-80 International Drive Windsor, CT	2007/NAP	Walgreens Eastern(2)	698,574(2)	Aug-25(2)	15.0(2)	6.2%	25’-100’	$11.50(2)	NNN(2)
205 Baker Hollow Road Windsor, CT	2025/NAP	Marvin Logistics, LLC	185,600	Sep-24	7.3	5.0%	32’	$12.25	NNN
Rentschler Field Logistics Center 501 East Hartford Boulevard North East Hartford, CT	2024/NAP	Lowe’s	1,300,000	Jul-24	10.3	1.0%	36’	$8.70	NNN
20 Constitution Boulevard South Shelton, CT	2004/NAP	Undisclosed	158,000	Jan-24	NAV	25.3%	38’	$12.00	NNN
425 Day Hill Road Windsor, CT	2023/NAP	Undisclosed	170,300	Jan-24	NAV	5.0%	32’	$11.75	NNN
1180 Northrop Road Wallingford, CT	2023/NAP	Whole Foods	80,000	Dec-23	15.0	5.0%	32’	$12.25	NNN
140 Old Country Circle Windsor Locks, CT	2006/NAP	Eversource Energy	268,497	Dec-23	9.3	4.7%	31’	$8.50	Modified Gross

(1)	Information is based on the appraisal.
(2)	Information is based on the underwritten rent roll dated December 1, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the 80 International Drive Property of $118,800,000 as of June 23, 2025.

Environmental Matters. According to the Phase I environmental report dated June 13, 2025, there was no evidence of any recognized environmental conditions at the 80 International Drive Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 80 International Drive Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$8,033,601	$11.50
Vacant Income	$0	$0.00
Gross Potential Rent	$8,033,601	$11.50
Total Reimbursements	$2,330,506	$3.34
Net Rental Income	$10,364,107	$14.84
Less Vacancy & Credit Loss	($518,205)	($0.74)
Effective Gross Income	$9,845,902	$14.09

Total Expenses	$2,330,506	$3.34

Net Operating Income	$7,515,396	$10.76
CapEx	$139,715	$0.20
TI/LC	$316,780	$0.45
Net Cash Flow	$7,058,901	$10.10

Occupancy %(3)	95.0%
NOI DSCR	1.62x
NCF DSCR	1.52x
NOI Debt Yield	10.7%
NCF Debt Yield	10.1%

(1)	Historical financial information is not available due to the borrower acquiring the 80 International Drive Property in a sale leaseback transaction.
(2)	Base Rent is based on the underwritten rent roll dated December 1, 2025.
(3)	The UW Occupancy % represents the in-place economic occupancy. The 80 International Drive Property was 100.0% occupied as of December 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Wells Fargo Commercial Mortgage Trust 2025-5C7	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

SG Americas Securities, LLC

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Mark Lacerenza	Tel. (212) 278-5243

Claire Weise	Tel. (212) 278-6570

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Andrew Lisa	Tel. (212) 713-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146